UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12
Aerie Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April 27, 2018

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Aerie Pharmaceuticals, Inc., which will be held on Thursday, June 7, 2018, at 8:00 A.M., Eastern Time, at The St. Regis New York, located at Two East 55th Street, New York, New York 10022.

The attached Notice of the Annual Meeting of Stockholders and proxy statement describes the formal business that we will transact at the Annual Meeting.

The Board of Directors of Aerie Pharmaceuticals, Inc. has determined that an affirmative vote on each matter that calls for an affirmative vote is in the best interest of Aerie Pharmaceuticals, Inc. and its stockholders and unanimously recommends a vote “FOR” all such matters considered at the Annual Meeting.

We have elected to take advantage of the rules of the U.S. Securities and Exchange Commission that allow us to furnish our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”), rather than a full paper set of the proxy materials, unless you previously requested to receive printed copies. The Notice contains details regarding the date, time and location of the meeting and the business to be conducted, as well as instructions on how to access our proxy materials on the Internet and for voting over the Internet.

Whether or not you plan to attend the Annual Meeting, please vote your shares promptly by following the voting instructions that you have received. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person at the Annual Meeting, but will assure that your vote is counted if you cannot attend.

On behalf of the Board of Directors and the employees of Aerie Pharmaceuticals, Inc., we thank you for your continued support and look forward to seeing you at the Annual Meeting.

Sincerely yours,

Vicente Anido, Jr., Ph.D.
Chief Executive Officer and Chairman of the Board

AERIE PHARMACEUTICALS, INC.
4301 Emperor Boulevard, Suite 400
Durham, North Carolina 27703
(919) 237-5300
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE	June 7, 2018
TIME	8:00 A.M. Eastern Time
PLACE	The St. Regis New York
Two East 55th Street
New York, New York 10022

ITEMS OF BUSINESS

(1)	Election of the two nominees named in the attached proxy statement as Directors to serve on the Board of Directors for a three-year term, or until their successors are duly elected and qualified;

(2)
Amendment and restatement of the Aerie Pharmaceuticals, Inc. Amended and Restated Omnibus Incentive Plan as the Aerie Pharmaceuticals, Inc. Second Amended and Restated Omnibus Incentive Plan to increase the number of shares issuable under the plan by 4,500,000;

(3)	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018;

(4)	Conduct an advisory vote to approve compensation for our named executive officers (“say-on-pay”);

(5)	Conduct an advisory vote on the frequency of future advisory votes to approve compensation for our named executive officers (“say-on-frequency”); and

(6)	Consideration of any other business properly brought before the meeting and any adjournment or postponement thereof.

RECORD DATE
The record date for the Annual Meeting is April 12, 2018. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

PROXY VOTING
You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please vote your shares promptly by following the instructions that you have received. Submitting a proxy or voting instructions will not prevent you from attending the Annual Meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

By Order of the Board of Directors

Richard J. Rubino
Chief Financial Officer, Secretary and Treasurer

Durham, North Carolina
April 27, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 7, 2018:

The Notice of Meeting, Proxy Statement and 2017 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2017, are available free of charge on the Investors section of our website (www.aeriepharma.com) or at www.proxyvote.com.

APPENDIX	54
Second Amended and Restated Omnibus Incentive Plan	54

PROXY STATEMENT FOR THE
2018 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 7, 2018

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why has Aerie Pharmaceuticals, Inc. prepared this proxy statement?

We have prepared proxy materials in connection with the solicitation by the Board of Directors (“Board”) of Aerie Pharmaceuticals, Inc. of proxies to be voted at our 2018 Annual Meeting of Stockholders, or Annual Meeting. The Notice of 2018 Annual Meeting of Stockholders is being sent starting April 27, 2018. As used in this proxy statement, the “Company,” “we,” “us” and “our” refer to Aerie Pharmaceuticals, Inc. The term “Annual Meeting,” as used in this proxy statement, includes any adjournment or postponement of such meeting.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
In accordance with rules of the U.S. Securities and Exchange Commission (“SEC”), we use the Internet as the primary means of furnishing proxy materials to stockholders. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders with instructions on how to access the proxy materials over the Internet (or request a printed copy of the materials) and for voting over the Internet. The proxy materials are also available at www.aeriepharma.com. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.
Stockholders may follow the instructions in the Notice to elect to receive future proxy materials in print by mail or electronically by email.
Who can vote at the Annual Meeting?

Only stockholders of record as of the close of business on April 12, 2018, will be entitled to vote at the Annual Meeting. As of April 12, 2018, there were 39,502,671 shares of common stock issued and outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 12, 2018, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record and the Notice was sent directly to you. As a stockholder of record, you may vote in person at the meeting or vote by proxy.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee

If on April 12, 2018, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct your broker, bank or other nominee how to vote your shares. See “How do I Vote?”

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of our outstanding shares entitled to vote at the Annual Meeting are present at the Annual Meeting in person or represented by proxy.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting or vote by proxy over the telephone or the Internet as instructed below. Ballots or proxies marked “abstain” or “withheld” on a matter and “broker non-votes” will be counted towards the quorum requirement. If there is no quorum, the chairperson of the meeting or the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to any other time and any other place.

What am I voting on and how many votes are needed to approve each proposal?

Proposal 1: Election of Directors. Directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors.

Proposal 2: Amendment and Restatement of the Aerie Pharmaceuticals, Inc. Amended and Restated Omnibus Incentive Plan to increase the number of shares authorized for issuance under the plan by 4,500,000. The addition of shares issuable under the plan will require “FOR” votes from a majority of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on this proposal.

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm. The ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018, will require “FOR” votes from a majority of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on this proposal.

Proposal 4: Advisory Approval of Executive Compensation. The advisory approval of the compensation of our named executive officers will require “FOR” votes from a majority of the votes cast at the Annual Meeting by the holders of the shares present in person or represented by proxy and entitled to vote on this proposal.

Proposal 5: Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation. The advisory vote is being submitted to enable stockholders to express a preference as to whether future advisory votes should be held every year, every two years, or every three years. The frequency receiving the most votes cast at the Annual Meeting by the holders of the shares present in person or represented by proxy and entitled to vote on this proposal will be deemed to be the frequency preferred by the stockholders.

Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the voting on the proposals referenced above.

What are broker non-votes?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee may vote the shares with respect to matters that are considered to be “routine,” but may not vote the shares with respect to “non-routine” matters. The election of directors (Proposal 1), amendment and restatement of our equity incentive plan (Proposal 2), the advisory vote to approve compensation for our named executive officers (Proposal 4) and the advisory vote on the frequency of future advisory votes on executive compensation (Proposal 5) are each considered a “non-routine” matter under applicable rules. The ratification of the appointment of our independent registered public accounting firm (Proposal 3) is considered a “routine” matter under applicable rules. Broker non-votes will not be counted as votes cast with respect to the election of directors (Proposal 1), amendment and restatement of our equity incentive plan (Proposal 2), the advisory vote to approve compensation for our named executive officers (Proposal 4) and the advisory vote on the frequency of future advisory votes on executive compensation (Proposal 5) and will have no effect on the voting on such proposals.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 12, 2018.

What does it mean if I receive more than one Notice?

You may receive more than one Notice if your shares are registered in more than one name or are registered in different accounts. Please vote in the manner described below under “How do I vote?” for each Notice to ensure that all of your shares are voted.

How does the Board recommend that I vote my shares?

The Board’s recommendation is set forth together with the description of each proposal in this proxy statement. The Board recommends a vote:

•	“FOR” the election of the two nominees to the Board;

•
“FOR” the amendment and restatement of the Aerie Pharmaceuticals, Inc. Amended and Restated Omnibus Incentive Plan as the Aerie Pharmaceuticals, Inc. Second Amended and Restated Omnibus Incentive Plan to increase the number of shares authorized for issuance under the plan by 4,500,000;

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018;

•	“FOR” the approval, on an advisory basis, of compensation for our named executive officers; and

•	“FOR” one year frequency of future advisory votes on the compensation for our named executive officers.

With respect to any other matter that properly comes before the Annual Meeting, the proxies will vote as recommended by the Board or, if no recommendation is given, in their own discretion in the best interest of the Company and its stockholders. As of the date of this proxy statement, the Board had no knowledge of any business other than that described herein that would be presented for consideration at the Annual Meeting.

How do I vote?

With respect to the election of directors (Proposal 1), you may vote (1) “FOR ALL,” to vote for all of the nominees to the Board; (2) “WITHHOLD ALL,” to withhold your vote from all of the nominees to the Board; or (3) “FOR ALL EXCEPT,” to vote for all of the nominees to the Board except for any nominee that you specify in the space provided. An instruction to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes, but will not count as a vote against the nominees. With respect to the amendment and restatement of our equity incentive plan (Proposal 2), the ratification of the appointment of our independent registered public accounting firm (Proposal 3), and the advisory vote to approve compensation for our named executive officers (Proposal 4), you may vote “FOR” or “AGAINST,” or you may “ABSTAIN” from voting. With respect to the advisory vote on the frequency of future advisory votes on executive compensation (Proposal 5), you are being asked to select one year, two years, or three years based on your preference as to the frequency with which an advisory vote on executive compensation should be held. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may (a) vote in person at the Annual Meeting or (b) vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return a proxy card by mail or vote by proxy over the telephone or the Internet as instructed below to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy, as described under “May I change my vote after submitting my proxy card?” below.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•
If you requested printed copies of the proxy materials, you will receive a proxy card. To vote by proxy, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, the designated proxy holders will vote your shares as you direct. Mailed proxy cards must be received no later than June 6, 2018, to be counted.

•
To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and account number from the proxy card you received if you requested printed copies of the proxy materials. Your vote must be received by 11:59 P.M., Eastern Time on June 6, 2018, to be counted.

•
To vote on the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and account number from the enclosed Notice. Your vote must be received by 11:59 P.M., Eastern Time on June 6, 2018, to be counted.

If you return a proxy but do not make specific choices, your proxy will vote your shares “FOR” each of the nominees to the Board, “FOR” the amendment and restatement of the Aerie Pharmaceuticals, Inc. Amended and Restated Omnibus Incentive Plan to increase the number of shares authorized for issuance by 4,500,000, “FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm, “FOR” the approval, on an advisory basis, of the compensation of our named executive officers and “FOR” one year frequency of future advisory votes on the compensation of our named executive officers.

If any other matter is presented, the proxies will vote as recommended by the Board or, if no recommendation is given, in their own discretion in the best interest of the Company and its stockholders. As of the date of this proxy statement, we know of no other matters that may be presented at the Annual Meeting, other than those listed in the Notice.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee

If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you should have received voting instructions with the Notice from that organization rather than from us. You may submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your broker, bank or other nominee on how to submit voting instructions. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other nominee. Follow the instructions from your broker, bank or other nominee included with these proxy materials, or contact your broker, bank or other nominee to request a proxy form.

How can I attend the Annual Meeting?

You are entitled to attend the Annual Meeting only if you were a stockholder of record as of April 12, 2018 or you hold a valid proxy for the Annual Meeting as described in the previous question. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares as a beneficial owner, you should provide proof of beneficial ownership as of April 12, 2018, such as your most recent account statement prior to April 12, 2018, a copy of the voting instruction card provided by your broker, bank or other nominee, or other similar evidence of ownership. You may contact us via the Internet or by telephone at (919) 237-5300 to obtain directions to vote in person at the Annual Meeting.

May I change my vote after submitting my vote?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the stockholder of record of your shares, you may revoke your proxy in any one of the following four ways:

•	send a timely written revocation of the proxy to our Secretary;

•	submit a signed proxy card bearing a later date;

•	enter a new vote over the Internet or by telephone; or

•	attend and vote in person at the Annual Meeting.

If you are a beneficial owner of shares but not the record holder, you may submit new voting instructions by contacting your broker, bank or other nominee. You will need the appropriate documentation from the stockholder of record to vote personally at the Annual Meeting. If your shares are held by your broker, bank or another party as a nominee or agent, you should follow the instructions provided by such party.

Your personal attendance at the Annual Meeting does not revoke your proxy, unless you vote in person. Your last vote, prior to or at the Annual Meeting, is the vote that will be counted.

Who will bear the expense of soliciting proxies?

We will bear the cost of solicitation of proxies. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by solicitation by telephone, via the Internet or in person by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services.

How can I find the voting results from the Annual Meeting?

Preliminary voting results will be announced at our Annual Meeting. Final voting results will be published in a Current Report on Form 8-K that we expect to file no later than four business days after the Annual Meeting. If final voting results are not available by the time we file the Form 8-K, we will disclose the preliminary results in the Form 8-K and, within four business days after the final voting results are known to us, file an amended Form 8-K to disclose the final voting results.

Who will count the votes?

A representative of American Election Services will act as the inspector of elections and count the votes.

Obtaining an Annual Report on Form 10-K

We will provide a copy of our 2017 Annual Report on Form 10-K without charge, upon written request, to any registered or beneficial owner of common stock entitled to vote at the Annual Meeting. Requests can be made by email, sendmaterial@proxyvote.com, or in writing addressed to Richard J. Rubino, Secretary, Aerie Pharmaceuticals, Inc., 4301 Emperor Boulevard, Suite 400, Durham, North Carolina 27703. Please include your control number with your request. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding registrants, including our company.

PROPOSAL 1
ELECTION OF DIRECTORS
Our Board currently comprises seven directors. Our amended and restated certificate of incorporation provides for a classified Board consisting of three classes of directors, each of which shall consist, as nearly as may be possible, of one-third of the total number of directors. Currently, two classes consist of two directors and one class consists of three directors. Each class serves a staggered three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election. The terms of our Class II directors, Mechiel (Michael) M. du Toit and Murray A. Goldberg, will expire at the Annual Meeting, and the terms of our Class III directors and Class I directors will expire at the annual meeting of stockholders to be held in 2019 and 2020, respectively.

Nominees for Election as Directors

Upon the recommendation of the nominating and corporate governance committee, our Board has nominated Michael M. du Toit and Murray A. Goldberg for re-election as Class II directors at the Annual Meeting.

There are no arrangements or understanding between any director, or nominee for directorship, pursuant to which such director or nominee was selected as a director or nominee. We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board. If for any reason these nominees prove unable or unwilling to stand for election, the Board will nominate alternates or reduce the size of the Board to eliminate the vacancy. The Board has no reason to believe that its nominees would prove unable to serve if elected. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

Set forth and described below are the names, ages, principal occupations, and business experience, as well as their prior service on the Board, for the nominees for election as directors at the Annual Meeting. Unless otherwise indicated, principal occupations described below for each director have extended for five or more years. If the nominees listed below are elected, they will hold office until the annual meeting of stockholders to be held in 2021 or until their successors have been duly elected and qualified.

Name	Age (1)	Position(s) Held	Director Since
Mechiel (Michael) M. du Toit	65	Director	2015
Murray A. Goldberg	73	Director	2013
(1) Age as of April 12, 2018.

Mechiel (Michael) M. du Toit has served as a member of our Board since June 2015. In December 2017, Mr. du Toit was appointed Chief Growth Officer of Publicis Health, a division of Publicis Groupe, S.A., the third largest advertising and media company in the world. He previously served as President and Chief Client Officer of Everyday Health since February 2015. Prior to this, Mr. du Toit served in various positions at, including as Global Group President of, Publicis Healthcare Communications Group from March 2012 to February 2015. He held various senior executive positions from July 2006 to February 2012 at other companies, including President of Digitas Health, where he was a founding member, Digitas Health Media and RazorFish Health. Mr. du Toit also has held executive roles at premier marketing agencies including Grey Advertising, BBD&O and Ventiv Health Communications. He also held senior marketing positions at pharmaceutical companies such as GlaxoSmithKline and Boehringer Ingelheim Pharmaceuticals. At Glaxo, as Vice President of Marketing, he launched several blockbuster pharmaceutical products, including Serevent® (salmeterol) and Flonase® (fluticasone nasal). Mr. du Toit previously served as member of the National Pharmaceutical Council, Pharmaceutical Advertising Council, Advertising Club of Fairfield, Advertising Club of New York, Editorial Board of Medical Marketing and Media, Prescription Drug Advertising Coalition, and Triangle Advertising Federation. He started his career at Unilever, a consumer products company. He received a B.S. in Economics and Marketing from Stellenbosch University in South Africa. We believe that Mr. du Toit’s pharmaceutical industry and business experience provides him with the qualifications and skills to serve as a member of our Board.

Murray A. Goldberg has served as a member of our Board since August 2013. Mr. Goldberg retired from Regeneron Pharmaceuticals, Inc. at the end of 2015. At Regeneron Pharmaceuticals, Inc., he served as Senior Vice President, Administration, from October 2013 to March 2015 and as Chief Financial Officer and Senior Vice President, Finance and Administration, from March 1995 to October 2013. Mr. Goldberg also served as Treasurer from March 1995 to October 2012.

Mr. Goldberg currently serves on the board of directors of Teva Pharmaceutical Industries Ltd. and Ayala Pharmaceuticals Inc. Prior to joining Regeneron Pharmaceuticals Inc., Mr. Goldberg was Vice President, Finance, Treasurer, and Chief Financial Officer of PharmaGenics Inc., a biotechnology company, from February 1991 and a director of PharmaGenics Inc. from May 1991. From 1987 to 1990, Mr. Goldberg was Managing Director, Structured Finance Group at the Chase Manhattan Bank, N.A. and from 1973 to 1987 he served in various managerial positions in finance and corporate development at American Cyanamid Company, a Fortune 100 diversified industrial company. Mr. Goldberg received his M.B.A. from the University of Chicago and a M.Sc. in Economics from the London School of Economics. We believe that Mr. Goldberg’s business and finance experience at various companies in the pharmaceutical industry provides him with the qualifications and skills to serve as a member of our Board.

Vote Required

Directors are elected by a plurality of the votes cast at the meeting by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Shares represented by proxies will be voted, unless otherwise specified, for the election of the two nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board.

Our Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES SET FORTH ABOVE.

Directors Continuing in Office

Set forth and described below are the names, ages, principal occupations, and business experience, as well as their prior service on the Board, for the remaining members of our Board whose terms continue beyond the Annual Meeting. Unless otherwise described, principal occupations shown for each director have extended for five or more years.

Name	Age (1)	Term Expires (2)	Position(s) Held	Director Since
Gerald D. Cagle, Ph.D.	73	2019	Director	2013
Richard Croarkin	63	2019	Director	2015
Vicente Anido, Jr., Ph.D.	65	2020	Chief Executive Officer and Chairman of the Board	2013
Benjamin F. McGraw, III, Pharm.D	69	2020	Director	2014
Julie McHugh	53	2020	Director	2015
(1) Age as of April 12, 2018.
(2) Represents date of annual meeting for that year.

Gerald D. Cagle, Ph.D. has served as a member of our Board since September 2013. Dr. Cagle was appointed Senior Vice President of Research & Development at Alcon Laboratories Inc. in 1997, a position he held until 2009. From 2009 until his retirement in 2013, Dr. Cagle held the position of Chief Operating Officer at Cognoptix, a company focused on the diagnosis of Alzheimer's disease. Dr. Cagle also serves on the board of directors of GrayBug, Inc., Clearside Biomedical, Inc. and Novaliq GmbH and donates time to Foundation Fighting Blindness. He received his B.S. from Wayland College, earned both his M.S. and Ph.D. from the University of North Texas and completed the Program for Management Development at Harvard Business School. We believe that Dr. Cagle’s scientific background and experience provides him with the qualifications and skills to serve as a member of our Board.
Richard Croarkin has served as a member of our Board since May 2015. Mr. Croarkin previously served as a member of the board of directors and as Chief Financial Officer of Nestle Health Science, a division of Nestle focused on medicalized nutrition solutions for chronic medical conditions, from December 2010 to February 2013. During his tenure as Chief Financial Officer of Nestle Health Science, Mr. Croarkin was responsible for the financial strategy in support of the R&D pipeline including multiple transactions ranging from minority stakes and JV’s, to outright acquisitions. From 2007 to 2010, Mr. Croarkin was Senior Vice President, Chief Financial Officer, and Corporate Strategy Officer at Alcon, which had annual sales of $7.1 billion and was the world’s leading ophthalmic pharmaceutical and medical device company before its acquisition by Novartis for $50 billion. In 2008 and 2009, Mr. Croarkin also served as a director on the supervisory board of the German publicly traded company, WaveLight A.G., which manufactures and globally markets laser and diagnostic systems for refractive eye surgery. Previously, Mr. Croarkin was Executive Vice President and Chief Financial Officer of Nestle Waters

North America, overseeing the finances of a business unit that grew to $4.4 billion in sales. Before joining Nestle, Mr. Croarkin worked for Pepsico Incorporated, where he served in a number of senior financial positions around the world, including as Chief Financial Officer of Pepsi Latin America and Pepsi Canada. Mr. Croarkin started his career with AMAX, Inc., where he worked in treasury, corporate development and planning. Mr. Croarkin currently serves as a member of the board of directors of Clearside Biomedical, a company advancing eye disease therapies by delivering drugs to the suprachoroidal space via a proprietary microinjector. He also serves on occasion as a panelist on the NASDAQ Listing Qualifications Panel. Mr. Croarkin received his B.A. in Economics from Georgetown University and his M.B.A. in Finance from the University of Connecticut. We believe that Mr. Croarkin’s pharmaceutical industry and business experience provides him with the qualifications and skills to serve as a member of our Board.
Vicente Anido, Jr., Ph.D. has served as our Chief Executive Officer since July 2013 and as Chairman of our Board since April 2013. Dr. Anido is the former President, Chief Executive Officer and Director of ISTA Pharmaceuticals, Inc., which was acquired by Bausch + Lomb, Inc. in 2012. Prior to joining ISTA Pharmaceuticals, Dr. Anido served as General Partner of Windamere Venture Partners from 2000 to 2001. From 1996 to 1999, Dr. Anido served as President and Chief Executive Officer of CombiChem, Inc., a drug discovery company. From 1993 to 1996, Dr. Anido served as President of the Americas Region of Allergan, Inc., where he was responsible for Allergan’s commercial operations for North and South America. Prior to joining Allergan, Dr. Anido spent 17 years at Marion Laboratories and Marion Merrell Dow, Inc., including as Vice President, Business Management of Marion’s U.S. Prescription Products Division. Dr. Anido previously served as a member of the board of directors of QLT Inc. from 2012 to 2013, Depomed, Inc. from February 2013 to May 2016 and Nicox S.A. from June 2013 to June 2014. In addition, from 2002 to 2008, Dr. Anido served as a member of the board of directors of Apria Healthcare, Inc. Dr. Anido holds a B.S. and a M.S. from West Virginia University and a Ph.D. from the University of Missouri, Kansas City. We believe Dr. Anido’s experience in the pharmaceutical industry, sales and marketing, business development and pharmaceutical product launch and his experience serving as a director of other public companies provide him with the qualifications and skills to serve as a member of our Board.
Benjamin F. McGraw, III, Pharm.D has served as a member of our Board since September 2014. Dr. McGraw has served as Executive Chairman and Chairman and Chief Executive Officer of TheraVida, Inc., a specialty pharmaceutical company, since 2011 and 2013, respectively. Dr. McGraw has also served as Executive Chairman of Auration Biotech, Inc., a private biotechnology company focused on regenerative therapies for ear, nose and throat diseases since 2014. Dr. McGraw currently serves on the board of directors of Trefoil Therapeutics Inc., an early stage biopharmaceutical company focused on developing a regenerative approach to corneal endothelial dystrophies and other diseases. Dr. McGraw has also served as a Managing Member of Long Shadows Asset Management, LLC, an advisory company. Previously, Dr. McGraw was Chairman, President, and CEO of Valentis, Inc., Corporate Vice President, Corporate Development at Allergan, Inc., and VP, Development at Marion Laboratories, Inc. and Marion Merrell Dow Inc. Dr. McGraw received his B.S. and his Doctor of Pharmacy from the University of Tennessee Health Science Center, where he also completed a clinical practice residency. We believe that Dr. McGraw’s pharmaceutical industry and business experience provides him with the qualifications and skills to serve as a member of our Board.

Julie McHugh has served as a member of our Board since June 2015. Ms. McHugh served as Chief Operating Officer of Endo Health Solutions, Inc., from March 2010 until her retirement in May 2013, where she was responsible for the specialty pharmaceutical and generic drug businesses. Prior to this, Ms. McHugh was CEO of Nora Therapeutics, Inc., a venture capital backed biotech start-up company focused on developing novel therapies for the treatment of infertility disorders. Previously, she served as Company Group Chairman for Johnson & Johnson’s worldwide virology business unit, and prior to this, she was President of Centocor, Inc., a J&J subsidiary. In this role, Ms. McHugh oversaw the development and launches of several products, including Remicade® (infliximab), Prezista® (darunavir) and Intelence® (etravirine). Prior to joining Centocor, Ms. McHugh led marketing communications for gastrointestinal drug Prilosec® (omeprazole) at Astra-Merck Inc. Ms. McHugh currently serves on the board of directors of Ironwood Pharmaceuticals, Inc., Lantheus Holdings, Inc., New Xellia Group A/S, Trevena Pharmaceuticals, Inc., and she previously served on the board of directors of the Biotechnology Industry Organization (BIO), the New England Healthcare Institute (NEHI), the Pennsylvania Biotechnology Association and ViroPharma Inc. Ms. McHugh received her M.B.A. from St. Joseph’s University and her B.S. from Pennsylvania State University. We believe that Ms. McHugh’s pharmaceutical and business experience provides her with the qualifications and skills to serve as a member of our Board.

Information about Our Executive Officers

The following table sets forth certain information about our executive officers who are not also directors.

Name	Age (1)	Position(s) Held
Richard J. Rubino	60	Chief Financial Officer, Secretary and Treasurer
Thomas A. Mitro	60	President and Chief Operating Officer
Casey C. Kopczynski, Ph.D.	56	Chief Scientific Officer
John W. LaRocca	53	General Counsel
(1) Age as of April 12, 2018.

Richard J. Rubino has served as our Chief Financial Officer since October 2012. From March 2008 to April 2012, Mr. Rubino served as Senior Vice President, Finance and Chief Financial Officer of Medco Health Solutions, Inc. and from May 1993 to March 2008 served as Controller, Chief Accounting Officer and Vice President of Planning. Previously, Mr. Rubino held various positions at International Business Machines Corporation from 1983 to May 1993 and PricewaterhouseCoopers LLP (formerly Price Waterhouse & Co.) from 1979 to 1983. Mr. Rubino is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants. Mr. Rubino received his B.S. in Accounting from Manhattan College. He has been a director of the Northside Center for Child Development since 2009, the Board Treasurer from 2012 through 2016 and became Board President in 2016. He also currently serves as a member of the Finance Committee and Executive Committee.

Thomas A. Mitro has served as our President and Chief Operating Officer since August 2013. From November 2012 to August 2013, Mr. Mitro served as Vice President, Sales and Marketing at Omeros Corporation, a clinical-stage biopharmaceutical company. Prior to this, Mr. Mitro was Vice President, Sales and Marketing at ISTA Pharmaceuticals from July 2002 to July 2012, where he was instrumental in building ISTA’s commercial operations and launching several eye-care products, including Bromday (bromfenac ophthalmic solution) 0.09% and Bepreve (bepotastine besilate ophthalmic solution) 1.5%. Previously, Mr. Mitro held various positions at Allergan, Inc., including Vice President, Skin Care; Vice President, Business Development; and Vice President, e-Business. Mr. Mitro received his B.S. from Miami University.

Casey C. Kopczynski, Ph.D. has served as our Chief Scientific Officer since co-founding our company in 2005. From 2002 to 2005, he was the Managing Partner at Biotech Initiative, LLC, a consulting practice dedicated to emerging biotech companies. He was also previously the Vice President of Research at Ercole Biotech, Inc. from 2003 to 2004, a company developing drugs for the treatment of cancer, inflammation and orphan genetic diseases. Prior to Ercole Biotech, Inc., Dr. Kopczynski was Director of Research and a founding member of the scientific staff at Exelixis, Inc. from 1996 to 2002. Dr. Kopczynski received his Ph.D. in Molecular, Cellular and Developmental Biology from Indiana University and was a Jane Coffin Childs Research Fellow at the University of California, Berkeley.

John W. LaRocca has served as our General Counsel since February 2018. From March 2015 through January 2018, Mr. LaRocca served as Executive Vice President and General Counsel for Eagle Pharmaceuticals, Inc. From December 2005 through December 2012, Mr. LaRocca was Chief Legal Officer for the Americas for Actavis Inc. and from January 2013 through December 2014, was Deputy General Counsel for Actavis plc. Prior to such time, Mr. LaRocca served as Divisional Counsel-US Generics for both Purepac Pharmaceuticals and Alpharma Pharmaceuticals from September 2000 through December 2005. Previously, Mr. LaRocca practiced corporate and commercial law in New York with Parker Duryee Rosoff & Haft; Christie & Viener; and Webster & Sheffield. Mr. LaRocca received his B.A. from Columbia College and his J.D. from Columbia Law School.

Information about the Board of Directors and Corporate Governance

Board of Directors and Corporate Governance Guidelines

Our corporate governance guidelines provide a framework for the governance of the Company as a whole and describe the principles and practices that our Board follows in carrying out its responsibilities.

In accordance with our corporate governance guidelines, the Board does not involve itself in the day-to-day operations of the Company. The Board directs and oversees the management of the business and affairs of the Company in a manner consistent with the best interests of the Company and its stockholders. In this oversight role, the Board serves as the ultimate decision-making body of the Company, except for those matters reserved to or shared with the Company’s stockholders. The Board selects and oversees the members of senior management, who are charged by the Board with conducting the business of the Company.

Our directors fulfill their duties and responsibilities by attending meetings of the Board, which are held from time to time, and, as applicable, meetings of the three standing committees of the Board (the audit committee, the nominating and corporate governance committee and the compensation committee), which are also held from time to time.

The Board held ten meetings during the year ended December 31, 2017. Of the ten meetings held during such period, eight meetings were held in person and two meetings were held telephonically. Each incumbent director attended one hundred percent (100%) of the total meetings of the Board held during such period, except Mr. Goldberg, who attended nine of ten meetings of the Board during such period. With respect to the one meeting of the Board which Mr. Goldberg did not attend, Mr. Goldberg notified Company management and the other directors of his absence in advance of such meeting and independently reviewed and discussed with Company management and the other directors the materials and topics covered at such meeting. In addition, each incumbent director attended one hundred percent (100%) of the meetings of the committee(s) on which that director served during such period. As the result of the resignation of Dr. Geoffrey Duyk from the Board and all committees thereof, effective at 8:00 A.M. (Eastern time) on June 8, 2017, there is currently one vacancy on the Board. The nominating and corporate governance committee is currently in the process of identifying potential candidates to fill the vacancy created by Dr. Duyk’s resignation. Alternatively, the Board can elect to reduce the number of directors on the Board.

It is our policy to encourage our directors to attend the Annual Meeting. All nominees as directors and all directors continuing in office then serving attended our 2017 Annual Meeting. It is currently anticipated that all members of the Board will be in attendance at the Annual Meeting.

Board of Directors’ Independence

Under the listing requirements and rules of the NASDAQ Global Market (“NASDAQ”) independent directors must compose a majority of a listed company’s board of directors. In addition, applicable NASDAQ rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees must be independent within the meaning of applicable NASDAQ rules. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. In making this determination, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. As a result of this review, our Board determined that Dr. Cagle, Mr. Croarkin, Mr. du Toit, Mr. Goldberg, Dr. McGraw and Ms. McHugh qualify as “independent” directors within the meaning of the NASDAQ rules. As required under applicable NASDAQ rules, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. The purpose of these executive sessions is to promote open and candid discussion among the non-employee directors.

Committees of the Board of Directors

The Board has three committees: an audit committee, a compensation committee and a nominating and corporate governance committee. The following table provides membership information at December 31, 2017 and lists the number of meetings held during 2017, for each committee:

Name	Audit	Nominating and Corporate Governance	Compensation
Gerald D. Cagle, Ph.D.		X*	X
Richard Croarkin **	X
Michael M. du Toit		X	X
Murray A. Goldberg **	X*
Benjamin F. McGraw, III, Pharm.D***			X*
Julie McHugh	X	X
Total meetings in 2017	7	4	10

*	Committee Chair
**	Financial Expert
***	Lead Independent Director

Audit Committee

The members of our audit committee include Mr. Goldberg, Mr. Croarkin and Ms. McHugh. Mr. Goldberg serves as chair of the audit committee. The audit committee held seven meetings during the year ended December 31, 2017. Of the seven meetings held during such period, four meetings were held in person and three meetings were held telephonically. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ and which is available on our website at www.aeriepharma.com. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

Our Board has determined that Mr. Croarkin, Mr. Goldberg and Ms. McHugh are independent as independence is currently defined in Rule 5605 of the NASDAQ listing standards and Rule 10A-3 under the Exchange Act. In addition, our Board has determined that each member of the audit committee is financially literate and that Mr. Croarkin and Mr. Goldberg each qualify as an “audit committee financial expert” as defined in applicable SEC rules. In making this determination, our Board has considered the formal education and nature and scope of their previous professional experience, coupled with past and present service on various audit committees.

The responsibilities of our audit committee include, among other things:

•
reviewing our annual and quarterly financial statements and reports, discussing the statements and reports with our independent registered public accounting firm and management and recommending to the Board whether to include the financial statements in the annual reports filed with the SEC;

•	discussing the type of information to be disclosed and the type of presentation to be made regarding financial information and guidance to analysts;

•
overseeing our disclosure controls and procedures, including internal control over our financial reporting, and reviewing and discussing our management’s periodic review of the effectiveness of our internal control over financial reporting;

•
reviewing with our independent registered public accounting firm and management significant issues that arise regarding accounting principles and financial statement presentation, matters concerning the scope, adequacy and effectiveness of our financial controls and any other matters, correspondence or reports that raise issues with or could have a material effect on our financial statements;

•	retaining, appointing, setting compensation of and evaluating the performance, independence, internal quality control procedures and qualifications of our independent auditors;

•
reviewing and approving in advance the engagement of our independent registered public accounting firm to perform audit services and any permissible non-audit services to be performed by our independent registered public accounting firm or any other registered public accounting firm;

•	reviewing with our independent registered public accounting firm the planning and staffing of the audit, including the rotation requirements and other independence rules;

•	reviewing and, if acceptable, approving any related person transactions in accordance with our related party transaction policy;

•	overseeing and discussing with management our policies with respect to risk assessment and risk management, and any significant financial and operational risk exposures;

•	setting policies for our hiring of employees or former employees of our independent registered public accounting firm;

•	reviewing the adequacy of our audit committee charter at least annually; and

•
establishing procedures for receipt, retention and treatment of complaints regarding internal accounting controls and auditing matters, and for confidential, anonymous submissions of accounting and auditing concerns by employees.

AUDIT COMMITTEE REPORT(1)

The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2017, with management and our independent registered public accounting firm, PricewaterhouseCoopers LLP. The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding

PricewaterhouseCoopers LLP’s communication with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP the firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for filing with the Securities and Exchange Commission.

Aerie Pharmaceuticals, Inc.
Audit Committee
Murray A. Goldberg, Chair
Richard Croarkin
Julie McHugh
___________________

(1)
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing we make under either the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Nominating and Corporate Governance Committee

For the year ended December 31, 2017, the members of our nominating and corporate governance committee were Dr. Cagle, Mr. du Toit and Ms. McHugh. Dr. Cagle serves as chair of the nominating and corporate governance committee. During the year ended December 31, 2017, Dr. Geoffrey Duyk also served as a member of our nominating and corporate governance committee until his resignation from the Board and the nominating and corporate governance committee, effective at 8:00 A.M. (Eastern time) on June 8, 2017. The nominating and corporate governance committee held four meetings during the year ended December 31, 2017. Of the four meetings held during such period, one meeting was held in person and three meetings were held telephonically. Our Board has determined that all members of our nominating and corporate governance committee are independent as independence is currently defined in Section 5605 of the NASDAQ listing standards. The nominating and corporate governance committee operates under a written charter that satisfies the applicable standards of NASDAQ and which is available on our website at www.aeriepharma.com. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

The responsibilities of our nominating and corporate governance committee include, among other things:

•	identifying, considering and nominating candidates to serve on our Board;

•	developing and recommending the minimum qualifications for service on our Board;

•	overseeing the evaluation of the Board and management on an annual basis;

•	considering nominations by stockholders of candidates for election to the Board;

•	reviewing annually the independence of the non-employee directors and members of the independent committees of the Board;

•
review the composition of the Board as a whole and recommend to the Board, if necessary, any measures to be taken so that the Board contains at least the minimum number of independent directors as may be required by applicable SEC and NASDAQ rules and reflects the balance of knowledge, experience, skills, expertise, integrity, ability to make analytical inquiries, and diversity as a whole that the nominating and corporate governance committee deems appropriate;

•
make recommendations to the Board regarding the chairperson, membership, size and composition of each standing committee of the Board and make recommendations to the Board regarding individual directors to fill any committee vacancies;

•	review the suitability for continued service as a director of each Board member when his or her term expires and recommend to the Board whether such director should be re-nominated for re-election;

•	periodically review the size of the Board and recommend to the Board any appropriate changes;

•	review any proposed changes to our certificate of incorporation, by-laws and other corporate governance documents, and make recommendations to the Board with respect to any such changes;

•
oversee compliance with, and consider any requests for waivers under, our corporate governance guidelines, our code of business conduct and ethics and other documents and policies constituting our corporate governance framework, and report on any waiver of our code of business conduct and ethics to the Board (provided that any waiver of our code of business and ethics with respect to our executive officers or any director may only be granted by the full Board);

•	developing the overall framework for the annual self-evaluation conducted by the Board and each of its committees; and

•
reviewing the adequacy of its charter, our corporate governance guidelines and our code of business conduct and ethics on an annual basis and recommending to our Board any changes to our corporate governance guidelines and code of business conduct and ethics deemed appropriate.

The nominating and corporate governance committee periodically determines the qualifications, qualities, skills and other expertise required to be a director to be considered in selecting nominees for director. Among other things, the nominating and corporate governance committee considers whether the Board reflects the balance of knowledge, experience, skills, expertise, integrity, ability to make analytical inquiries, and diversity as a whole that the committee deems appropriate. The process followed by the nominating and corporate governance committee to identify and evaluate director candidates includes requests to current directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and the Board. The nominating and corporate governance committee may use outside consultants to assist in identifying or evaluating candidates. Final approval of director candidates is determined by the full Board.

The nominating and corporate governance committee will consider qualified nominations for directors recommended by stockholders. In general, stockholder recommendations are evaluated on the same basis as any recommendation from members of the Board or management of the Company. Recommendations should be sent to our Secretary, c/o Aerie Pharmaceuticals, Inc., 4301 Emperor Boulevard, Suite 400, Durham, North Carolina 27703. For additional information about our director nomination requirements, please see “Stockholder Proposals and Nominations” below and our amended and restated by-laws.

Compensation Committee

The members of our compensation committee are Dr. Cagle, Mr. du Toit and Dr. McGraw. Dr. McGraw serves as chair of the compensation committee. The compensation committee held ten meetings and acted by written consent twice during the year ended December 31, 2017. Of the ten meetings held during such period, five meetings were held in person and five meetings were held telephonically. All members of our compensation committee are independent as independence is currently defined in Section 5605 of the NASDAQ listing standards and qualify as outside directors under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The compensation committee operates under a written charter that satisfies the applicable standards of NASDAQ and is available on our website at www.aeriepharma.com. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

The responsibilities of our compensation committee include, among other things:

•	approving the compensation and other terms of employment of our chief executive officer, which are then reviewed and ratified by our Board;

•	approving or recommending to our Board the compensation and other terms of employment of our executive officers (other than our chief executive officer);

•
approving annually the corporate goals and objectives relevant to the compensation of our chief executive officer and assessing at least annually our chief executive officer’s performance against these goals and objectives;

•	reviewing annually our compensation strategy, including base salary, incentive compensation and equity-based grants, as well as adoption, modification or termination of this compensation;

•	evaluating at least annually and recommending to our Board the type and amount of compensation to be paid or awarded to non-employee Board members;

•	reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;

•	approving the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers; and

•	reviewing the adequacy of our compensation committee charter on an annual basis.

As part of its process for approving or recommending to the Board the compensation for our senior executives other than our chief executive officer, the compensation committee reviews and considers the recommendations made by our chief executive officer.

In fulfilling its responsibilities, the compensation committee may delegate any or all of its responsibilities to a subcommittee of the compensation committee, but only to the extent consistent with our amended and restated certificate of incorporation, amended and restated by-laws, Section 162(m) of the Code, NASDAQ rules, and other applicable law.

In addition, pursuant to its charter, the compensation committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation. The compensation committee engaged Pearl Meyer & Partners LLC (“Pearl Meyer”) as compensation advisors during the fiscal year ended December 31, 2017.

Compensation Committee Interlocks and Insider Participation

Our compensation committee currently consists of Dr. Cagle, Mr. du Toit and Dr. McGraw. No member of our compensation committee has ever been an officer or employee of the Company. None of our executive officers served as a member of the board of directors or compensation committee of any other entity that has one or more of its officers serving on our Board or compensation committee during the fiscal year ended December 31, 2017.

Board Leadership

Our Board selects a chair in any way it considers in the best interests of the Company and our stockholders. The Board does not have a fixed policy on whether the role of chair and chief executive officer should be separate or combined, and if it is to be separate, whether the chair should be selected from the independent directors or should be an employee of the Company.

Dr. Anido, our chief executive officer, currently serves as chair of our Board. Our Board believes that this leadership structure is presently appropriate for the Company given Dr. Anido’s extensive experience with and knowledge of the pharmaceutical industry and his ability to effectively identify strategic priorities for the Company. Furthermore, our Board believes that Dr. Anido’s combined role of chief executive officer and chair promotes effective execution of strategic goals and facilitates information flow between management and our Board. Dr. Anido chairs all Board meetings, except for executive sessions at which only independent directors are present. Our corporate governance guidelines require that whenever the chair of the Board is also the chief executive officer or is otherwise a director who does not qualify as an independent director that the independent directors of the Board elect from among themselves a lead independent director. When and as required pursuant to our corporate governance guidelines, a lead independent director is to be elected at least once annually following the nomination of an independent director as a lead independent director nominee by our nominating and corporate governance committee and the election, by a majority vote of the Board’s independent directors, of such nominee or another independent director of the Board. Unless otherwise determined by our Board, each lead independent director is to serve until the first Board meeting following the eleven (11) month anniversary of his or her election.

Dr. McGraw currently serves as the lead independent director. The primary responsibilities of the lead independent director are set forth in our corporate governance guidelines and include, among other things: providing leadership and service as temporary chair or chief executive officer in the event of the inability of the current chair or chief executive officer to fulfill his or her role due to crisis or other circumstances and acting as a liaison between the independent directors and the chair when and as necessary. Additionally, the lead independent director, pursuant to the corporate governance guidelines, may assist Dr. Anido in setting Board meeting agendas and may call meetings of the independent directors of the Board when and as determined to be necessary or appropriate. Our Board believes that this leadership structure is presently appropriate because it allows Dr. Anido to set the overall direction of the Company and provide day-to-day leadership of management while having the benefit of counsel and guidance from the lead independent director. In addition, as a policy of the Board, other independent directors are from time to time requested to oversee executive sessions at which only independent directors are present. Our Board believes this policy contributes to the active participation of each independent director in the leadership function of the Board.

Risk Oversight

Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing the Company. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, and our audit committee is responsible for overseeing our significant financial and operational risk exposures and the steps our management has taken to monitor and control these exposures.

The audit committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related-persons transactions. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines and our code of business conduct and ethics. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Board and Committee Evaluations
The Board and its committees conduct annual self-evaluations to assess the effectiveness of the Board and its committees. The self-evaluations focus on the Board’s and each committee’s and their respective members’ performance and contribution to the Company. The nominating and corporate governance committee is responsible for developing the framework for such annual self-evaluations. The full Board discusses the results of its self-evaluation and each committee also provides the full Board with a summary of the results of their respective self-evaluations. This process is designed to ensure that the Board and each committee receive constructive feedback from our directors and that each committee evaluates, on an annual basis, whether it is adequately fulfilling the responsibilities set forth in its charter.
Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at www.aeriepharma.com. We intend to satisfy applicable disclosure requirements regarding an amendment to, or a waiver from, a provision of our code of business conduct and ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions, by posting such information on our website at the Internet address set forth above. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

Stockholder Communications with Our Board of Directors

Stockholders wishing to communicate directly with our Board may send correspondence to our Secretary, c/o Aerie Pharmaceuticals, Inc., 4301 Emperor Boulevard, Suite 400, Durham, North Carolina 27703. Stockholders may also visit our website at www.aeriepharma.com and select “Contact Us” to communicate online with us.

PROPOSAL 2

APPROVAL OF THE AERIE PHARMACEUTICALS, INC. SECOND AMENDED AND RESTATED OMNIBUS
INCENTIVE PLAN
Purpose of the Omnibus Plan
Our Board has approved and unanimously recommends that our stockholders approve the Aerie Pharmaceuticals, Inc. Second Amended and Restated Omnibus Incentive Plan (the “Omnibus Plan”), which amends and restates the Amended and Restated Omnibus Incentive Plan (the “Prior Omnibus Plan”). The Omnibus Plan is a critical tool for attracting qualified employee talent as we continue to build the Company, as well as for retaining, incentivizing and motivating our existing employees, consultants, and non-employee directors to drive the success of our business. Equity awards granted under the Omnibus Plan provide participating individuals with a proprietary interest in our long-term success in a manner fully aligned with Aerie stockholders. All executive officers, employees and non-employee directors (approximately 261 in total, as of March 31, 2018) will be eligible to receive incentive awards under the Omnibus Plan.

While based on our share usage practices the existing equity pool will likely be sufficient for grants in 2018, without our stockholders’ approval of the Omnibus Plan, Aerie will not have adequate ability to grant equity awards to accommodate the growth we expect over the next several years.

We believe that we have been good stewards of our equity pool having maintained an annual share burn rate of 3.4% in 2014, 3.9% in 2015, 2.5% in 2016 and 3.7% in 2017, in each case on a fully diluted basis, and having met our prior commitment to extend the life of the current share pool to fund awards through this fiscal year. Further, our current total share plan overhang, which reflects total potential dilution to shareholders from our current plan, is at the 25th percentile of our compensation peer group.
We believe that the additional shares requested herein are consistent with industry norms to fund go-forward annual equity grants and support our hiring plans. Based on our current growth strategy, we expect the additional shares requested by this Omnibus Plan to fund three years of grants. Other than to reflect the change to the total number of shares authorized under the Omnibus Plan, the terms of the Omnibus Plan are consistent with the terms of the Prior Omnibus Plan. Unlike a majority of biotechnology companies that held an initial public offering (“IPO”) in the past 10 years, our Omnibus Plan has no evergreen, or automatic share reload, feature. This gives stockholders the continued ability to approve the addition of new shares to the Company's equity incentive plan.

The closing price of a share of our common stock (a “Share”) on March 31, 2018 was $54.25.

Vote Required

Stock-based incentive awards are a key component of our compensation program for our executive officers and other senior management employees, in large part, due to our Board’s belief that stock-based awards incentivize the creation of long-term stockholder value. In approving the amended Omnibus Plan, the Board approved an increase in the number of shares that may be issued pursuant to Awards granted under the Omnibus Plan of 4,500,000 shares. Without approval by the stockholders of this increase in shares under the Omnibus Plan, our ability to provide stock-based awards will be extremely limited, thus restricting our ability to continue to retain and incentivize key employees and to attract new talent as Aerie continues to grow from a commercialization, international presence, and research and development perspective. Our Board believes the Omnibus Plan contains a number of features that are consistent with stockholder protection and sound corporate governance practices and is in the best interests of our Company and our stockholders.
The proposal to adopt the Omnibus Plan requires an affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on the proposal.

Shares Available Under the Omnibus Plan

The Prior Omnibus Plan provided for the issuance of up to 5,729,068 Shares pursuant to awards granted under the Prior Omnibus Plan. As of March 31, 2018, 653,773 Shares remain available for issuance pursuant to new awards under the Prior Omnibus Plan.
If this Proposal is approved, the aggregate number of Shares issuable under the Omnibus Plan (which will replace the Prior Omnibus Plan) will be increased to 10,229,068, of which 5,153,773 will be available for future awards.

Our Recommendation

THE BOARD APPROVES AND UNANIMUOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF AERIE PHARMACEUTICALS, INC. SECOND AMENDED AND RESTATED OMNIBUS PLAN.

General Information

The following is a summary of the other material features of the Omnibus Plan. This summary is subject to and qualified by reference to the actual text of the Omnibus Plan, a complete copy of which is attached as an appendix to this proxy statement.

Administration. A committee of our Board (for purposes of this Proposal, the “Committee”) will administer the Omnibus Plan. The Committee will consist of at least two directors and may consist of the entire Board.

Plan Term. The Prior Omnibus Plan became effective on February 25, 2015, when it was initially adopted by our Board. The Omnibus Plan became effective on February 8, 2018, subject to stockholder approval, and will terminate on the tenth (10th) anniversary thereof, unless earlier terminated by the Board.

Eligibility. Under the Omnibus Plan, the “Eligible Individuals” includes officers, employees, consultants and non-employee directors providing services to the Company and its subsidiaries and affiliates. The Committee will determine which Eligible Individuals will receive grants of stock options or other awards.

Incentives Available. Under the Omnibus Plan, the Committee may grant any of the following types of awards to an Eligible Individual: incentive stock options (“ISOs”) and nonqualified stock options (“NQSO” and together with ISOs, “Options”); stock appreciation rights (“SARs”); Restricted Stock; restricted stock units (“RSUs”); Performance Awards; Dividend Equivalent Rights; and Share Awards (each type of grant, considered an “Award”).

Shares Available. Subject to any adjustment as provided in the Omnibus Plan, the maximum number of Shares that may be issued pursuant to Awards granted under the Plan from its inception shall not exceed 10,229,068, no more than 10,229,068 of which may be issued upon the exercise of ISOs. The aggregate number of Shares that may be the subject of Options, SARs, Performance-Based Restricted Stock and Performance Share Units, as defined below, granted to an Eligible Individual in any calendar year may not exceed 1,200,000 and the maximum dollar amount of cash or the fair market value of Shares that any individual may receive in any calendar year in respect of Performance Units may not exceed $5,000,000. If an Award or any portion thereof (i) expires or otherwise terminates without all of the Shares covered by such Award having been issued or (ii) is settled in cash, such expiration, termination or settlement will not reduce (or otherwise offset) the number of Shares that may be available for issuance under the Omnibus Plan. If any Shares issued pursuant to an Award are forfeited and returned back to or reacquired by the Company because of the failure to meet a contingency or condition required to vest such Shares in the participant, then the Shares that are forfeited or reacquired will again become available for issuance under the Omnibus Plan. Any Shares tendered or withheld (i) to pay the option price of an Option granted under this Omnibus Plan or (ii) to satisfy tax withholding obligations associated with an Award granted under this Omnibus Plan shall become available again for issuance under this Omnibus Plan.

Stock Options

The Committee may grant Options (which may be ISOs or NQSOs) to Eligible Individuals. An ISO is an Option intended to qualify for tax treatment applicable to ISOs under Section 422 of the Code. An ISO may only be granted to Eligible Individuals that are employees of the Company or any of its subsidiaries. A NQSO is an Option that is not subject to statutory requirements and limitations required for certain tax advantages allowed under Section 422 of the Code.

Vesting and Exercise Periods. Each Option granted under the Omnibus Plan may be subject to certain vesting requirements and will become exercisable in accordance with the specific terms and conditions of the Option, as determined by the Committee at the time of grant and set forth in an award agreement. The term of an Option generally may not exceed ten years from the date it is granted (five years in the case of an ISO granted to a ten-percent stockholder); provided, however, that unless the Committee provides otherwise (i) upon the death of a participant prior to the expiration of an Option (other than an ISO), the Option may be exercised for up to one year following the date of the participant’s death, even if such period extends beyond ten years and (ii) if, at the time an Option (other than an ISO) would otherwise expire at the end of its term, the exercise of the Option is prohibited by applicable law or the Company’s insider trading policy, the term shall be extended until thirty (30) days after the prohibition no longer applies. Each Option, to the extent it becomes exercisable, may be exercised at any time in whole or in part until its expiration or termination, unless otherwise provided in applicable award agreement.

Exercise Price. The purchase price per Share with respect to any Option granted under the Omnibus Plan may be not less than 100 percent (100%) of the fair market value of a Share on the date the Option is granted (110 percent (110%) in the case of an ISO granted to a ten-percent stockholder). The option price for any Shares purchased pursuant to the exercise of an Option shall be paid in any of, or any combination of, the following forms: (a) cash or its equivalent (e.g., a check) or (b) if permitted by the Committee, the transfer, either actually or by attestation, to the Company of Shares that have been held by the Participant for at least six (6) months (or such lesser period as may be permitted by the Committee) prior to the exercise of the Option, such transfer to be upon such terms and conditions as determined by the Committee or (c) in the form of other property as determined by the Committee. In addition, (a) the Committee may provide for the payment of the option price through Share withholding as a result of which the number of Shares issued upon exercise of an Option would be reduced by a number of Shares having a fair market value equal to the option price and (b) an Option may be exercised through a registered broker dealer pursuant to such cashless exercise procedures that are, from time to time, deemed acceptable by the Committee.

Prohibition on Repricings. The Committee will have no authority to make any adjustment or amendment (other than in connection with certain changes in capitalization or certain corporate transactions in accordance with the terms of the Omnibus Plan, as generally described below) that reduces, or would have the effect of reducing, the exercise price of an Option or SAR previously granted under the Omnibus Plan, unless the Company’s stockholders approve such adjustment or amendment.

Limits on Incentive Stock Options. In order to comply with the requirements for ISOs in the Code, no person may receive a grant of an ISO for stock that would have an aggregate fair market value in excess of $100,000, determined when the ISO is granted, that vests during any calendar year. If any grant of an ISO is made in excess of such limit, the portion that is over the $100,000 limit would be a NQSO.

SARs

The Committee may grant SARs to Eligible Individuals on terms and conditions determined by the Committee at the time of grant and set forth in an award agreement. A SAR may be granted (a) at any time if unrelated to an Option or (b) if related to an Option, either at the time of grant or at any time thereafter during the term of the Option.

Amount and Form of Payment. A SAR is a right granted to a participant to receive an amount equal to the excess of the fair market value of a Share on the last business day preceding the date of exercise of such SAR over the fair market value of a Share on the date the SAR was granted (the “base price”). A SAR may be settled or paid in cash, Shares, or a combination of each, as determined by the Committee.

Vesting and Exercise Periods. Each SAR granted under the Omnibus Plan may be subject to certain vesting requirements and will become exercisable in accordance with the specific terms and conditions of the SAR, as determined by the Committee at the time of grant and set forth in an award agreement. The term of a SAR generally may not exceed ten years from the date it is granted; provided, however, that unless the Committee provides otherwise (i) upon the death of a participant prior to the expiration of the SAR, the SAR may be exercised for up to one year following the date of the participant’s death, even if such period extends beyond ten years and (ii) if, at the time a SAR would otherwise expire at the end of its term, the exercise of the SAR is prohibited by applicable law or the Company’s insider trading policy, the term shall be extended until thirty (30) days after the prohibition no longer applies. Each SAR, to the extent it becomes exercisable, may be exercised at any time in whole or in part until its expiration or termination, unless otherwise provided in applicable award agreement.

Dividend Equivalent Rights

The Committee may grant dividend equivalent rights (“Dividend Equivalent Rights”), either in tandem with an Award or as a separate Award, to Eligible Individuals on terms and conditions determined by the Committee at the time of grant and set forth in an award agreement. A Dividend Equivalent Right is a right to receive cash or Shares based on the value of dividends that are paid with respect to the Shares. Amounts payable in respect of Dividend Equivalent Rights may be payable currently or, if applicable, deferred until the lapsing of restrictions on such dividend equivalent rights or until the vesting, exercise, payment, settlement or other lapse of restrictions on the Award to which the Dividend Equivalent Rights relate, subject to compliance with Section 409A of the Code. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or multiple installments, as determined by the Committee.

Restricted Stock

The Committee may grant Restricted Stock (“RSAs”) in each case subject to such vesting requirements and other terms and conditions as determined by the Committee at the time of grant and set forth in an award agreement.

Restricted Stock. Unless the Committee determines otherwise, upon the issuance of shares of Restricted Stock, the participant shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions made with respect to the Shares. The Committee may determine that the payment to the participant of dividends, or a specified portion thereof, declared or paid on such Shares shall be deferred until the lapsing of the restrictions imposed upon such Shares and held by the Company for the account of the participant until such time. Payment of deferred dividends in respect of shares of Restricted Stock shall be made upon the lapsing of restrictions imposed on the shares of Restricted Stock in respect of which the deferred dividends were paid, and any dividends deferred in respect of any shares of Restricted Stock shall be forfeited upon the forfeiture of such shares of Restricted Stock.

RSAs. Each RSA shall represent the right of the participant to receive a payment upon vesting of the RSA, or on any later date specified by the Committee, of an amount equal to the fair market value of a Share as of the date the RSA becomes vested, or such later date as determined by the Committee at the time the RSA is granted (and which will be set forth in the applicable grant agreement). An RSA may be settled or paid in cash, Shares, or a combination of each, as determined by the Committee.

Performance Awards

Performance awards (“Performance Awards”) (including performance units (“Performance Units”), performance share units (“Performance Share Units”) and performance-based restricted stock (“Performance-Based Restricted Stock”)) may be granted to Eligible Individuals on terms and conditions determined by the Committee and set forth in an award agreement.

Performance Units and Performance Share Units. Performance Units shall be denominated in a specified dollar amount and, contingent upon the attainment of specified performance objectives within a performance cycle and such other vesting conditions as may be determined by the Committee (including without limitation, a continued employment requirement following the end of the applicable performance period), represent the right to receive payment of the specified dollar amount or a percentage of the specified dollar amount depending on the level of performance objective attained; provided, however, that the Committee may at the time a Performance Unit is granted specify a maximum amount payable in respect of a vested Performance Unit. Performance Share Units shall be denominated in Shares and, contingent upon the attainment of specified performance objectives within a performance cycle and such other vesting conditions as may be determined by the Committee (including without limitation, a continued employment requirement following the end of the applicable performance period), represent the right to receive payment of the fair market value of a Share on the date the Performance Share Unit was granted, the date the Performance Share Unit became vested or any other date specified by the Committee or a percentage of such amount depending on the level of performance objective attained; provided, however, that the Committee may at the time a Performance Share Unit is granted specify a maximum amount payable in respect of a vested Performance Share Unit. The award agreement for each Performance Unit and Performance Share Unit shall specify the number of Performance Units or Performance Share Units to which it relates, the performance objectives and other conditions which must be satisfied in order for the Performance Unit or Performance Share Unit to vest and the performance cycle within which such performance objectives must be satisfied (which will not be less than one (1) year) and the circumstances under which the award will be forfeited. Performance Units and Performance Share Units may be settled or paid in cash, Shares, or a combination of each, as determined by the Committee.

Performance-Based Restricted Stock. Performance-Based Restricted Stock shall consist of an award of shares of Restricted Stock, issued in the participant’s name and subject to appropriate restrictions and transfer limitations. Unless the Committee determines otherwise and as set forth in the applicable award agreement, upon issuance of shares of Performance-Based Restricted Stock, the participant shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to Shares. The award agreement for each award of Performance-Based Restricted Stock will specify the number of shares of Performance-Based Restricted Stock to which it relates, the performance objectives and other conditions that must be satisfied in order for the Performance-Based Restricted Stock to vest, the performance cycle within which the performance objectives must be satisfied (which will not be less than one (1) year) and the circumstances under which the award will be forfeited. At the time the Award of Performance-Based Restricted Stock is granted, the Committee may determine that the payment to the participant of dividends, or a specified portion thereof, declared or paid on Shares represented by such Award which have been issued by the Company to the participant shall be deferred until the lapsing of the restrictions imposed upon such Performance-Based Restricted Stock and held by the Company for the account of the participant until such time. Payment of deferred dividends in respect of shares of Performance-Based Restricted Stock shall be made upon the lapsing of restrictions imposed on the Performance-Based Restricted Stock in respect of which the deferred dividends were paid, and any dividends deferred in respect of any Performance-Based Restricted Stock shall be forfeited upon the forfeiture of such Performance-Based Restricted Stock.

Performance Objectives. Performance objectives (“Performance Objectives”) will be designed to support our business strategy and align the interests of participants with the interests of our stockholders. Performance Objectives may be expressed in terms of: (i) earnings per share, (ii) operating income, (iii) return on equity or assets, (iv) cash flow, (v) net cash flow, (vi) cash flow from operations, (vii) EBITDA, (viii) increased revenues, (ix) revenue ratios, (x) cost reductions, (xi) cost ratios, (xii) overall revenue or sales growth, (xiii) expense reduction or management, (xiv) market position, (xv) total stockholder return, (xvi) return on investment, (xvii) earnings before interest and taxes (EBIT), (xviii) net income, (xix) return on net assets, (xx) economic value added, (xxi) stockholder value added, (xxii) cash flow return on investment, (xxiii) net operating profit, (xxiv) net operating profit after tax, (xxv) return on capital, (xxvi) return on invested capital, (xxvii) any other performance criteria determined in the discretion of the Committee or (xxviii) any combination of the foregoing. Performance Objectives may be based on our performance, one or more of our subsidiaries or divisions, or any combination thereof. In addition, Performance Objectives may be either absolute or relative (to our prior performance or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range.

Effect of Certain Events. The Committee may, at the time the Performance Objectives in respect of a Performance Award are established, provide for the manner in which performance will be measured against the Performance Objectives to reflect the impact of specified events on the Company as a whole or any part of our business or operations, including, generally, (1) changes in accounting principles or tax laws that become effective during the applicable performance period; (2) events that are extraordinary or unusual in nature or infrequent in occurrence; (3) the disposition of a business, or the sale of investments or non-core assets; (4) settlements or recoveries related to claims or litigation; or (5) investments or acquisitions made during the year or, to the extent provided by the Committee, any prior year. Any adjustments based on the effect of this type of event are to be determined in accordance with generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Committee.

Share Awards

The Committee may grant an award of Shares (“Share Awards”) to an Eligible Individual on such terms and conditions as the Committee may determine at the time of grant. A Share Award may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Company.

Adjustments

In the event of a Change in Capitalization (as defined in the Omnibus Plan) the Committee shall conclusively determine the appropriate adjustments, if any, to (a) the maximum number and class of shares or other stock or securities with respect to which Awards may be granted under the Omnibus Plan (including the limits on the individual awards that may be made in any calendar year (as described above)), (b) the maximum number and class of shares or other stock or securities that may be issued upon exercise of ISOs, (c) the number and kind of Shares or other securities covered by any or all outstanding Awards that have been granted under the Omnibus Plan, (d) the option price of outstanding Options and the base price of outstanding SARs, and (e) the Performance Objectives applicable to outstanding Performance Awards.

Amendment or Termination of the Omnibus Plan

The Omnibus Plan may be amended or terminated by the Board without stockholder approval unless stockholder approval of the amendment or termination is required under applicable law, regulation or exchange requirement. No amendment may impair or adversely impact any Awards that had been granted under the Omnibus Plan prior to the amendment without the impacted participant’s consent. The Omnibus Plan will terminate on the tenth anniversary of its effective date; however, when the Omnibus Plan terminates, any applicable terms will remain in effect for administration of any Awards outstanding at the time of the Omnibus Plan’s termination.

Effect of Certain Transactions

Generally, the award agreement evidencing each Award will provide any specific terms applicable to that award in the event of a Change in Control (as defined in the Omnibus Plan). Unless otherwise provided in an award agreement, in connection with a merger, consolidation, reorganization, recapitalization or other similar change in the capital stock of the Company, or a liquidation or dissolution of the Company or a Change in Control (each a “Corporate Transaction”), Awards shall either: (a) continue following such Corporate Transaction, which may include, in the discretion of the Committee or the parties to the Corporate Transaction, the assumption, continuation or substitution of the Awards, in each case with appropriate adjustments to the number, kind of shares, and exercise prices of the awards; or (b) terminate.

Options and SARs. If Options or SARs are to terminate in the event of a Corporate Transaction, the holders of vested Options or SARs must be provided either (a) fifteen days to exercise their Options or SARs or (b) payment (in cash or other consideration) in respect of each Share covered by the Option of SAR being cancelled in an amount equal to the excess of the per share price to be paid to stockholders in the Corporate Transaction over the price of the Option or the SAR. If the per share price to be paid to stockholders in the Corporate Transaction is less than the exercise price of the Option or SAR, the Option or SAR may be terminated without payment of any kind. The holders of unvested Options or SARs may also receive payment, at the discretion of the Committee, in the same manner as described above for vested Options and SARs. The Committee may also accelerate the vesting on any unvested Option or SAR and provide holders of such Options or SARS a reasonable opportunity to exercise the award.

Other Awards. If Awards other than Options and SARs are to terminate in connection with a Corporate Transaction, the holders of vested Awards will be provided, and holders of unvested Awards may be provided, at the discretion of the Committee, payment (in cash or other consideration upon or immediately following the Corporate Transaction, or, to the extent permitted by Section 409A of the Code, on a deferred basis) in respect of each Share covered by the Award being canceled in an amount equal to the per share price to be paid to stockholders in the Corporate Transaction, where the value of any non-cash consideration will be determined by the Committee in good faith. The Committee may, in its sole discretion, provide for different treatment for different Awards or Awards held by different parties, and where alternative treatment is available for a participant’s Awards, may allow the participant to choose which treatment will apply to his or her Awards.

Transferability

The Omnibus Plan generally prohibits the transfer of any Award, except (a) transfers by will or the laws of descent and distribution or (b) to a beneficiary designated by the participant, to whom any benefit under the Omnibus Plan is to be paid or who may exercise any rights of the participant in the event of the participant’s death before he or she receives any or all of such benefit or exercises an award.

Federal Income Tax Consequences

The following is only a brief summary of the U.S. federal income tax consequences to a recipient and the Company of a stock incentive award, and does not discuss the effect of income tax law of any other jurisdiction (such as state income tax law) in which the recipient may reside.

Options. Options may be granted in the form of ISOs or NSOs. ISOs granted to employees are eligible for favorable federal income tax treatment that is provided under Section 422 of the Code if certain requirements are satisfied. An ISO must have an option price that is not less than the fair market value of the stock at the time the Option is granted, and must be exercisable within ten years from the date of grant. An employee granted an ISO or NSO generally does not realize compensation income for federal income tax purposes upon the grant of the Option. At the time of exercise of an ISO, no compensation income is realized by the holder of the Option other than tax preference income for purposes of the federal alternative minimum tax on individual income. If the Shares acquired on exercise of an ISO are held for at least two years after grant of the Option and one year after exercise, the excess of the amount realized on sale over the exercise price will be taxed as capital gain. If the Shares acquired on exercise of an ISO are disposed of within less than two years after grant or one year of exercise, the holder will realize taxable compensation income equal to the excess of the fair market value of the Shares on the date of exercise or the date of sale, whichever is less, over the option exercise price. Any additional amount realized will be taxed as capital gain. At the time of exercise of an NSO the holder of the Option will realize taxable compensation income in an amount of the spread between the exercise price of the Option and the fair market value of the Shares acquired on the date of exercise. The Company will be entitled to a federal income tax deduction at the time of exercise equal to the amount of compensation income that is realized by the holder of an Option.

SARs. At the time of exercise of a SAR the holder of the SAR will realize taxable compensation income in an amount of the spread between the base price of the SAR and the fair market value of the Shares acquired on the date of exercise. The Company will be entitled to a federal income tax deduction at the time of exercise equal to the amount of compensation income that is realized by the holder of the SAR.

Restricted Stock and Performance-Based Restricted Stock. Employees granted Restricted Stock or Performance-Based Restricted Stock under the Omnibus Plan generally recognize as taxable compensation income the fair market value of the Restricted Stock or Performance-Based Restricted Stock on the date the restrictions lapse unless the employee has elected to include the restricted award in income at the time of grant under Section 83(b) of the Code. The Company will be entitled to a federal income tax deduction at the time and in the amount equal to the compensation income that is recognized by the holder of the Restricted Stock or Performance-Based Restricted Stock. The Company will also be entitled to a federal income tax deduction with respect to any dividends paid to an employee during the restricted period equal to the amount of compensation income realized by the holder of the Restricted Stock or Performance-Based Restricted Stock in respect of such dividends (unless the employee has elected to include the restricted award in income when granted under Section 83(b) of the Code).

Restricted Stock Units, Performance Units and Performance Share Units. Employees granted RSUs, Performance Units or Performance Share Units under the Omnibus Plan generally recognize as taxable compensation income the cash or the fair market value the Shares or other property paid upon settlement of the RSUs, Performance Units and Performance Awards. The Company will be entitled to a federal income tax deduction at the time of payment equal to the amount of compensation income realized by the holder of the RSUs, Performance Units or Performance Share Units. The Company will also be entitled to a federal income tax deduction with respect to any dividend equivalents paid to an employee during the restricted period equal to the amount of compensation income realized by the holder of the RSUs, Performance Units or Performance Share Units.

Code Section 162(m). The Company generally will receive a tax deduction for any ordinary income recognized by a participant with respect to an award. However, special rules limit the deductibility of compensation paid to our named executive officers. Under Section 162(m) of the Code, as recently amended by H.R. 1 (commonly referred to as the “Tax Act”), the annual compensation paid to these executive officers will not be deductible to the extent it exceeds $1,000,000. Thus, to the extent that an NEO’s compensation in any year resulting from awards under the Omnibus Plan together with his other compensation in that year exceeds $1 million, the Company will not receive a federal income tax deduction for such excess. However, nothing in this proposal precludes us or the Committee from granting awards that may not qualify for tax deductibility under Section 162(m) of the Code. While the tax deductibility of awards is one factor taken into account by the Committee in determining executive compensation, the Committee also takes other factors into account in making its decisions, and retains the flexibility to make awards that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible, in whole or in part, by the Company for tax purposes.

Excise Taxes. The effect of a Corporate Transaction on Options or other Awards, if any, may include accelerated vesting or lapse of restrictions with respect to Options or other Awards. Under certain circumstances, the accelerated vesting or lapse of restrictions with respect to Options or other Awards in connection with a Corporate Transaction may be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, a participant may be subject to a 20% excise tax and we may be denied a tax deduction.

Section 409A. Section 409A of the Code generally imposes an additional 20% income tax, as well as interest and penalties, on recipients of deferred compensation that does not comply with Section 409A of the Code. “Deferred compensation” for this purpose generally consists of compensation to which an individual has a legally binding right in a taxable year and which is to be paid in a later taxable year. In addition to the taxes, interest and penalties, deferred compensation that does not comply with Section 409A of the Code may be required to be taken into income earlier than is intended. Awards under the Omnibus Plan are intended either not to be subject to Section 409A of the Code or to comply with Section 409A of the Code. If Awards under the Omnibus Plan are subject to Section 409A of the Code and do not comply with Section 409A of the Code, participants may be liable for the tax, interest and penalties imposed by the statute.

Plan Benefits

No determination has been made as to which of the individuals eligible to participate in the Omnibus Plan will receive awards under the Omnibus Plan in the future and, therefore, the future benefits to be allocated to any individual or to various groups of eligible participants are not presently determinable. However, please refer to the “Executive Compensation” section in this proxy statement, which provides information on the grants made in the last fiscal year, and the “Director Compensation” section in this proxy statement, which provides a description of grants made to our non-employee directors in the last fiscal year.

Set forth below is information on equity awards granted between January 1, 2018 and March 31, 2018 under the Prior Omnibus Plan (without giving effect to the amendment and restatement described herein) to the Named Executive Officers, all current executive officers as a group, director nominees, all current directors who are not executive officers as a group, and all employees who are not executive officers as a group.

Name & Position	Number of Shares Subject to Option Awards	Number of Shares Subject to Restricted Stock Awards
Vicente Anido, Jr., Ph.D., Chief Executive Officer and Chairman of the Board	114,358	25,413
Richard J. Rubino, Chief Financial Officer, Secretary and Treasurer	48,000	10,667
Thomas A. Mitro, President and Chief Operating Officer	57,500	12,778
Casey C. Kopczynski, Ph.D., Chief Scientific Officer	36,000	8,000
Executive Group	255,858	56,858
Michael M. du Toit (Director Nominee)*	—	—
Murray A. Goldberg (Director Nominee)*	—	—
Non-Executive Director Group*	—	—
Non-Executive Officer Employee Group	380,978	167,343
*For a description of equity awards to be made to directors effective as of the date of the Annual Meeting, please refer to the “Director Compensation” section in this proxy statement, which provides a description of the director grant policy in effect as of March 31, 2018.

We are committed to delivering value to our stockholders and we firmly believe in long-term, stock-based incentives for our executives, key employees and non-employee directors. Stock-based incentives align the interests of our employees with the interests of our stockholders and help us to attract and retain qualified and talented employees.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following sets forth the aggregate information of our equity compensation plans in effect as of March 31, 2018:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights and vesting of restricted stock	Weighted-average exercise price of outstanding options, warrants, rights and restricted stock	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
2005 Equity Incentive Plan (1)	1,986,454	$2.82	—
Amended and Restated Equity Plan (1)	4,786,856	$27.59	653,773
Employee Stock Purchase Plan	—	—	526,686
Equity compensation plans not approved by security holders
Inducement Award Plan	957,800	$46.53	328,755
Total	7,731,110	$23.57	1,509,214

(1)
No additional awards will be made under the 2005 Equity Incentive Plan and 2013 Omnibus Incentive Plan. At the 2015 Annual Meeting of Stockholders held on April 10, 2015, the Company’s stockholders approved the adoption of the Amended and Restated Equity Plan. Any remaining shares available under the 2013 Omnibus Incentive Plan were allocated to the Amended and Restated Equity Plan.

Summary of the Inducement Award Plan

The Board approved the Aerie Pharmaceuticals, Inc. Inducement Award Plan on December 7, 2016, which plan was amended and restated on December 7, 2017 (as amended and restated, the “Inducement Award Plan”). This is a separate plan from the Amended and Restated Equity Plan and the purposes of the Inducement Award Plan are to assist the Company in attracting and retaining potential employees to enter into employment with the Company through the granting of awards as a material inducement to the individual entering into employment with the Company or any of its subsidiaries. Awards granted under the Plan are intended to qualify as an employment inducement awards under the NASDAQ Listing Rule 5635(c)(4).
Eligibility and Administration
As required under NASDAQ Listing Rule 5635(c)(4), awards under the Inducement Award Plan may only be made to a new employee or to a rehired employee following a bona fide period of interruption of employment if the award is a material inducement to the employee’s entering into employment with the Company or its subsidiaries.
The Inducement Plan will be administered by the Compensation Committee, which may delegate its duties and responsibilities to committees of our directors or officers (referred to collectively as the “plan administrator” below), subject to certain limitations that may be imposed under applicable laws, including Section 16 of the Exchange Act, and stock exchange rules, as applicable. However, awards under the Inducement Plan may only be approved by the Board acting through a majority of the Company’s independent directors or by the Compensation Committee.

Shares Available for Awards

A total of 1,292,500 shares of our common stock have been reserved for issuance under the Inducement Award Plan. If an award or any portion thereof (i) expires or otherwise terminates without all of the Shares covered by such award having been issued or (ii) is settled in cash, such expiration, termination or settlement will not reduce (or otherwise offset) the number of Shares that may be available for issuance under the Inducement Award Plan. If any Shares issued pursuant to an award are forfeited and returned back to or reacquired by the Company because of the failure to meet a contingency or condition required to vest such Shares in the participant, then the Shares that are forfeited or reacquired will again become available for issuance under the Inducement Award Plan. Any Shares tendered or withheld (i) to pay the option price of an option granted under this Inducement Award Plan or (ii) to satisfy tax withholding obligations associated with an award granted under this Inducement Award Plan shall become available again for issuance under this Inducement Award Plan.

Awards

The Inducement Award Plan provides for the grant of equity-based awards in the form of nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights and share awards.

Effect of Certain Transactions

Generally, the award agreement evidencing each award will provide any specific terms applicable to that award in the event of a Change in Control (as defined in the Inducement Award Plan). Unless otherwise provided in an award agreement, in connection with a merger, consolidation, reorganization, recapitalization or other similar change in the capital stock of the Company, or a liquidation or dissolution of the Company or a Change in Control (each a “Corporate Transaction”), awards shall either: (a) continue following such Corporate Transaction, which may include, in the discretion of the Committee or the parties to the Corporate Transaction, the assumption, continuation or substitution of the awards, in each case with appropriate adjustments to the number, kind of shares, and exercise prices of the awards; or (b) terminate.

Amendment or Termination of the Inducement Award Plan

The Inducement Award Plan may be amended or terminated by the Board without stockholder approval unless stockholder approval of the amendment or termination is required under applicable law, regulation or exchange requirement. No amendment may impair or adversely impact any awards that had been granted under the Inducement Award Plan prior to the amendment without the impacted participant’s consent. The Inducement Award Plan will terminate on the tenth anniversary of its effective date; however, when the Inducement Award Plan terminates, any applicable terms will remain in effect for administration of any awards outstanding at the time of the Inducement Award Plan’s termination.

PROPOSAL 3
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s stockholders are being asked by the audit committee of the Board to ratify the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. The audit committee is solely responsible for selecting the Company’s independent registered public accounting firm, and stockholder approval is not required to appoint PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. However, the Board believes that submitting the appointment of PricewaterhouseCoopers LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain PricewaterhouseCoopers LLP. If the selection of PricewaterhouseCoopers LLP is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of the Company and its stockholders.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. These representatives will be provided an opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions from stockholders.
Vote Required
The proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018, requires an affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on the proposal.
Our Recommendation
THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.
Pre-Approval Policies and Procedures
Our audit committee pre-approves all audit and permissible non-audit services provided by PricewaterhouseCoopers LLP. These services may include audit services, audit-related services, tax services and other services. Pre-approval may be given as part of the audit committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual case-by-case basis. All of the services described below were approved by our audit committee.
Independent Registered Public Accounting Firm Fees and Services
During the fiscal years ended December 31, 2017 and 2016, we retained PricewaterhouseCoopers LLP to provide audit services. The following table represents aggregate fees billed or to be billed to us by PricewaterhouseCoopers LLP for services performed for the fiscal years ended December 31, 2017 and 2016:

	2017	2016
Audit Fees (1)	$1,005,000	$705,000
Tax Fees (2)	—	15,000
All Other Fees (3)	13,500	7,500
Total	$1,018,500	$727,500

(1)
Audit fees consist of fees for professional services rendered for the audit of our financial statements, review of interim financial statements, assistance with registration statements filed with the SEC and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.

(2)	Tax fees are fees for tax compliance services.

(3)	All other fees relate to professional services not included in the categories above, including fees related to a subscription to an accounting research tool.

EXECUTIVE COMPENSATION
Information about Our Named Executive Officers
The following individuals represent our Named Executive Officers (“NEOs”), comprised of our Principal Executive Officer, Principal Financial Officer, and our two other executive officers.

Executive	Title
Vicente Anido, Jr., Ph.D.	Chief Executive Officer and Chairman of the Board
Richard J. Rubino	Chief Financial Officer, Secretary and Treasurer
Thomas A. Mitro	President and Chief Operating Officer
Casey C. Kopczynski, Ph.D.	Chief Scientific Officer

Compensation Discussion & Analysis
Purpose
The purpose of this Compensation Discussion and Analysis is to provide our stockholders with an understanding of our approach to executive compensation and to detail our decision-making processes for compensation to our NEOs for fiscal 2017.
Executive Summary
We are an ophthalmic pharmaceutical company focused on the discovery, development and commercialization of first-in-class therapies for the treatment of patients with open-angle glaucoma and other diseases of the eye. The industry we operate in is highly competitive from a business and human resource perspective, and thus our compensation program is one tool we employ to create a competitive advantage.
The Company has had exceptional total stockholder return performance since October 25, 2013, which is the date our common stock first began trading on the NASDAQ Global Market. In addition, we accomplished a number of key objectives in 2017 towards our goal of building a major ophthalmic pharmaceutical company, including receiving accelerated approval by the U.S. Food and Drug Administration (“FDA”) of Rhopressa® (netarsudil ophthalmic solution) 0.02% (“Rhopressa®”) in December 2017, two months earlier than the scheduled Prescription Drug User Fee (“PDUFA”) date of February 28, 2018. Our performance and accomplishments were a key factor in the actions our Compensation Committee took this year, and we continue to evolve our programs towards best-in-class governance features and practices.

Long-term Stockholder Return Performance
2017 Business and Financial Highlights
The Company executed on its strategy during 2017, which is reflected in the following:

•	Early FDA approval of our first product, Rhopressa®, on December 18, 2017, two months earlier than the scheduled PDUFA date, following a successful Advisory Committee meeting in October 2017;

•	Our successful hiring of key commercialization executives in preparation for our launch of Rhopressa® scheduled for approximately early May 2018;

•
Successful completion of Phase 3 clinical trials for our second product candidate, RoclatanTM (netarsudil/latanoprost ophthalmic solution) 0.02%/0.005% (“RoclatanTM”) for which all clinical endpoints were met. We plan to submit a New Drug Application (“NDA”) for RoclatanTM during the second quarter of 2018;

•	Commencement of Phase 3 clinical trials for RoclatanTM in Europe;

•	Commencement of Phase 1 and Phase 2 clinical trials for Rhopressa® for the Japan market;

•	Completion of equity offerings that provided approximately $134 million in net proceeds to execute on our strategic goals;

•	The on-schedule construction of our manufacturing plant in Ireland, with a target of producing commercial supply by 2020;

•
Advancement of our earlier-stage pipeline through the license and acquisition of assets, primarily focused on the very large retinal disease market, including (1) internally developed AR-13503, a pre-clinical Rho kinase and Protein kinase C inhibitor for the potential treatment of wet age-related macular degeneration (“AMD”) and diabetic macular edema (“DME”), and (2) our acquisition of assets from Envisia Therapeutics Inc., including the rights to use PRINT® technology and AR-1105, a steroid implant for potential treatment of DME that utilizes the PRINT® technology; and

•	Continued discovery efforts on our own molecules for potential applications beyond ophthalmology, including pulmonary health, dermatology, and cancers, among others.
Key Compensation Actions in 2017
Our Compensation Committee took the following actions in 2017 related to executive compensation:

Compensation Area	Highlights
Cash Compensation
- Approved base salary increases for our NEOs to close competitive gaps to market and/or recognize individual performance and contributions
- Approved the 2017 corporate incentive goals and weightings
- Paid bonuses to our NEOs at a level that reflected performance against our 2017 goals and other significant accomplishments

Equity Compensation
- Granted competitive equity awards consisting of stock options and restricted stock awards with 4-year vesting to our NEOs
- Granted certain of our NEOs performance-based equity awards that are contingent upon achieving critical Company goals that will drive shareholder value

Employment Contracts	- Entered into amended employment agreements with each of our NEOs - Eliminated excise tax gross-up benefits
Process / Governance
- Selected an updated peer group of comparable companies to reflect our growth and progress toward becoming a commercial company
- Re-engaged Pearl Meyer as the Compensation Committee’s independent Compensation Committee advisor

Key Compensation Governance Attributes
We believe that a sound executive compensation program is grounded in key governance practices. The following are best practices of our executive compensation program:

What We Do	What We Don’t Do
- Consult an independent compensation consultant
- Evaluate the risk profile of our pay program
- Conduct an annual pay review
- Engage directly with our largest stockholders on a regular basis to solicit feedback
- “Double-trigger” equity vesting upon a change in control for time-based awards

- No excise tax gross-up provisions
- No guaranteed salary increases or bonuses
- No executive perquisites
- No pension plans or other post-employment benefit plans
- No severance multipliers in excess of 2x base salary and bonus
- No hedging or pledging of Company stock
- No history of option repricing or option backdating

Our First Non-Binding Advisory “Say-on-Pay” Vote
As an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (“the JOBS Act”) we have not previously been subject to the requirement to provide our stockholders with proposals on either say-on-pay vote frequency or say-on-pay. We no longer qualify as an emerging growth company and this proxy statement includes our first say-on-pay vote proposal. As discussed above, our Board is recommending a one-year interval for the advisory vote on executive compensation in our first non-binding advisory “say-on-frequency” vote. These votes provide an avenue for stockholder input on our compensation programs.
Although we believe strongly that our executive pay program adheres to market best practices and reflects our pay-for-performance strategy, we recognize that this vote presents another opportunity for us to further engage with our stockholders on important matters. We communicate with our stockholders regularly and share feedback we receive with our Board of Directors to ensure our practices align with our stockholders’ interests. Throughout 2017, our senior management team regularly engaged in meaningful discussions with our stockholders through our quarterly earnings calls, company presentations and meetings at various investor conferences, non-deal roadshows in the United States, Canada and the United Kingdom and other channels of communication. We have had discussions with major stockholders representing over 70% of our outstanding shares and met with over 150 institutional investors. Given that 2018 will be our first say-on-pay vote, discussions with stockholders to date have been primarily focused on our business and financial performance and business strategy. Going forward, we expect to also obtain feedback regarding corporate governance and compensation matters. We will continue our dialogues with our largest stockholders and plan to consider all feedback, including the results of our first say-on-pay vote, as we administer the fiscal 2018 executive compensation program and plan ahead for 2019.
Determining Executive Compensation
Executive Compensation Philosophy and Objectives

Our overarching compensation philosophy is to pay for performance. To accomplish this we:

•	provide competitive compensation opportunities towards our goals of attracting, motivating, and retaining talented executives; and

•	structure our program so that the ultimate amount of compensation earned by our NEOs through paid bonuses and the intrinsic value of equity grants reflects overall business and individual performance.
We also believe firmly that our executives should be aligned with our stockholders, and therefore provide a majority of compensation in the form of long-term equity incentives that tie our executives directly to the performance of our stock.
Our executive compensation program has a high degree of performance orientation. When setting pay opportunities, our Compensation Committee targets the market median for base salaries, but places an emphasis on incentive compensation by targeting the 60th percentile for target bonus opportunities (expressed as a percentage of salary) and ongoing equity awards. All cash compensation including merit increases and bonuses, and equity awards are determined in the context of corporate goal performance and individual performance, and as such actual competitive positioning may vary by individual or on a year-to-year basis. Additionally, while our overall philosophy applies generally to all NEOs, we recognize at times the need to differentiate on an individual basis to reflect additional considerations such as tenure, experience, past and expected contribution, and criticality to the Company.
Our Decision-Making Process
We adhere to a set of guiding principles as we make pay determinations each year:

Maintain a pay-for-performance culture	Annual pay opportunities emphasize variable performance-based compensation, which ensures a high degree of performance orientation in our executive compensation program
Foster long-term alignment with stockholders
Equity awards in the form of options (a performance incentive) and restricted stock (a retention incentive) directly tie pay outcomes to value creation; one-time performance-based restricted stock awards to certain of our NEOs in 2017 further strengthen alignment

Preserve a low risk profile	Our compensation program is grounded in key governance best practices
Reflect internal equity considerations	Compensation decisions are made in the context of individual factors
Role of the Compensation Committee. The Compensation Committee of our Board is responsible for establishing and overseeing the executive compensation program, which includes, but is not limited to, setting executive pay opportunities, reviewing Company and individual performance and determining and approving final pay outcomes for our NEOs on an annual basis. As part of this process it evaluates:

•	Each NEO’s role and responsibilities, and performance in his role;

•	Each NEO’s compensation history (including their total equity compensation profile);

•	Key historical company performance metrics and forward-looking projections; and

•	Compensation practices of the companies in our peer group and broader market data, where appropriate.
The Compensation Committee is also responsible for recommending grants of equity awards under our stock incentive plans to the Board for approval. Other responsibilities include, but are not limited to, reviewing and approving contracts and other security arrangements; designing the annual bonus program; reviewing whether compensation programs encourage excessive risk-taking; and reviewing non-executive director compensation.
The Compensation Committee meets regularly throughout the year to monitor our progress. The formal written Compensation Committee charter is available on our website.
Role of our CEO. Our Chief Executive Officer informs our Compensation Committee on the individual performance and contributions of each of the other NEOs, and annually makes recommendations to the Compensation Committee regarding base salary, non-equity incentive plan compensation and equity awards. The Compensation Committee reviews such recommendations, but ultimately retains full discretion and authority over the final compensation decisions for the NEOs.
Role of our Independent Compensation Consultant. Pursuant to its charter, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation. The Compensation Committee engaged Pearl Meyer as compensation advisors during the fiscal year ended December 31, 2017. Pearl Meyer conducted various market studies and advised the Compensation Committee on general executive compensation matters to assist the Compensation Committee in fulfilling its duties.
Pearl Meyer reports directly to the Compensation Committee, participates in meetings, communicates with the Committee Chair between meetings as necessary and works with management at the direction of the Compensation Committee.
The Compensation Committee reviewed Pearl Meyer’s independence and concluded that it is an independent and conflict-free advisor to the Company pursuant to the standards of under the Dodd-Frank Wall Street Reform and Consumer Protection Act.
Use of Peer Group and Market Data
In September 2016, the Compensation Committee approved the peer group that would be used to determine 2017 pay opportunity levels for the NEOs. Pearl Meyer selected the group to reflect the Company’s then current state and expectations. The peer group consisted of a mix of industry-appropriate late-stage clinical development companies and recently commercial companies. Consideration was also given to market capitalization and the Company’s operating profile. The table below presents the peer group companies:

Acceleron Pharma, Inc. Achillion Pharmaceuticals, Inc. Advaxis, Inc. Amicus Therapeutics, Inc. Anika Therapeutics Inc. Cempra, Inc. Glaukos Corporation Halozyme Therapeutics, Inc.	Inovio Pharmaceuticals, Inc. Insmed Incorporated Intra-Cellular Therapies, Inc. Ironwood Pharmaceuticals, Inc. Omeros Corporation Ophthotech Corporation Raptor Pharmaceuticals Corp.
This peer group served as the primary market reference point and was supplemented with broader market data, where appropriate. For 2017, we referenced the peer group in our annual benchmarking assessment, reviewing market security arrangement practices, evaluating our aggregate equity usage and dilution, planning our new share request and reviewing non-executive director compensation.
During 2017, we updated our peer group used for benchmarking executive compensation to reflect our clinical progress and increased valuation. The updated peer group is presented in the table below:

ACADIA Pharmaceuticals Inc. Amicus Therapeutics, Inc. Clovis Oncology, Inc. Coherus Biosciences, Inc. Dermira, Inc. Eagle Pharmaceuticals, Inc. Foundation Medicine, Inc. Glaukos Corporation	Intercept Pharmaceuticals, Inc. Ionis Pharmaceuticals, Inc. Ironwood Pharmaceuticals, Inc. Neurocrine Biosciences, Inc. Portola Pharmaceuticals, Inc. Radius Health, Inc. Tesaro, Inc.
We used this updated peer group as the primary market reference point in negotiating our CEO’s amended and restated employment agreement as well as in preparing for fiscal year 2018 executive compensation actions.
Principal Elements of Executive Compensation

Our executive compensation program consists of a mix of fixed and variable pay elements, with the latter tied to both short- and long-term Company success. Performance-based pay elements are linked to goals that we believe will deliver both year-to-year and long-term increases in stockholder value. The elements of total direct executive compensation include:

Element	Form	Description
Base Salary	Cash	Fixed amount to attract and retain top talent
Annual Cash Bonus	Cash	At-risk variable incentive compensation used to reward for strong company and individual performance against important annual goals
Long-Term Incentive Awards	Equity	Variable incentive compensation that promotes performance, supports retention, and creates stockholder alignment

Fiscal 2017 Compensation Program in Detail
Base Salaries
We set base salaries that are competitive in the marketplace and reflect each individual’s duties, responsibilities, experience and performance. Base salaries are reviewed annually and adjusted periodically to take into account inflation, market movement, promotions, increased responsibility and performance. We do not provide for automatic salary increases.
Our general philosophy is to target the market 50th percentile for base salary, with divergence as needed to reflect individual circumstances. The Compensation Committee established the following base salaries for the NEOs in fiscal 2017 as follows:

Executive	Annualized Base Salary at December 31, 2016	Annualized Base Salary at December 31, 2017	Percent Increase
Vicente Anido, Jr., Ph.D.	$549,016	$710,000	+29%
Richard J. Rubino	$387,300	$402,792	+4%
Thomas A. Mitro	$403,150	$423,308	+5%
Casey C. Kopczynski, Ph.D.	$340,000	$359,550	+6%
In February 2017, as part of our annual base salary review and merit and performance increase process, the Compensation Committee increased Dr. Anido’s base salary rate to $600,000, reflecting a +9% increase. In July 2017, the Compensation Committee further increased Dr. Anido’s base salary rate to $710,000 in conjunction with his entering into a new amended and restated employment agreement. Dr. Anido’s current base salary positioning relative to his peers reflects his level of experience and proven track record as Chief Executive Officer.
Increases provided to the other executive officers were consistent with our approach and philosophy, and the factors outlined above.
Annual Bonus (Non-Equity Incentive Compensation)
At the beginning of each fiscal year, the Compensation Committee establishes a non-equity incentive compensation plan that is tied to important short-term business goals. It is an incentive tool to motivate achievement of our goals for the forthcoming fiscal year. Each executive participates in the plan and has a target bonus opportunity amount that is stated as a percentage of base salary. Participants can earn between 0% and 200% of their targeted payout level based upon actual company and individual performance as reviewed and assessed by the Compensation Committee.
Bonus payouts are made in cash and paid in arrears on an annual basis if the performance goals are met, or at the Board’s discretion after taking into account various subjective factors, including individual performance and execution on our long-term plans. We do not provide for guaranteed bonus payouts.
Our general philosophy is to provide target bonus opportunities (expressed as a percentage of base salary) that are competitive with the market 60th percentile to increase the performance orientation of our cash compensation program. For 2017, our Compensation Committee set the following target bonus opportunities for each executive:

Executive	Target Bonus Opportunity as Percent of Salary	Target Bonus Opportunity in Dollars
Vicente Anido, Jr., Ph.D.	67%	$475,700
Richard J. Rubino	45%	$181,256
Thomas A. Mitro	50%	$211,654
Casey C. Kopczynski, Ph.D.	40%	$143,820
Our Compensation Committee established six goals to assess short-term Company performance in 2017. At the conclusion of the year, our Compensation Committee reviewed the Company’s success against its annual goals. Further, the Compensation Committee identified key areas of overachievement that further position us for sustained long-term success. The Compensation Committee’s assessment of our performance against our core goals and areas of overachievement is as follows:

Core Goals	Weighting	Achievement
1. Rhopressa® launch readiness	35%	34%
• Re-file the NDA
• Key manufacturing goals
• Key pre-launch hiring goals
2. Preparations to file RoclatanTM NDA in 2018	35%	35%
• Successful safety and efficacy results
• Key manufacturing goals
3. Global brand launch readiness	10%	10%
• Finalize launch plan
• Continued progress on key international development goals
4. Internal pipeline development or external acquisition/licensing	10%	8%
• Clinical progress goals on a pipeline candidate within specific timeframes
5. Financial strength goals	10%	10%
• Manage the budget within approval guidelines
• Selectively raise cash to fund the strategic plan
Areas of Overachievement	—	+33%
• FDA approval of Rhopressa® ahead of original PDUFA date
• Additional financing and year-end cash balance
• Global branding program
• Critical hiring and on-boarding efforts
Based on the performance described above, the Compensation Committee determined to pay out bonus awards for 2017 at 130% of target to each of our NEOs.

Executive	2017 Target Bonus Opportunity in Dollars	Payout Percentage of Target	2017 Actual Bonus Payout
Vicente Anido, Jr., Ph.D.	$475,700	130%	$618,410
Richard J. Rubino	$181,256	130%	$235,633
Thomas A. Mitro	$211,654	130%	$275,150
Casey C. Kopczynski, Ph.D.	$143,820	130%	$186,966
Long-Term Equity Incentive Compensation
The Compensation Committee makes recommendations to the Board regarding the granting of equity awards under our stock incentive plans to our executives. Our stock incentive plans afford the Compensation Committee flexibility to determine the specific award types and parameters that it believes are in the best long-term interests of the Company. We believe that long-term incentive awards provide the strongest alignment with stockholder interests and as such have a general philosophy of targeting the market 60th percentile for ongoing equity awards. Further, we believe that properly structured awards are a valuable motivating incentive and strong retention tool.
The terms of our equity awards generally provide time-based vesting provisions that require the recipient remain an employee of the Company to obtain such awards on the vesting date(s), and in certain instances are also subject to the achievement of performance-based goals. Time-based equity awards are subject to double-trigger acceleration upon a change in control of the Company, whereby outstanding awards are only subject to preferential treatment in the event that there is a change in control event and the executive is terminated without Cause or for Good Reason within twelve months following the event.
We do not provide for automatic awarding of equity awards. Grants are typically made by the Compensation Committee to executives on an annual basis after considering factors such as Company and individual performance, current equity ownership by individual, our total equity usage and dilution, and our available share pool. From time-to-time, we may make grant equity awards to our NEOs outside of our annual grant cadence when the Committee believes it is in the best interests of the Company, reflects Company performance and further aligns the interests of our NEOs with those of our stockholders. In 2017, we granted an off-cycle performance-based restricted share award to our CEO in connection with his amended and restated employment agreement outside of our annual grant cycle.
2017 Equity Awards. In February 2017, the Compensation Committee approved equity awards to our NEOs following a review of competitive market data, and company and individual performance. Our approach to these annual awards was to provide a mix of 75% stock options and 25% restricted stock awards. Our restricted stock awards were converted on an option-equivalent basis using a 3:1 factor.

•	Time-based stock options, which vest in 48 equal installments on each of the first 48 monthly anniversaries of the grant date (four years cumulative).

•	Time-based restricted stock, which vest in four equal installments on each of the first four anniversaries of the grant date (four years cumulative).

Executive	Grant Date	# of Time-Based Stock Options	# of Time-Based Restricted Stock Awards
Vicente Anido, Jr., Ph.D.	2/23/2017	155,528	17,281
Richard J. Rubino	2/23/2017	43,019	4,780
Thomas A. Mitro	2/23/2017	79,418	8,824
Casey C. Kopczynski, Ph.D.	2/23/2017	39,709	4,412
In 2017, our Compensation Committee also determined to grant performance-based awards to certain of our NEOs. We designed the awards to provide the ultimate alignment of our incentives with stockholder interests. The awards are contingent upon achieving goals that are critical to our success as a company and that we believe will create significant value for our stockholders. The awards feature an additional time-based mechanism to further promote retention:

•
40% of the award vests upon approval and commercial launch of Rhopressa® within a specified period of time, with 50% vesting upon achieving the goal and 50% vesting on the first anniversary of achievement; and

•
60% of the award vests upon approval and commercial launch of RoclatanTM within a specified period of time, with 50% vesting upon achieving the goal and 50% vesting on the first anniversary of achievement.

While both our 2017 annual bonus plan and long-term performance-based awards have performance goals relating to Rhopressa® and RoclatanTM, the vesting of the performance-based awards is contingent upon a commercial launch, which differs from the goals in our 2017 annual bonus plan that focused on key preparatory steps and thresholds on the path toward FDA approval and launch readiness.
Dr. Anido received an award of 53,619 performance-based restricted shares in July 2017, and Messrs. Rubino and Mitro each received 22,599 performance-based restricted shares in February 2017.
Benefits
Our executives receive the Company’s standard employee benefits package, including health and disability insurance paid by the Company, and are eligible to participate in the Company’s 401(k) plan.
Perquisites

We did not provide our NEOs with any perquisites during the fiscal year ended December 31, 2017.
Pension Benefits
We did not maintain any plan for our NEOs providing for payments or other benefits at, following, or in connection with, retirement during the fiscal year ended December 31, 2017.
Nonqualified Deferred Compensation
We did not maintain any deferred compensation plans for our NEOs for the year ended December 31, 2017.
Employment Agreements with our Executive Officers
We believe that providing our NEOs market-competitive security protections in the event of certain termination scenarios serves as an important retention tool and ensures that our NEOs remain dedicated, motivated and focused on achieving the best results for our stockholders. To that end, we have entered into employment agreements with each of our NEOs (the “NEO Employment Agreements”). These agreements provide certain benefits upon termination of employment that we believe reinforce our pay-for-performance philosophy and reflect best governance practices, including the elimination of any excise tax gross-ups.
The NEO Employment Agreements generally provide for base salary, a target annual bonus opportunity, certain employee benefits, initial equity grants, severance upon qualifying terminations of employment (including in connection with a Change in Control (as defined in the Company’s Prior Omnibus Plan) and restrictive covenants during employment and for specified periods following termination of employment. The general terms of the NEO Employment Agreements are described in more detail in the narrative disclosures following the “Grants of Plan-Based Awards” table beginning at page 36 of this Proxy Statement and the terms of the NEO Employment Agreements relating to the termination of an NEO’s employment, including in connection with a Change in Control, are described in more detail in “Potential Payments Upon Termination or Change in Control” beginning at page 41 of this Proxy Statement.
Tax and Accounting Considerations
The Compensation Committee considers tax and accounting implications in its executive compensation determinations, although in some cases, other important considerations may outweigh tax or accounting considerations, and the Compensation Committee maintains the flexibility to compensate its officers in accordance with the Company’s compensation philosophy.
Under Section 162(m) of the Code, the Company will generally not be entitled to a tax deduction for individual compensation over $1 million that is paid to certain executive officers. As in effect prior to its recent amendment by the Tax Act, Section 162(m) provided an exception to the deductibility limitations for performance-based compensation that met certain requirements. While considering the impact of Section 162(m) and awarding certain elements of compensation that, at the time, were intended to qualify as performance-based compensation, the Committee did not adopt a policy requiring all compensation to be fully deductible under Section 162(m). As Section 162(m) has been amended, effective for taxable years beginning after December 31, 2017, the “performance-based” compensation exception was eliminated from Section 162(m), except for certain grandfathered arrangements under the transition rules. In light of this amendment, the Committee will continue to consider the potential impact of the application of Section 162(m) on compensation for its executive officers and reserves the right to provide compensation to executive officers that may not be tax-deductible, as well as the right to modify compensation that was initially intended to qualify as “performance-based” compensation if it believes that taking any such action is in the best interests of the Company and its stockholders.
Compensation Risk Assessment
Our management and the Compensation Committee review our compensation practices and policies with regard to risk management. We have reviewed our programs and determined that there are no practices or policies that are likely to lead to excessive risk-taking or have a material adverse effect on the Company. Further, we identified the following practices that serve to mitigate risk:

•	High level of executive equity ownership to prevent short-term risk taking;

•	Balance between goals and objectives of short- and long-term incentive compensation plans;

•	Proper administrative and oversight controls; and

•	Key compensation governance attributes, as discussed above.

COMPENSATION COMMITTEE REPORT
We, the Compensation Committee of the Board of Directors, met with management to review and discuss the Compensation Discussion and Analysis set forth above, and based upon the review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this report.

Aerie Pharmaceuticals, Inc.
Compensation Committee
Benjamin F. McGraw, III, Pharm.D, Chair
Gerald D. Cagle, Ph.D.
Mechiel M. du Toit
Summary Compensation Table
The following table sets forth the portion of compensation paid to the NEOs that is attributable to services performed during the fiscal years ended December 31, 2017, 2016 and 2015.

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Total ($)
Vicente Anido, Jr., Ph.D.	2017	710,000	618,410	—	3,764,667	4,964,033	10,057,110
Chief Executive Officer and Chairman of the Board	2016	549,016	—	329,410	418,669	1,785,900	3,082,995
	2015	530,450	—	366,010	621,930	2,412,028	3,930,418
Richard J. Rubino	2017	402,792	235,633	—	1,211,521	1,373,050	3,222,996
Chief Financial Officer, Secretary and Treasurer	2016	387,300	—	180,000	166,900	711,968	1,446,168
	2015	375,950	—	194,554	254,036	985,195	1,809,735
Thomas A. Mitro	2017	423,308	275,150	—	1,390,468	2,534,808	4,623,734
President and Chief Operating Officer	2016	403,150	—	191,497	198,194	845,462	1,638,303
	2015	391,400	—	195,700	332,856	1,406,951	2,326,907
Casey C. Kopczynski, Ph.D.	2017	359,550	186,966	—	195,231	1,267,404	2,009,151
Chief Scientific Officer

(1)
Amounts reflected in this column represent the grant date fair value of restricted stock awards, including performance-based RSAs. The grant date fair value is measured based on the closing price of our common stock on the date of grant in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 718: Compensation—Stock Compensation (“ASC 718”).

(2)
Amounts reflected in this column represent the grant date fair value of options to purchase common stock, computed in accordance with ASC 718. The valuation methodology and assumptions used in determining such amounts are described in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on March 1, 2018.

Grants of Plan-Based Awards
The following table summarizes the awards granted to each of the NEOs during the fiscal year ended December 31, 2017.

		Estimated Future Payouts Under			All Other Stock Awards: Number of Shares of Stock or Units (2)	All Other Option Awards: Number of Securities Underlying Options (3)	Exercise or Base Price of Option Awards ($/Shares)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
		Non-Equity Incentive Plan Awards (1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Vicente Anido, Jr., Ph.D.
Performance Bonus	—	—	475,700	951,400	—	—	—	—
Stock Option Award	2/23/2017	—	—	—	—	155,528	44.25	4,964,033
Restricted Stock Award	2/23/2017	—	—	—	17,281	—	—	764,684
Performance Stock Award	7/25/2017	—	—	—	53,619	—	—	2,999,983
Richard J. Rubino
Performance Bonus	—	—	181,256	362,512	—	—	—	—
Stock Option Award	2/23/2017	—	—	—	—	43,019	44.25	1,373,050
Restricted Stock Award	2/23/2017	—	—	—	4,780	—	—	211,515
Performance Stock Award	2/23/2017	—	—	—	22,599	—	—	1,000,006
Thomas A. Mitro
Performance bonus	—	—	211,654	423,308	—	—	—	—
Stock Option Award	2/23/2017	—	—	—	—	79,418	44.25	2,534,808
Restricted Stock Award	2/23/2017	—	—	—	8,824	—	—	390,462
Performance Stock Award	2/23/2017	—	—	—	22,599	—	—	1,000,006
Casey C. Kopczynski, Ph.D.
Performance bonus	—	—	143,820	287,640	—	—	—	—
Stock Option Award	2/23/2017	—	—	—	—	39,709	44.25	1,267,404
Restricted Stock Award	2/23/2017	—	—	—	4,412	—	—	195,231

(1)	The dollar amounts set forth in the target column are calculated in accordance with the employee agreement of the respective NEO.

(2)
Represents a grant of RSAs for all our NEOs and a grant of RSAs with non-market performance conditions (“PSAs”) for Dr. Anido, Mr. Rubino and Mr. Mitro. All RSAs vest in equal annual installments over a four-year period and all PSAs vest upon the satisfaction of certain performance and service conditions.

(3)	All stock option awards have a four-year vesting schedule, vesting equally over 48 months, and have a 10-year term.

(4)	The exercise prices reflect the closing price of our stock on the grant date.

(5)
The fair value of stock awards and option awards were determined as described in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on March 1, 2018.

NEO Employment Agreements

Vicente Anido, Jr., Ph.D.
On July 25, 2017, we entered into an amended and restated employment with Dr. Anido (“Anido Agreement”) which provides for an initial term that expires July 25, 2020, with automatic extensions for successive one (1) year periods thereafter, unless either party provides written notice of non-renewal at least 180 days’ prior to the end of the then applicable term. The Anido Agreement provides for a current base salary of $710,000 and eligibility to receive a target annual bonus equal to 67% of his base salary, with the actual amount of the annual bonus to be determined by the board of directors of the Company based on achievement of the relevant performance goals.

Richard J. Rubino
On March 6, 2017, we entered into an amendment to the amended and restated employment with Mr. Rubino, effective as of December 18, 2013 (“Rubino Agreement”), pursuant to which Mr. Rubino continued to serve as our Chief Financial Officer for an initial term that expired on December 18, 2017, with automatic extensions for successive one (1) year periods thereafter unless either party provides 90 days’ notice of non-renewal. The Rubino Agreement provides that Mr. Rubino would receive an initial annual base salary of $365,000 and be eligible to receive an annual performance bonus of up to 45% of his base salary for the relevant calendar year. After an overall review of Mr. Rubino’s compensation package, on February 23, 2017, our Board approved an increase in Mr. Rubino’s base salary to $402,792. Mr. Rubino’s base salary may be increased annually at the discretion of the Board, and may be decreased only in connection with an overall reduction in executive officer salaries.

Thomas A. Mitro
On March 6, 2017, we entered into an amendment to the amended and restated employment agreement with Mr. Mitro, effective as of December 18, 2013 (“Mitro Agreement”), pursuant to which Mr. Mitro continued to serve as our President and Chief Operating Officer for an initial term that expired on December 18, 2017, with automatic extensions for successive one (1) year periods thereafter unless either party provides 90 days’ notice of non-renewal. Pursuant to the Mitro Agreement, Mr. Mitro would receive an initial annual base salary of $380,000 and is eligible to earn an annual performance bonus of up to 50% of his base salary. After an overall review of Mr. Mitro’s compensation package, on February 23, 2017, our Board approved an increase in Mr. Mitro’s base salary to $423,308. Mr. Mitro’s base salary may be increased annually at the discretion of the Board, and may be decreased only in connection with an overall reduction in executive officer salaries.

Casey C. Kopczynski, Ph.D.
On March 6, 2017, we entered into an amendment to the employment agreement with Dr. Kopczynski, dated December 18, 2013 (“Kopczynski Agreement”), pursuant to which Dr. Kopczynski continued to serve as our Chief Scientific Officer for an initial term that expired on December 18, 2017, with automatic extensions for successive one (1) year periods thereafter unless either party provides 90 days’ notice of non-renewal. The Kopczynski Agreement provides that Dr. Kopczynski would receive an initial annual base salary of $310,000 and be eligible to receive an annual performance bonus of up to 40% of his base salary for the relevant calendar year. After an overall review of Dr. Kopczynski’s compensation package, on February 23, 2017, our Board approved an increase in Dr. Kopczynski’s base salary to $359,550. Dr. Kopczynski’s base salary may be increased annually at the discretion of the Board, and may be decreased only in connection with an overall reduction in executive officer salaries.

Equity Incentive Awards

Our NEOs have historically been eligible to receive long-term equity-based incentive awards under the Aerie Pharmaceuticals, Inc. 2005 Stock Option Plan (the “2005 Plan”) and the 2013 Omnibus Incentive Plan (the “2013 Equity Plan”). At the 2015 Annual Meeting of Stockholders held on April 10, 2015, the Company’s stockholders approved the adoption of the Prior Omnibus Plan. Any remaining shares available under the 2013 Equity Plan were allocated to the Prior Omnibus Plan. While we believe that long-term equity awards are an important element of the “mix” of compensation paid to our NEOs, we do not maintain any formal grant-making policy. Instead, the Board (or the Compensation Committee) periodically reviews the total level and mix of compensation paid to each of our NEOs in order to determine the appropriate timing and amounts of long-term equity awards so as to continue to promote the alignment of our executive officers’ interests with those of our stockholders.

Vicente Anido, Jr., Ph.D. On February 23, 2017, we granted Dr. Anido an option to purchase 155,528 shares of common stock which will vest ratably on each of the 48 monthly anniversaries of February 23, 2017 such that the option will be fully vested on February 23, 2021. We also granted Dr. Anido 17,281 shares of restricted stock which will vest in four equal annual installments on the anniversaries of February 23, 2017 such that the shares of restricted stock will be fully vested on February 23, 2021. Further, on July 25, 2017, we also granted Dr. Anido 53,619 restricted stock awards with non-market performance conditions that vest upon the satisfaction of certain performance and service conditions. With respect to each of Dr. Anido’s equity awards described above, continued vesting is subject to Dr. Anido’s continued employment with (or provision of services to) us through the applicable vesting date.

Richard J. Rubino. On February 23, 2017, we granted Mr. Rubino an option to purchase 43,019 shares of common stock which will vest ratably on each of the 48 monthly anniversaries of February 23, 2017 such that the option will be fully vested on February 23, 2021. We also granted Mr. Rubino 4,780 shares of restricted stock which will vest in four equal annual installments on the anniversaries of February 23, 2017 such that the shares of restricted stock will be fully vested on February 23, 2021. Further, on February 23, 2017, we also granted Mr. Rubino 22,599 restricted stock awards with non-market performance conditions that vest upon the satisfaction of certain performance and service conditions. With respect to each of Mr. Rubino’s equity awards described above, continued vesting is subject to Mr. Rubino’s continued employment with (or provision of services to) us through the applicable vesting date.

Thomas A. Mitro. On February 23, 2017, we granted Mr. Mitro an option to purchase 79,418 shares of common stock which will vest ratably on each of the 48 monthly anniversaries of February 23, 2017 such that the option will be fully vested on February 23, 2021. We also granted Mr. Mitro 8,824 shares of restricted stock which will vest in four equal annual installments on the anniversaries of February 23, 2017 such that the shares of restricted stock will be fully vested on February 23, 2021. Further, on February 23, 2017, we also granted Mr. Mitro 22,599 restricted stock awards with non-market performance conditions that vest upon the satisfaction of certain performance and service conditions. With respect to each of Mr. Mitro’s equity awards described above, continued vesting is subject to Mr. Mitro’s continued employment with (or provision of services to) us through the applicable vesting date.

Casey C. Kopczynski, Ph.D. On February 23, 2017, we granted Dr. Kopczynski an option to purchase 39,709 shares of common stock which will vest ratably on each of the 48 monthly anniversaries of February 23, 2017 such that the option will be fully vested on February 23, 2021. We also granted Dr. Kopczynski 4,412 shares of restricted stock which will vest in four equal annual installments on the anniversaries of February 23, 2017 such that the shares of restricted stock will be fully vested on February 23, 2021. With respect to each of Dr. Kopczynski’s equity awards described above, continued vesting is subject to Dr. Kopczynski’s continued employment with (or provision of services to) us through the applicable vesting date.

The treatment of Dr. Anido’s, Mr. Rubino’s, Mr. Mitro’s and Dr. Kopczynski’s equity awards upon a termination of employment (as applicable) or a Change in Control is described below in the section entitled “—Potential Payments Upon Termination or Change in Control.”

Outstanding Equity Awards at Fiscal Year-End
The following table provides information concerning outstanding equity awards for each of our NEOs as of December 31, 2017. As of December 31, 2017, the fair market value of a share of our common stock was $59.75.

Name	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised, Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Vicente Anido, Jr., Ph.D.	123,861	—	(1)	—	2.90	3/21/2023	—		—	—		—
	922,468	—	(1)	—	3.15	9/12/2023	—		—	—		—
	281,250	18,750	(2)	—	20.70	3/13/2024	—		—	—		—
	94,297	38,828	(3)	—	28.03	2/25/2025	—		—	—		—
	68,981	81,523	(4)	—	16.69	2/24/2026	—		—	—		—
	32,402	123,126	(7)	—	44.25	2/23/2027	—		—	—		—
	—	—		—	—	—	11,094	(5)	662,867	—		—
	—	—		—	—	—	18,814	(6)	1,124,137	—		—
	—	—		—	—	—	17,281	(8)	1,032,540	—		—
	—	—		—	—	—	—		—	53,619	(9)	3,203,735
Richard J. Rubino	174,939	—	(1)	—	2.90	10/15/2022	—		—	—		—
	25,000	—	(1)	—	3.15	9/12/2023	—		—	—		—
	83,443	5,557	(2)	—	20.70	3/13/2024	—		—	—		—
	38,516	15,859	(3)	—	28.03	2/25/2025	—		—	—		—
	27,500	32,500	(4)	—	16.69	2/24/2026	—		—	—		—
	8,962	34,057	(7)	—	44.25	2/23/2027	—		—	—		—
	—	—		—	—	—	4,531	(5)	270,727	—		—
	—	—		—	—	—	7,500	(6)	448,125	—		—
	—	—		—	—	—	4,780	(8)	285,605	—		—
	—	—		—	—	—	—		—	22,599	(10)	1,350,290
Thomas A. Mitro	309,652	—	(1)	—	3.15	8/26/2023	—		—	—		—

	70,831	—	(1)	—	3.15	9/12/2023	—		—	—		—
	118,136	7,864	(2)	—	20.70	3/13/2024	—		—	—		—
	50,469	20,781	(3)	—	28.03	2/25/2025	—		—	—		—
	32,656	38,594	(4)	—	16.69	2/24/2026	—		—	—		—
	16,545	62,873	(7)	—	44.25	2/23/2027	—		—	—		—
	—	—		—	—	—	5,937	(5)	354,736	—		—
	—	—		—	—	—	8,906	(6)	532,134	—		—
	—	—		—	—	—	8,824	(8)	527,234	—		—
	—	—		—	—	—	—		—	22,599	(10)	1,350,290
Casey C. Kopczynski, Ph.D.	3,251	—	(1)	—	0.40	2/19/2008	—		—	—		—
	117,000	—	(1)	—	0.41	12/3/2009	—		—	—		—
	60,651	—	(1)	—	0.20	4/28/2011	—		—	—		—
	25,000	—	(1)	—	3.15	9/12/2023	—		—	—		—
	113,454	7,546	(2)	—	20.70	3/13/2024	—		—	—		—
	30,547	12,578	(3)	—	28.03	2/25/2025	—		—	—		—
	23,375	27,625	(4)	—	16.69	2/24/2026	—		—	—		—
	8,273	31,436	(7)	—	44.25	2/23/2027	—		—	—		—
	—	—		—	—	—	3,594	(5)	214,742	—		—
	—	—		—	—	—	6,750	(6)	403,313	—		—
	—	—		—	—	—	4,412	(8)	263,617	—		—

(1)	This option was fully vested as of December 31, 2017.

(2)	This option was granted on March 13, 2014 and became fully vested as of March 13, 2018.

(3)	This option was granted on February 25, 2015. The option vests ratably on each of the 48 successive monthly anniversaries of February 25, 2015.

(4)	This option was granted on February 24, 2016. The option vests ratably on each of the 48 successive monthly anniversaries of February 24, 2016.

(5)	These shares of restricted stock were granted on February 25, 2015 and vest in four equal annual installments on successive anniversaries of February 25, 2015.

(6)	These shares of restricted stock were granted on February 24, 2016 and vest in four equal annual installments on successive anniversaries of February 24, 2016.

(7)	This option was granted on February 23, 2017. The option vests ratably on each of the 48 successive monthly anniversaries of February 23, 2017.

(8)	These shares of restricted stock were granted on February 23, 2017 and vest in four equal annual installments on successive anniversaries of February 23, 2017.

(9)	These shares of restricted stock with non-market performance conditions were granted on July 25, 2017 and vest upon the satisfaction of certain performance and service conditions.

(10)	These shares of restricted stock with non-market performance conditions were granted on February 23, 2017 and vest upon the satisfaction of certain performance and service conditions.

Option Exercises and Stock Vested
The following table summarizes stock vested with respect to each of the NEOs during the fiscal year ended December 31, 2017:

	Stock Awards
	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Name
Vicente Anido, Jr., Ph.D.	11,818	526,492
Richard J. Rubino	4,766	212,325
Thomas A. Mitro	5,938	264,538
Casey C. Kopczynski, Ph.D.	4,047	180,294

(1)	This column represents the number of shares of stock that have vested.

(2)	The amounts in this column represent the aggregate dollar value realized upon vesting of stock.

None of our NEOs exercised any options during 2017.
Pension Benefits
We did not maintain any plan for our NEOs providing for payments or other benefits at, following, or in connection with retirement, during the fiscal year ended December 31, 2017.
Nonqualified Deferred Compensation
We did not maintain any deferred compensation plans for our NEOs for the year ended December 31, 2017.
Potential Payments Upon Termination or Change in Control

In the event of a termination of Dr. Anido’s employment by the Company without Cause (as defined in the Anido Agreement) or by Dr. Anido for Good Reason (as defined in the Anido Agreement), Dr. Anido will be entitled to, subject to his execution and delivery of an effective release of claims against the Company, (i) six months of base salary paid in a lump sum, (ii) continued payment of Dr. Anido’s base salary at the rate in effect at the time of termination for a period of six months or a period of 18 months if such termination of employment occurs within 12 months following a Change Control (as defined in the Omnibus Plan) (in each case with the payments beginning six months following the termination date), (iii) 12 months of Company-paid health insurance continuation coverage (24 months if such termination of employment occurs within 12 months following a Change in Control) less the amount payable by an active employee for such coverage and (iv) payment of the greater of (x) the target annual performance bonus for the year in which termination occurs and (y) the average of the annual performance bonuses received by Dr. Anido for the three years immediately preceding the date of termination (the payments provided under clauses (i), (ii), (iii) and (iv), collectively, the “Anido Severance Payments”). In the event Dr. Anido’s employment is terminated by the Company for Cause, or he resigns without Good Reason, Dr. Anido will not be entitled to receive any Anido Severance Payments.

With respect to each of Messrs. Rubino and Mitro and Dr. Kopczynski, in the event of a termination of the NEO’s employment by the Company without Cause (as such term is defined in the applicable NEO Employment Agreement) or by the NEO for Good Reason (as such term is defined in the applicable NEO Employment Agreement), the NEO will be entitled to, subject to his execution and delivery of an effective release of claims against the Company, (i) continued payment of the NEO’s base salary at the rate in effect at the time of termination for a period of 12 months and (ii) 12 months of Company-paid health insurance continuation coverage less the amount payable by an active employee for such coverage (the payments provided under clauses (i) and (ii), collectively, the “NEO Severance Payments”). Additionally, in the event of a termination of the NEO’s employment by the Company without Cause or by the NEO for Good Reason at any time during the twelve (12) months following a Change in Control (as defined in the Omnibus Plan), the NEO would be entitled to, subject to his execution and delivery of an effective release of claims against the Company, (i) continued payment of the NEO’s base salary at the rate in effect at the time of termination for a period of 18 months, (ii) 18 months of Company-paid health insurance continuation coverage less the amount payable by an active employee for such coverage, and (iii) an amount equal to 1.5 times the greater of (x) the target annual performance bonus for the year in which termination occurs and (y) the average of the annual performance bonuses received by the NEO for the two years immediately preceding the date of termination (the payments provided under clauses (i), (ii), and (iii), collectively, the “NEO Change in Control Severance Payments”). With respect to each of Messrs.

Rubino and Mitro and Dr. Kopczynski, in the event an NEO’s employment is terminated by the Company for Cause, or he resigns without Good Reason, the NEO will not be entitled to receive any NEO Severance Payments.

For each of our NEOs, the NEO Employment Agreement provides that in the event the NEO’s employment is terminated by the Company with or without Cause, or he resigns for or without Good Reason, unless treatment more favorable to the NEO is provided in the applicable equity plan or award agreement, he will have a post-termination exercise period of 90 days during which he may exercise the portion of his options to purchase shares of common stock of the Company that was vested as of the termination date.

Each of the NEO Employment Agreements provide that to the extent any of the payments or benefits provided or to be provided by the Company or its affiliates to the NEO pursuant to the terms of the NEO Employment Agreement or otherwise would constitute “parachute payments” (“Parachute Payments”) within the meaning of Section 280G of the Code, and would be subject to the excise tax imposed under Section 4999 of the Code (the “Excise Tax”), then such Parachute Payments will be payable either (1) in full or (2) as to such lesser amount which would result in no portion of such Parachute Payments being subject to the Excise Tax, whichever results in the NEO receiving the highest after-tax amount. If such a reduction in Parachute Payments is necessary the reduction will occur in the manner that results in the greatest economic benefit to the NEO. The NEO Employment Agreements do not provide for excise tax gross-ups.

Each of the NEO Employment Agreements provide that the NEO, during the employment term and thereafter, has an obligation of confidentiality and non-disclosure in regard to any confidential and proprietary information owned by, or received by or on behalf of, the Company or any of its affiliates. Additionally, each of the NEO Employment Agreements provides that during the employment term and for a period of 12 months thereafter, the NEO shall not, directly or indirectly, without the Company’s prior written consent (a) hire, contact, induce or solicit for employment any person who is, or within six months prior to the date of such hiring, contacting, inducing or soliciting was, an employee of the Company or any of its affiliates, or (b) induce or solicit any customer, client or vendor of, or other person having a business relationship with, the Company or any of its affiliates to terminate its relationship or otherwise cease doing business in whole or in part with the Company or any of its affiliates, or interfere with any relationship between the Company or any of its affiliates and any of their respective customers, clients, vendors or any other business contacts.
The payments and benefits to which our NEOs would be entitled in the event of certain termination of employment events, or as a result of a Change of Control, are set forth in the table below, following a description of these payments and benefits, assuming the event occurred on December 31, 2017. For this purpose, we have assumed a value of $59.75 per share of our common stock.

	Termination by Co. without Cause or by Exec. for Good Reason		Termination by Co. without Cause or by Executive for Good Reason within 12 Months Following a Change in Control
Name	Cash and Benefits ($)(1)	Value of Equity Acceleration ($)(2)	Cash and Benefits ($)(3)	Value of Equity Acceleration ($)(4)
Vicente Anido, Jr., Ph.D.	1,206,772	—	1,462,565	10,202,188
Richard J. Rubino	432,344	—	920,696	3,651,839
Thomas A. Mitro	452,860	—	997,067	5,016,755
Casey C. Kopczynski, Ph.D.	389,102	—	799,679	3,252,107

(1)	Amounts in this column represent the cash and benefits to be paid to the executive in the event of termination by the Company without Cause or by the executive for Good Reason.

(2)	Amounts in this column represent the value of equity acceleration in the event of termination by the Company without Cause or by the executive for Good Reason.

(3)	Amounts in this column represent the cash and benefits to be paid to the executive in the event of a qualifying termination occurring within 12 months following a Change in Control.

(4)	Amounts in this column represent the value of equity acceleration in the event of a qualifying termination occurring within 12 months following a Change in Control.

Treatment of Equity in the Event of a Transfer of Control. The 2005 Plan provides that in the event of a Transfer of Control, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation (or a parent or subsidiary of the successor corporation). If the successor corporation in a Transfer of Control refuses to assume or substitute for any outstanding option, the option shall fully vest and become exercisable. An option shall be considered assumed if, following the Transfer of Control, the option confers upon the holder the right to receive, in respect of each share underlying such option, the per share consideration (whether in the form of stock, cash or other securities or property) received by holders of our common stock (as of the effective date of the transaction) in the Transfer of Control, provided, however, that if such consideration received in the Transfer of Control is not solely capital stock of the successor corporation (or parent thereof), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the option, for each share subject to the option, to be solely capital stock of the successor corporation (or parent thereof) equal in fair market value to the per share consideration received by holders of our common stock in the Transfer of Control. Upon occurrence of a Transfer of Control, each outstanding option, to the extent not exercised prior to or concurrently with the Transfer of Control, shall terminate as of the effective time of the Transfer of Control, unless such option is assumed or replaced with an option to purchase shares of capital stock in the successor corporation. Notwithstanding the foregoing, if the successor corporation (or a parent or subsidiary of the successor corporation), either (a) does not offer employment to the executive on terms comparable to his then existing terms of employment (as determined by the Board) or (b) terminates the executive’s employment without cause (as such term is defined in the executive’s agreement or 2005 Plan, as applicable) within one year after the Transfer of Control, then the entire unexercisable portion of the outstanding option that would become exercisable during the twelve months following the occurrence of either of the events set forth in clauses (a) or (b) above, shall become immediately exercisable.

Treatment of Equity in the Event of a Corporate Transaction. The Prior Omnibus Plan provides that in the event of a Corporate Transaction (as defined in the Prior Omnibus Plan), all outstanding awards may (a) continue following such Corporate Transaction, which may include, in the discretion of the compensation committee, the assumption, continuation or substitution of the awards, in each case with appropriate adjustments to the number, kind of shares, and exercise prices, as applicable or (b) terminate. If the outstanding options are terminated in the event of a Corporate Transaction, the holders of vested options must be provided either (a) fifteen days to exercise their options or (b) payment (in cash or other consideration) in respect of each share covered by the option being cancelled in an amount equal to the excess of the per share price to be paid to stockholders in the Corporate Transaction over the price of the option. If the per share price to be paid to stockholders in the Corporate Transaction is less than the exercise price of the option, the options may be terminated without payment of any kind. If vested awards other than options are terminated in the event of a Corporation Transaction, the holders of such awards must be provided payment (in cash or other consideration), in respect of each share covered by such award being cancelled, of the per share price to be paid to stockholders in the Corporate Transaction. Unvested awards may be treated, at the discretion of the Compensation Committee (the “Committee”), in the same manner as described above for vested options. The Committee may also accelerate the vesting on any unvested awards and, in the case of options, provide holders of such options a reasonable opportunity to exercise the award.

Notwithstanding the foregoing, in connection with a Corporate Transaction, the Committee may, in its sole and absolute discretion, cause any of the following actions to be taken effective upon or at any time prior to the Corporate Transaction (and such action may be made contingent upon the occurrence of the Corporate Transaction): (a) cause any or all unvested options to become fully vested and immediately exercisable and/or provide holders of options a reasonable period of time prior to the Corporate Transaction to exercise their options; (b) with respect to unvested options that are terminated in connection with the Corporate Transaction, provide to holders a payment (in cash or other consideration) in respect of each share underlying the options equal to all or a portion of the excess, if any, of the per share price to be paid or distributed to stockholders in the Corporate Transaction over the exercise price of the option, which may be paid in accordance with the vesting schedule of the options as set forth in the applicable award agreement; (c) cause any or all unvested awards other than options to become fully vested and immediately exercisable or (d) with respect to unvested awards other than options that are terminated in connection with the Corporate Transaction, provide to holders a payment (in cash or other consideration), in respect of each share underlying the award, equal to all or a portion of the per share price to be paid or distributed to stockholders in the Corporate Transaction, which may be paid in accordance with the vesting schedule of the awards as set forth in the applicable award agreement.

PROPOSAL 4

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In connection with our no longer qualifying as an “emerging growth company” as defined in the JOBS Act and in accordance with Section 14A of the Exchange Act, we are asking that our stockholders to approve, on an advisory basis, the compensation of the executive officers named in the Summary Compensation Table of this proxy statement. This proposal gives our stockholders the opportunity to express their views on the compensation of our named executive officers. Stockholders also may, if they wish, abstain from casting a vote on this proposal.
In connection with this proposal, the Board of Directors encourages stockholders to review in detail the description of the compensation program for our named executive officers that is set forth in the Compensation Discussion and Analysis beginning on page 26, as well as the information contained in the compensation related tables and narrative discussion in this proxy statement.
As described in more detail in the Compensation Discussion and Analysis beginning on page 26, our overarching compensation philosophy is to pay for performance. This has been accomplished in a number of ways, including by structuring our program so that a significant portion of the ultimate amount of compensation earned by our named executive officers is earned through bonuses and an increase in the intrinsic value of equity grants. Further, our compensation program is designed to align the compensation of our named executive officers with the interests of our stockholders, and therefore provide a majority of compensation in the form of long-term equity incentives that tie our named executive officers’ compensation directly to the performance of our stock.
Although the advisory vote is non-binding, the Board of Directors values stockholders’ opinions. The Compensation Committee will review the results of the vote and consistent with our record of stockholder responsiveness, the Compensation Committee will consider stockholders’ views and take into account the outcome of the vote when considering future decisions concerning our executive compensation program.
We are asking our stockholders to indicate their support for the compensation of our named executive officers as disclosed in this proxy statement by voting "FOR" the following resolution:
“RESOLVED, that the stockholders of Aerie Pharmaceuticals, Inc. approve, on an advisory basis, the compensation paid to Aerie Pharmaceuticals, Inc.’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion in Aerie Pharmaceuticals, Inc.'s 2018 Proxy Statement.”
Vote Required
The proposal to approve, on an advisory basis, the compensation of our named executive officers requires an affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on the proposal.
Our Recommendation
THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 5

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES
ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In addition to seeking our stockholders’ advisory vote on the compensation of our named executive officers, Section 14A of the Exchange Act requires that we provide our stockholders with the opportunity to vote every six years, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory say-on-pay votes on the compensation of our named executive officers. In connection with no longer qualifying as an “emerging growth company” as defined in the JOBS Act, we are asking our stockholders to indicate, on a non-binding, advisory basis, whether they would prefer an advisory vote on compensation for our named executive officers to occur every one, two or three years. Stockholders also may, if they wish, abstain from casting a vote on this proposal.
The Board of Directors has determined that an advisory vote on the compensation of our named executive officers that occurs on an annual basis is the most appropriate frequency. Accordingly, the Board of Directors recommends that the advisory vote on the compensation of our named executive officers occur annually. The Board of Directors believes that an annual advisory say-on-pay vote will allow our stockholders to provide timely, direct input on our executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. Furthermore, an annual vote is consistent with the Company’s efforts to engage in an ongoing dialogue with our stockholders on executive compensation and corporate governance matters.
You may cast your vote by choosing the option of one year, two years, three years or abstain from voting in response to the following resolution:
“RESOLVED, that the stockholders of Aerie Pharmaceuticals, Inc. determine, on an advisory basis, whether the preferred frequency for holding an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion in the proxy statement, should be every year, every two years or every three years.”
The frequency (i.e., one year, two years or three years) that receives the highest number of votes cast by stockholders will be considered to be the stockholders' preferred frequency for the advisory vote on the compensation of our named executive officers. Although the frequency vote is an advisory one, the Compensation Committee and the Board of Directors will review the results of the vote and, consistent with our record of stockholder responsiveness, the Compensation Committee and the Board of Directors will consider stockholders’ views and take them into account in determining the frequency of future advisory votes on executive compensation.
Vote Required
The proposal for our stockholders to provide, on an advisory basis, relating to the frequency of the advisory vote on the compensation of our named executive officers will be determined based on the frequency (i.e., one year, two years or three years) that receives the highest number of votes cast by stockholders.
Our Recommendation
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF “ONE YEAR” ON THE PROPOSAL CONCERNING THE FREQUENCY OF THE ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

DIRECTOR COMPENSATION

Pursuant to the Company’s non-employee director compensation policy, each non-employee director is eligible to receive a pro-rated annual base retainer of $40,000. In addition, our non-employee directors were eligible to receive the following cash compensation for board services, as applicable:

•	The lead independent director is eligible to receive an additional annual retainer of $25,000;

•
Each member of our audit, compensation and nominating and corporate governance committees, other than the chairperson, is eligible to receive an additional annual retainer of $10,000, $7,500 and $5,000, respectively; and

•	Each chairperson of our audit, compensation and nominating and corporate governance committees is eligible to receive an additional annual retainer of $20,000, $15,000 and $10,000, respectively.

All amounts are paid in quarterly installments. We reimburse each of our directors for their travel expenses incurred in connection with their attendance at Board and committee meetings.

In addition, newly appointed non-employee directors shall be eligible to receive a one-time initial option award to purchase 25,000 shares of common stock, which will vest quarterly over a three-year period subject to the director’s continued service on the Board. Pursuant to the Company’s current non-employee director equity compensation policy, each continuing non-employee director shall be eligible to receive on the date of each annual meeting of stockholders an annual option award to purchase 10,000 shares of common stock and 1,150 shares of restricted stock, each of which will vest on the one-year anniversary of the date of grant, subject to the director’s continued service on the Board.
Director Compensation Table
The following table sets forth the compensation paid to our non-employee directors for the year ended December 31, 2017, for their service on our Board.

Name	Fees Earned or Paid in Cash	Option Awards (1)		Stock Awards (2)	Total
Gerald D. Cagle, Ph.D.	$57,500	$358,377	(3)	$60,778	$476,655
Richard Croarkin	$50,000	$358,377	(4)	$60,778	$469,155
Michael M. du Toit	$52,500	$358,377	(4)	$60,778	$471,655
Geoffrey Duyk, M.D., Ph.D.	$19,657	$—		$—	$19,657
Murray A. Goldberg	$60,000	$358,377	(3)	$60,778	$479,155
Benjamin F. McGraw, III, Pharm.D	$80,319	$358,377	(5)	$60,778	$499,474
Julie McHugh	$54,250	$358,377	(4)	$60,778	$473,405

(1)
The amounts included represent the grant date fair value of an option to purchase 10,000 shares of common stock granted on June 8, 2017 and is scheduled to vest in 12 equal installments on the monthly anniversaries of June 8, 2017, all of which was outstanding as of December 31, 2017. The grant date fair value was computed in accordance with ASC 718. The valuation assumptions used in determining such amounts are described in the notes to our audited consolidated financial statements incorporated herein by reference to our Form 10-K filed with the SEC on March 1, 2018.

(2)
The amounts included represent the grant date fair value of 1,150 shares of restricted stock granted on June 8, 2017, which is scheduled to fully vest on June 8, 2018. The grant date fair value is measured based on the closing price of our common stock on the date of grant.

(3)	In addition to the option awards granted during 2017, this director has options to purchase 61,500 shares of common stock, all of which were outstanding as of December 31, 2017.

(4)	In addition to the option awards granted during 2017, this director has options to purchase 35,000 shares of common stock, all of which were outstanding as of December 31, 2017.

(5)	In addition to the option awards granted during 2017, this director has options to purchase 45,000 shares of common stock, all of which were outstanding as of December 31, 2017.

TRANSACTIONS WITH RELATED PERSONS
Policies and Procedures for Related Person Transactions
All related person transactions are reviewed and approved by our audit committee in accordance with our related party transaction policy. This review covers any material transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant and the amount involved exceeds $120,000, and in which a related person had or will have a direct or indirect material interest, including, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. A “related person” is any person who is or was one of our executive officers, directors or director nominees or is a holder of more than 5% of our common stock, or an immediate family member of any of the foregoing or any entity owned or controlled by any of the foregoing persons. The standard applied by our audit committee seeks to ensure that any related person transaction is consistent with our related transaction policy and is on terms, taken as a whole, which are no less favorable to the Company than could be obtained in an arm’s-length transaction with an unrelated third party.
Certain Related-Person Transactions
Other than compensation arrangements with directors and executive officers, which are described under “Executive Compensation—Executive Agreements” and “Director Compensation,” we have no other related-party transactions that are subject to disclosure in accordance with our related party transaction policy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our common stock as of March 31, 2018 by:

•	our named executive officers;

•	our directors;

•	all of our executive officers and directors as a group; and

•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our common stock.

We have based our calculation of beneficial ownership on 39,503,110 shares of common stock outstanding as of March 31, 2018.

Information with respect to beneficial ownership is based upon information furnished to us by each director and executive officer and Schedules 13D or 13G filed with the SEC, as the case may be. Beneficial ownership is determined in accordance with SEC rules. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of common stock that are issuable upon the exercise of stock options or warrants that are either immediately exercisable or exercisable within 60 days of March 31, 2018, in each case with any shares of common stock issuable upon the exercise of such stock options or warrants being deemed to be outstanding and beneficially owned by the person holding such options or warrants that are either immediately exercisable or exercisable within 60 days of March 31, 2018. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as otherwise indicated, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them. The information is not necessarily indicative of beneficial ownership for any other purpose. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of Aerie Pharmaceuticals, Inc., 4301 Emperor Boulevard, Suite 400, Durham, North Carolina 27703.

	SHARES BENEFICIALLY OWNED
NAME OF BENEFICIAL OWNER	NUMBER	PERCENT
5% Stockholders
Entities affiliated with Wellington Management Company, LLP (1)	5,061,463	12.81%
Entities affiliated with Deerfield Management, L.P. (2)	5,524,375	9.99%
Entities affiliated with Foresite Capital Management (3)	3,623,191	9.17%
The Vanguard Group (4)	3,056,143	7.74%
BlackRock, Inc. (5)	2,784,539	7.05%
Entities affiliated with Adage Capital Management (6)	2,611,635	6.61%
Entities affiliated with Partner Fund (7)	2,607,211	6.60%
Executive Officers and Directors
Vicente Anido, Jr., Ph.D. (8)	1,760,997	4.28%
Richard J. Rubino (9)	818,713	2.05%
Thomas A. Mitro (10)	702,283	1.75%
Casey C. Kopczynski, Ph.D. (11)	598,097	1.50%
John W. LaRocca (12)	18,000	*
Gerald D. Cagle, Ph.D. (13)	84,717	*
Richard Croarkin (14)	47,017	*
Michael M. du Toit (15)	44,934	*
Murray A. Goldberg (16)	75,217	*
Benjamin F. McGraw, III, Pharm.D (17)	58,717	*
Julie McHugh (15)	44,934	*
All executive officers and directors as a group (11 persons)	4,253,626	10.53%

*	Represents beneficial ownership of less than 1% of our outstanding common stock.

(1)
The information concerning entities affiliated with Wellington Management Company LLP is based solely upon a Schedule 13G/A filed with the SEC on February 8, 2018. The address of Wellington Management Company LLP is 280 Congress Street, Boston, Massachusetts 02210.

(2)
Consists of (a) 484,055 shares of common stock and (b) 5,040,320 shares of common stock underlying convertible notes held by Deerfield Partners, L.P., Deerfield International Master Fund, L.P., Deerfield Special Situations Fund, L.P. and Deerfield Private Design Fund III, L.P., of which Deerfield Management Company, L.P. is the general partner. The information concerning entities affiliated with Deerfield Management, L.P. is based solely upon a Schedule 13G/A filed with the SEC on February 14, 2018. The provisions of the convertible notes beneficially owned by the reporting person restrict the conversion of such securities to the extent that, upon such exercise or conversion, the number of shares then beneficially owned by the holder and any other person or entities with which such holder would constitute a Section 13(d) “group” would exceed 9.985% of the total number of shares of the Company then outstanding (the “Ownership Cap”). Accordingly, notwithstanding the number of shares reported on the Schedule 13G/A, the reporting persons disclaim beneficial ownership of such shares underlying the convertible notes to the extent beneficial ownership of such shares would cause all reporting persons thereunder, in the aggregate, to exceed the Ownership Cap. The address of Deerfield Management, L.P. is 780 Third Avenue, 37th Floor, New York, New York 10017.

(3)
The information concerning entities affiliated with Foresite Capital Management is based solely upon a Schedule 13G/A filed with the SEC on February 13, 2018. The address of Foresite Capital Management is 600 Montgomery Street, Suite 4500, San Francisco, California 94111.

(4)
The information concerning The Vanguard Group is based solely upon a Schedule 13G filed with the SEC on February 8, 2018. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(5)
The information concerning BlackRock, Inc. is based solely upon a Schedule 13G/A filed with the SEC on January 29, 2018. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(6)
The information concerning entities affiliated with Adage Capital Management is based solely upon a Schedule 13G/A filed with the SEC on February 13, 2018. The address of Adage Capital Partners, L.P. is 200 Clarendon Street, 52nd floor, Boston, Massachusetts 02116.

(7)
The information concerning entities affiliated with Partner Fund is based solely upon a Schedule 13G/A filed with the SEC on February 14, 2018. The address of Partner Fund is 4 Embarcadero Center, Suite 3500, San Francisco, California 94111.

(8)
Consists of (a) 112,478 shares of common stock, (b) 53,619 shares of unvested performance restricted stock and (c) 1,594,900 shares of common stock issuable upon exercise of options exercisable within 60 days after March 31, 2018.

(9)
Consists of (a) 412,802 shares of common stock, (b) 22,599 shares of unvested performance restricted stock and (c) 383,312 shares of common stock issuable upon exercise of options exercisable within 60 days after March 31, 2018.

(10)
Consists of (a) 46,820 shares of common stock, (b) 22,599 shares of unvested performance restricted stock and (c) 632,864 shares of common stock issuable upon exercise of options exercisable within 60 days after March 31, 2018.

(11)
Consists of (a) 193,061 shares of common stock, (b) 402,036 shares of common stock issuable upon exercise of options exercisable within 60 days after March 31, 2018 and (c) 3,000 shares of common stock issuable upon exercise of warrants exercisable within 60 days after March 31, 2018.

(12)	Consists of 18,000 shares of common stock.

(13)	Consists of (a) 14,050 shares of common stock and (b) 70,667 shares of common stock issuable upon exercise of options exercisable within 60 days after March 31, 2018.

(14)	Consists of (a) 2,850 shares of common stock and (b) 44,167 shares of common stock issuable upon exercise of options exercisable within 60 days after March 31, 2018.

(15)	Consists of (a) 2,850 shares of common stock and (b) 42,084 shares of common stock issuable upon exercise of options exercisable within 60 days after March 31, 2018.

(16)	Consists of (a) 4,550 shares of common stock and (b) 70,667 shares of common stock issuable upon exercise of options exercisable within 60 days after March 31, 2018.

(17)	Consists of (a) 4,550 shares of common stock and (b) 54,167 shares of common stock issuable upon exercise of options exercisable within 60 days after March 31, 2018.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent (10%) of our common stock, to report to the SEC their initial ownership of our common stock and any subsequent changes in that ownership. Specific due dates for these reports have been established by the SEC and we are required to disclose in this proxy statement any late filings or failures to file.

Based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2017, all Section 16(a) filing requirements during that fiscal year were met.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
For aggregate information on our equity compensation plans in effect as of December 31, 2017, please refer to Proposal 2 beginning on page 16.
STOCKHOLDER PROPOSALS AND NOMINATIONS
Stockholder proposals should be addressed to our Secretary, c/o Aerie Pharmaceuticals, Inc., 4301 Emperor Boulevard, Suite 400, Durham, North Carolina 27703.

If you wish to submit a proposal to be considered for inclusion in our proxy statement for the 2019 Annual Meeting of Stockholders, we must receive the proposal on or before December 28, 2018 pursuant to the proxy soliciting regulations of the SEC. However, if the date of the 2019 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2019 Annual Meeting of Stockholders. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy card for such meeting any stockholder proposal which does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Exchange Act.

Our amended and restated by-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to the Board. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting, which notice must contain specific information required by Article I of our amended and restated by-laws.

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (a) the 90th day prior to such annual meeting and (b) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2019 Annual Meeting of Stockholders, the required notice must be received by our corporate secretary at the address set forth above no earlier than February 7, 2019 and no later than March 9, 2019.

OTHER MATTERS

As of the time of preparation of this proxy statement, neither the Board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this proxy statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

AVAILABILITY OF CERTAIN DOCUMENTS

We will mail without charge, upon written request, a copy of our 2017 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, excluding exhibits. Requests can be made by email, sendmaterial@proxyvote.com, or by a written request addressed to our Secretary, c/o Aerie Pharmaceuticals, Inc., 4301 Emperor Boulevard, Suite 400, Durham, North Carolina 27703. Please include your control number with your request.

Stockholders residing in the same household who hold their stock through a broker, bank or other nominee may receive only one copy of the Notice and, if applicable, one set of proxy materials in accordance with a notice sent earlier by their broker, bank or other nominee. This practice will continue unless instructions to the contrary are received by the broker, bank or other nominee from one or more of the stockholders within the household. We will promptly deliver a separate copy of the Notice or set of proxy materials, as the case may be, if you make a written or oral request to our corporate secretary at the address above, or by calling (919) 237-5300.

If you hold your shares in “street name” and reside in a household that received only one copy of the Notice and, if applicable, one set of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your broker, bank or other nominee. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your broker, bank or other nominee.

By Order of the Board of Directors

Richard J. Rubino
Chief Financial Officer, Secretary and Treasurer

Aerie Pharmaceuticals, Inc. 4301 Emperor Boulevard, Suite 400 Durham, North Carolina 27703
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

		For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR ALL for the following proposal:		All	All	Except
1. Election of Directors		☐	☐	☐

Nominees
01 M. du Toit	02 M. Goldberg
The Board of Directors recommends you vote FOR the following proposal:						For	Against		Abstain

2. To approve the amendment and restatement of the Aerie Pharmaceuticals, Inc. Amended and Restated Omnibus Incentive Plan as the Aerie Pharmaceuticals, Inc. Second Amended and Restated Omnibus Incentive Plan to increase the number of shares issuable under the plan by 4,500,000
						☐	☐		☐
3. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.						☐	☐		☐
4. The Board of Directors recommends you vote FOR the following proposal: To approve, by a non-binding vote, the compensation of our named executive officers (“say-on-pay”)						☐	☐		☐
						1 year	2 years	3 years	Abstain
5. The Board of Directors recommends you vote for 1 YEAR on the following proposal: To vote, by a non-binding vote, to hold a say-on-pay vote every one year, every two years or every three years.						☐	☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)	Date

0000318180_2 R1.0.1.15

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report (including the Form 10-K), Notice & Proxy Statement are available at www.proxyvote.com.
— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — —

AERIE PHARMACEUTICALS, INC. Annual Meeting of Stockholders June 7, 2018 8:00 A.M. Eastern Time

This proxy is solicited by the Board of Directors

The undersigned appoints Vicente Anido, Jr. and Richard J. Rubino, or either of them, as proxies, with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Aerie Pharmaceuticals, Inc. (the “Company”), to be held on Thursday, June 7, 2018, at 8:00 A.M. Eastern Time, at The St. Regis New York, located at Two East 55th Street, New York, New York 10022 and at any adjournments or postponements of the Annual Meeting, and to vote on behalf of the undersigned as specified in this Proxy all the shares of common stock of the Company that the undersigned would be entitled to vote if personally present, upon the matters referred to on the reverse side hereof, and, in their sole discretion, upon any other business as may properly come before the Annual Meeting. The undersigned acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such Annual Meeting.

This Proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this Proxy will be voted in accordance with the Board of Directors’ recommendations, which are set forth on the reverse side hereof.

The votes entitled to be cast by the undersigned will be cast in the discretion of the persons named herein on any other matter that may properly come before the Annual Meeting and any adjournment or postponement thereof.

Continued and to be signed on reverse side

0000318180_2 R1.0.1.15

9755749.8

A copy of the Aerie Pharmaceuticals, Inc. Second Amended & Restated Omnibus Incentive Plan is furnished herein this Appendix.

AERIE PHARMACEUTICALS, INC.
SECOND AMENDED AND RESTATED
OMNIBUS INCENTIVE PLAN
(Effective as of February 8, 2018)

1.	Purpose.
The purpose of the Plan is to assist the Company with attracting, retaining, incentivizing and motivating officers and employees of, consultants to, and non-employee directors providing services to, the Company and its Subsidiaries and Affiliates and to promote the success of the Company’s business by providing such participating individuals with a proprietary interest in the performance of the Company. The Company believes that this incentive program will cause participating officers, employees, consultants and non-employee directors to increase their interest in the welfare of the Company, its Subsidiaries and Affiliates and to align those interests with those of the stockholders of the Company, its Subsidiaries and Affiliates.

2.	Definitions. For purposes of the Plan:
2.1.“Adjustment Event” shall have the meaning ascribed to such term in Section 12.1.
2.2.“Affiliate” shall mean with respect to any entity, any entity that the Company, either directly or indirectly through one or more intermediaries, is in common control with, is controlled by or controls, each within the meaning of the Securities Act.
2.3.“Award” means, individually or collectively, a grant of an Option, Restricted Stock, a Restricted Stock Unit, a Stock Appreciation Right, a Performance Award, a Dividend Equivalent Right, a Share Award or any or all of them.
2.4.“Award Agreement” means a written or electronic agreement between the Company and a Participant evidencing the grant of an Award and setting forth the terms and conditions thereof.
2.5.“Board” means the Board of Directors of the Company.
2.6.“Cause” means, with respect to the Termination of a Participant by the Company or any Subsidiary of the Company that employs such individual or to which the Participant performs services (or by the Company on behalf of any such Subsidiary), such Participant’s (i) indictment for, conviction of or entering a plea of guilty or nolo contendere to a crime constituting a felony or his or her willful violation of any applicable law (other than a traffic violation or other offense or violation outside of the course of employment or services to the Company or its Subsidiaries which does not adversely affect the Company and its Subsidiaries or its reputation or the ability of the Participant to perform his or her employment-related duties or services or to represent the Company or any Subsidiary of the Company that employs such Participant or to which the Participant performs services), (ii) being or having been engaged in conduct constituting breach of fiduciary duty, willful misconduct or negligence relating to the Company or any of its Subsidiaries or the performance of the Participant’s duties, (iii) willful failure to (A) follow a reasonable and lawful directive of the Company or of the Subsidiary at which the Participant is employed or provides services, or of the Board, or (B) comply with any written rules, regulations, policies or procedures of the Company or a Subsidiary at which the Participant is employed or to which the Participant provides services which, if not complied with, would reasonably be expected to have more than a de minimis adverse effect on the business or financial condition of the Company or any of its Subsidiaries, (iv) failure to reasonably cooperate, following a request to do so by the Company, in any internal or governmental investigation of the Company or any of its Subsidiaries or (v) material breach of any written covenant or agreement with the Company or any of its Subsidiaries not to disclose any information pertaining to the Company or such Subsidiary or not to compete or interfere with the Company or such Subsidiary; provided, that, in the case of any Participant who, as of the date of determination, is party to an effective services, severance or employment agreement with the Company or any Subsidiary, “Cause” shall have the meaning, if any, specified in such agreement.
2.7. “Change in Control” means the occurrence of any of the following:
(a)An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any Person, immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the Company’s then-outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred pursuant to this Section 2.7(a), the acquisition of Voting Securities in a Non-Control Acquisition (as hereinafter defined) shall not constitute a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person the majority of the voting power, voting equity securities or equity interest of which is owned, directly or indirectly, by the Company (for purposes of this definition, a “Related Entity”), (ii) the Company or any Related Entity or (iii) any Person in connection with a Non-Control Transaction (as hereinafter defined);
(b)The individuals who, as of the Effective Date are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Proxy Contest;
(c)The consummation of:
(i)A merger, consolidation or reorganization (x) with or into the Company or (y) in which securities of the Company are issued (a “Merger”), unless such Merger is a Non-Control Transaction. A “Non-Control Transaction” shall mean a Merger in which:
(A)the stockholders of the Company immediately before such Merger own directly or indirectly immediately following such Merger at least a majority of the combined voting power of the outstanding voting securities of (1) the corporation resulting from such Merger (the “Surviving Corporation”), if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly, by another Person (a “Parent Corporation”), or (2) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;
(B)the individuals who were members of the Board immediately prior to the execution of the agreement providing for such Merger constitute at least a majority of the members of the board of directors of (1) the Surviving Corporation, if there is no Parent Corporation, or (2) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; and
(C)no Person other than (1) the Company or another corporation that is a party to the agreement of Merger, (2) any Related Entity, (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to the Merger, was maintained by the Company or any Related Entity or (4) any Person who, immediately prior to the Merger, had Beneficial Ownership of Voting Securities representing more than fifty percent (50%) of the combined voting power of the Company’s then-outstanding Voting Securities, has Beneficial Ownership, directly or indirectly, of fifty percent (50%) or more of the combined voting power of the outstanding voting securities of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;
(ii)A complete liquidation or dissolution of the Company; or
(iii)The sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person (other than (x) a transfer to a Related Entity or (y) the distribution to the Company’s stockholders of the stock of a Related Entity or any other assets).
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person; provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company and, after such acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities and such Beneficial Ownership increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.
2.8.“Code” means the Internal Revenue Code of 1986, as amended.
2.9. “Committee” means the Committee which administers the Plan as provided in Section 3.
2.10.“Company” means Aerie Pharmaceuticals, Inc., a Delaware corporation, or any successor thereto.
2.11.“Consultant” means any consultant or advisor, other than an Employee or Director, who is a natural person and who renders services to the Company or a Subsidiary that (a) are not in connection with the offer and sale of the

Company’s securities in a capital raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.
2.12.“Corporate Transaction” means (a) a merger, consolidation, reorganization, recapitalization or other transaction or event having a similar effect on the Company’s capital stock or (b) a liquidation or dissolution of the Company. For the avoidance of doubt, a Corporate Transaction may be a transaction that is also a Change in Control.
2.13.“Covered Employee” means, for any Performance Cycle:
(a)an Employee who
(i)as of the beginning of the Performance Cycle is an officer subject to Section 16 of the Exchange Act, and
(ii)prior to determining Performance Objectives for the Performance Cycle pursuant to Section 9, the Committee designates as a Covered Employee for that Performance Cycle; provided that, if the Committee does not make the designation in clause (ii) for a Performance Cycle, all Employees described in clause (i) shall be deemed to be Covered Employees for purposes of this Plan, and
(b) any other Employee that the Committee designates as a Covered Employee for that Performance Cycle.
2.14.“Director” means a member of the Board.
2.15.“Disability” means, with respect to a Participant, a permanent and total disability as defined in Code Section 22(e)(3). A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Participant shall submit to any reasonable examination(s) required by such physician upon request. Notwithstanding the foregoing provisions of this Section 2.15, in the event any Award is considered to be “deferred compensation” as that term is defined under Section 409A and the terms of the Award are such that the definition of “disability” is required to comply with the requirements of Section 409A then, in lieu of the foregoing definition, the definition of “Disability” for purposes of such Award shall mean, with respect to a Participant, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.
2.16.“Division” means any of the operating units or divisions of the Company designated as a Division by the Committee.
2.17.“Dividend Equivalent Right” means a right to receive cash or Shares based on the value of dividends that are paid with respect to Shares.
2.18.“Effective Date” shall have the meaning ascribed to such term in Section 15.
2.19.“Eligible Individual” means any Employee, Director or Consultant.
2.20.“Employee” means any individual performing services for the Company or a Subsidiary and designated as an employee of the Company or the Subsidiary on its payroll records. An Employee shall not include any individual during any period he or she is classified or treated by the Company or Subsidiary as an independent contractor, a consultant or an employee of an employment, consulting or temporary agency or any other entity other than the Company or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified, as a common-law employee of the Company or Subsidiary during such period. An individual shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or any Subsidiary, or between the Company and any Subsidiaries.
2.21.“Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.22.“Fair Market Value” on any date means:
(a)if the Shares are listed for trading on a national securities exchange, the closing price at the close of the primary trading session of the Shares on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as officially quoted in the consolidated tape of transactions on such exchange or such other source as the Committee deems reliable for the applicable date, or if there has been no such closing price of the Shares on such date, on the next preceding date on which there was such a closing price;
(b)if the Shares are not listed for trading on a national securities exchange, the fair market value of the Shares as determined in good faith by the Committee, and, if applicable, in accordance with Sections 409 and 422 of the Code.

Notwithstanding the foregoing, with respect to Awards granted in connection with an Initial Public Offering, if any, unless the Committee determines otherwise, Fair Market Value shall mean the price at which Shares are offered to the public by the underwriters in the Initial Public Offering.
2.23. “Incentive Stock Option” means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.
2.24. “Initial Public Offering” means the consummation of the first public offering of Shares pursuant to a registration statement (other than a Form S-8 or successor forms) filed with, and declared effective by, the United States Securities and Exchange Commission
2.25. “Nonemployee Director” means a Director of the Board who is a “nonemployee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act.
2.26.“Nonqualified Stock Option” means an Option which is not an Incentive Stock Option.
2.27.“Option” means a Nonqualified Stock Option or an Incentive Stock Option.
2.28.“Option Price” means the price at which a Share may be purchased pursuant to an Option.
2.29.“Outside Director” means a Director of the Board who is an “outside director” within the meaning of Section 162(m).
2.30.“Parent” means any corporation which is a “parent corporation” (within the meaning of Section 424(e) of the Code) with respect to the Company.
2.31.“Participant” means an Eligible Individual to whom an Award has been granted under the Plan.
2.32.“Performance Awards” means Performance Share Units, Performance Units, Performance-Based Restricted Stock or any or all of them.
2.33.“Performance-Based Compensation” means any Award that, pursuant to Section 14.3, is intended to constitute “performance based compensation” within the meaning of Section 162(m).
2.34.“Performance-Based Restricted Stock” means Shares issued or transferred to an Eligible Individual under Section 9.2.
2.35.“Performance Cycle” means the time period specified by the Committee at the time Performance Awards are granted during which the performance of the Company, a Subsidiary or a Division will be measured.
2.36.“Performance Objectives” means the objectives set forth in Section 9.3 for the purpose of determining, either alone or together with other conditions, the degree of payout and/or vesting of Performance Awards.
2.37.“Performance Share Units” means Performance Share Units granted to an Eligible Individual under Section 9.1(b).
2.38.“Performance Units” means Performance Units granted to an Eligible Individual under Section 9.1(a).
2.39.“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) of the Exchange Act.
2.40.“Plan” means this Aerie Pharmaceuticals, Inc. Second Amended and Restated Omnibus Incentive Plan, as amended from time to time.
2.41.“Plan Termination Date” means the date that is ten (10) years after the Restatement Effective Date, unless the Plan is earlier terminated by the Board pursuant to Section 16 hereof.
2.42.“Restatement Effective Date” shall have the meaning ascribed to such term in Section 15.
2.43.“Restricted Stock” means Shares issued or transferred to an Eligible Individual pursuant to Section 8.1.
2.44.“Restricted Stock Units” means rights granted to an Eligible Individual under Section 8.2 representing a number of hypothetical Shares.
2.45.“Section 162(m)” means Section 162(m) of Code, and all regulations, guidance, and other interpretative authority issued thereunder.
2.46.“Section 409A” means Section 409A of Code, and all regulations, guidance, and other interpretative authority issued thereunder.

2.47.“Securities Act” means the Securities Act of 1933, as amended.
2.48.“Share Award” means an Award of Shares granted pursuant to Section 10.
2.49.“Shares” means the common stock, par value $0.01 per share, of the Company and any other securities into which such shares are changed or for which such shares are exchanged.
2.50.“Stock Appreciation Right” means a right to receive all or some portion of the increase, if any, in the value of the Shares as provided in Section 6 hereof.
2.51.“Subsidiary” means (a) except as provided in subsection (b) below, any corporation which is a subsidiary corporation within the meaning of Section 424(f) of the Code with respect to the Company and (b) in relation to the eligibility to receive Awards other than Incentive Stock Options and continued employment or the provision of services for purposes of Awards (unless the Committee determines otherwise), any entity, whether or not incorporated, in which the Company directly or indirectly owns at least twenty-five percent (25%) of the outstanding equity or other ownership interests.
2.52.“Ten-Percent Shareholder” means an Eligible Individual who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary.
2.53.“Termination”, “Terminated” or “Terminates” shall mean (a) with respect to a Participant who is an Employee, the date such Participant ceases to be employed by the Company and its Subsidiaries, (b) with respect to a Participant who is a Consultant, the date such Participant ceases to provide services to the Company and its Subsidiaries or (c) with respect to a Participant who is a Director, the date such Participant ceases to be a Director, in each case, for any reason whatsoever (including by reason of death, Disability or adjudicated incompetency). Unless otherwise set forth in an Award Agreement, (a) if a Participant is both an Employee and a Director and terminates as an Employee but remains as a Director, the Participant will be deemed to have continued in employment without interruption and shall be deemed to have Terminated upon ceasing to be a Director and (b) if a Participant who is an Employee or a Director ceases to provide services in such capacity and becomes a Consultant, the Participant will thereupon be deemed to have been Terminated.

3.	Administration.
3.1.Committee. The Plan shall be administered by a Committee appointed by the Board. The Committee shall consist of at least two (2) Directors of the Board and may consist of the entire Board; provided, however, that (a) if the Committee consists of less than the entire Board, then, with respect to any Award granted to an Eligible Individual who is subject to Section 16 of the Exchange Act, the Committee shall consist of at least two (2) Directors of the Board, each of whom shall be a Nonemployee Director and (b) to the extent necessary for any Award intended to qualify as Performance-Based Compensation to so qualify, the Committee shall consist of at least two (2) Directors of the Board, each of whom shall be an Outside Director. For purposes of the preceding sentence, if one or more members of the Committee is not a Nonemployee Director or an Outside Director but recuses himself or herself or abstains from voting with respect to a particular action taken by the Committee, then the Committee, with respect to that action, shall be deemed to consist only of the members of the Committee who have not recused themselves or abstained from voting.
3.2.Meetings; Procedure. The Committee shall hold meetings when it deems necessary and shall keep minutes of its meetings. The acts of a majority of the total membership of the Committee at any meeting, or the acts approved in writing by all of its members, shall be the acts of the Committee. All decisions and determinations by the Committee in the exercise of its powers hereunder shall be final, binding and conclusive upon the Company, its Subsidiaries, the Participants and all other Persons having any interest therein.
3.3.Board Reservation and Delegation.
(a)Except to the extent necessary for any Award intended to qualify as Performance-Based Compensation to so qualify, the Board may, in its discretion, reserve to itself or exercise any or all of the authority and responsibility of the Committee hereunder. To the extent the Board has reserved to itself or exercises the authority and responsibility of the Committee, the Board shall be deemed to be acting as the Committee for purposes of the Plan and references to the Committee in the Plan shall be to the Board.
(b)Subject to applicable law, the Board or the Committee may delegate, in whole or in part, any of the authority of the Committee hereunder (subject to such limits as may be determined by the Board) to any individual or committee of individuals (who need not be Directors), including without limitation the authority to make Awards to Eligible Individuals who are not officers or directors of the Company or any of its Subsidiaries and who are not subject to Section 16 of the Exchange Act. To the extent that the Board or Committee delegates any such authority to make

Awards as provided by this Section 3.2(b), all references in the Plan to the Committee’s authority to make Awards and determinations with respect thereto shall be deemed to include the Board’s or Committee’s delegate, as applicable.
3.4.Committee Powers. Subject to the express terms and conditions set forth herein, the Committee shall have all of the powers necessary to enable it to carry out its duties under the Plan, including, without limitation, the power from time to time to:
(a)determine those Eligible Individuals to whom Awards shall be granted under the Plan and determine the number of Shares or amount of cash in respect of which each Award is granted, prescribe the terms and conditions (which need not be identical) of each such Award, including, (i) in the case of Options, the exercise price per Share and the duration of the Option and (ii) in the case of Stock Appreciation Rights, the Base Price per Share and the duration of the Stock Appreciation Right, and make any amendment or modification to any Agreement consistent with the terms of the Plan;
(b)construe and interpret the Plan and the Awards granted hereunder, establish, amend and revoke rules, regulations and guidelines as it deems are necessary or appropriate for the administration of the Plan, including, but not limited to, correcting any defect, supplying any omission or reconciling any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem necessary or advisable, including so that the Plan and the operation of the Plan comply with Rule 16b-3 under the Exchange Act, the Code to the extent applicable and other applicable law, and otherwise make the Plan fully effective;
(c)determine the duration and purposes for leaves of absence which may be granted to a Participant on an individual basis without constituting a Termination for purposes of the Plan;
(d)cancel, with the consent of the Participant, outstanding Awards or as otherwise permitted under the terms of the Plan;
(e)exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and
(f)generally, exercise such powers and perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.
3.5.Non-Uniform Determinations. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among Persons who receive, or are eligible to receive, Awards (whether or not such Persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Agreements, as to the Eligible Individuals to receive Awards under the Plan and the terms and provision of Awards under the Plan.
3.6.Non-U.S. Employees. Notwithstanding anything herein to the contrary, with respect to Participants working outside the United States, the Committee may determine the terms and conditions of Awards and make such adjustments to the terms thereof as are necessary or advisable to fulfill the purposes of the Plan taking into account matters of local law or practice, including tax and securities laws of jurisdictions outside the United States.
3.7.Indemnification. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan or any transaction hereunder. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering the Plan or in authorizing or denying authorization to any transaction hereunder.
3.8.No Repricing of Options or Stock Appreciation Rights. The Committee shall have no authority to (i) make any adjustment (other than in connection with an Adjustment Event, a Corporate Transaction or other transaction where an adjustment is permitted or required under the terms of the Plan) or amendment, and no such adjustment or amendment shall be made, that reduces or would have the effect of reducing the exercise price of an Option or Stock Appreciation Right previously granted under the Plan, whether through amendment, cancellation or replacement grants or other means, or (ii) cancel for cash or other consideration any Option whose Option Price is greater than the then Fair Market Value of a Share or Stock Appreciation Right whose Base Price is greater than the then Fair Market Value of a Share unless, in either case the Company’s stockholders shall have approved such adjustment, amendment or cancellation.

4.	Stock Subject to the Plan; Grant Limitations.
4.1.Aggregate Number of Shares Authorized for Issuance. Subject to any adjustment as provided in the Plan, the maximum number of Shares that may issued pursuant to Awards granted under the Plan shall not exceed 10,229,068, no more than 10,229,068 of which may be issued upon the exercise of Incentive Stock Options. The Shares to be issued under the Plan may be, in whole or in part, authorized but unissued Shares or issued Shares which shall have been reacquired by the Company and held by it as treasury shares.
4.2.Individual Participant Limit. With respect to Awards granted on or after the Restatement Effective Date, (a) the aggregate number of Shares that may be the subject of Options, Stock Appreciation Rights, Performance-Based Restricted Stock and Performance Share Units granted to an Eligible Individual in any calendar year may not exceed 1,200,000 and (b) the maximum dollar amount of cash or the Fair Market Value of Shares that any individual may receive in any calendar year in respect of Performance Units may not exceed $5,000,000.
4.3.Calculating Shares Available. If an Award or any portion thereof (i) expires or otherwise terminates without all of the Shares covered by such Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than Shares), such expiration, termination or settlement will not reduce (or otherwise offset) the number of Shares that may be available for issuance under the Plan. If any Shares issued pursuant to an Award are forfeited and returned back to or reacquired by the Company because of the failure to meet a contingency or condition required to vest such Shares in the Participant, then the Shares that are forfeited or reacquired will again become available for issuance under the Plan. Any Shares tendered or withheld (i) to pay the Option Price of an Option granted under this Plan or (ii) to satisfy tax withholding obligations associated with an Award granted under this Plan, shall become available again for issuance under this Plan.

5.	Stock Options.
5.1.Authority of Committee. The Committee may grant Options to Eligible Individuals in accordance with the Plan, the terms and conditions of the grant of which shall be set forth in an Award Agreement. Incentive Stock Options may be granted only to Eligible Individuals who are employees of the Company or any of its Subsidiaries on the date the Incentive Stock Option is granted. Options shall be subject to the following terms and provisions:
5.2.Option Price. The Option Price or the manner in which the exercise price is to be determined for Shares under each Option shall be determined by the Committee and set forth in the Award Agreement; provided, however, that the exercise price per Share under each Option shall not be less than the greater of (i) the par value of a Share and (ii) 100% of the Fair Market Value of a Share on the date the Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder).
5.3.Maximum Duration. Options granted hereunder shall be for such term as the Committee shall determine; provided, however, that an Incentive Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder) and a Nonqualified Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted; provided, further, however, that unless the Committee provides otherwise (i) an Option (other than an Incentive Stock Option) may, upon the death of the Participant prior to the expiration of the Option, be exercised for up to one (1) year following the date of the Participant’s death, even if such period extends beyond ten (10) years from the date the Option is granted and (ii) if, at the time an Option (other than an Incentive Stock Option) would otherwise expire at the end of its term, the exercise of the Option is prohibited by applicable law or the Company’s insider trading policy, the term shall be extended until thirty (30) days after the prohibition no longer applies. The Committee may, subsequent to the granting of any Option, extend the period within which the Option may be exercised (including following a Participant’s Termination), but in no event shall the period be extended to a date that is later than the earlier of the latest date on which the Option could have been exercised and the 10th anniversary of the date of grant of the Option, except as otherwise provided herein in this Section 5.3.
5.4.Vesting. The Committee shall determine and set forth in the applicable Award Agreement the time or times at which an Option shall become vested and exercisable. To the extent not exercised, vested installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at any time.
5.5.Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date of the grant) of Shares with respect to which Incentive Stock Options granted under the Plan and “incentive stock options” (within the meaning of Section 422 of the Code) granted under all other plans of the Company or its Subsidiaries (in either case determined without regard to this Section 5.5) are exercisable by a Participant for the first time during any calendar year exceeds $100,000, such Incentive Stock Options shall be treated as Nonqualified Stock Options. In applying the limitation in the preceding sentence in the case of multiple Option grants, unless otherwise required by applicable law, Options which were intended to be Incentive Stock Options shall be treated as Nonqualified Stock Options according to the order in which they were granted such that the most recently granted Options are first treated as Nonqualified Stock Options.
5.6.Method of Exercise. The exercise of an Option shall be made only by giving notice in the form and to the Person designated by the Company, specifying the number of Shares to be exercised and, to the extent applicable, accompanied by payment therefor and otherwise in accordance with the Award Agreement pursuant to which the Option was granted. The Option Price for any Shares purchased pursuant to the exercise of an Option shall be paid in any of, or any combination of, the following forms: (a) cash or its equivalent (e.g., a check) or (b) if permitted by the Committee, the transfer, either actually or by attestation, to the Company of Shares that have been held by the Participant for at least six (6) months (or such lesser period as may be permitted by the Committee) prior to the exercise of the Option, such transfer to be upon such terms and conditions as determined by the Committee or (c) in the form of other property as determined by the Committee. In addition, (a) the Committee may provide for the payment of the Option Price through Share withholding as a result of which the number of Shares issued upon exercise of an Option would be reduced by a number of Shares having a Fair Market Value equal to the Option Price and (b) an Option may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures that are, from time to time, deemed acceptable by the Committee. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded down to the nearest number of whole Shares.
5.7.Rights of Participants. No Participant shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (a) the Option shall have been exercised pursuant to the terms thereof, (b) the Company shall have issued and delivered Shares (whether or not certificated) to the Participant, a securities broker acting on behalf of the Participant or such other nominee of the Participant and (c) the Participant’s name, or the name of his or her broker or other nominee, shall have been entered as a shareholder of record on the books of the Company. Thereupon, the Participant shall have full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Award Agreement.
5.8.Effect of Change in Control. Any specific terms applicable to an Option in the event of a Change in Control and not otherwise provided in the Plan shall be set forth in the applicable Award Agreement.

6.	Stock Appreciation Rights.
Grant. The Committee may grant Stock Appreciation Rights to Eligible Individuals in accordance with the Plan, the terms and conditions of which shall be set forth in an Award Agreement. A Stock Appreciation Right may be granted (a) at any time if unrelated to an Option or (b) if related to an Option, either at the time of grant or at any time thereafter during the term of the Option. Awards of Stock Appreciation Rights shall be subject to the following terms and provisions.
6.1.Terms; Duration. Stock Appreciation Rights shall contain such terms and conditions as to exercisability, vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years; provided, however, that unless the Committee provides otherwise (i) a Stock Appreciation Right may, upon the death of the Participant prior to the expiration of the Award, be exercised for up to one (1) year following the date of the Participant’s death even if such period extends beyond ten (10) years from the date the Stock Appreciation Right is granted and (ii) if, at the time a Stock Appreciation Right would otherwise expire at the end of its term, the exercise of the Stock Appreciation Right is prohibited by applicable law or the Company’s insider trading policy, the term shall be extended until thirty (30) days after the prohibition no longer applies. The Committee may, subsequent to the granting of any Stock Appreciation Right, extend the period within which the Stock Appreciation Right may be exercised (including following a Participant’s Termination), but in no event shall the period be extended to a date that is later than the earlier of the latest date on which the Stock Appreciation Right could have been exercised and the 10th anniversary of the date of grant of the Stock Appreciation Right, except as otherwise provided herein in this Section 6.2.
6.2.Vesting. The Committee shall determine and set forth in the applicable Award Agreement the time or times at which a Stock Appreciation Right shall become vested and exercisable. To the extent not exercised, vested installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Stock Appreciation Right expires. The Committee may accelerate the exercisability of any Stock Appreciation Right or portion thereof at any time.
6.3.Amount Payable. Upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a Share on the last business day preceding the date of exercise of such Stock Appreciation Right over the Fair Market Value of a Share on the date the Stock Appreciation Right was granted (the “Base Price”) by (ii) the number of Shares as to which the Stock Appreciation Right is being exercised (the “SAR Payment Amount”). Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Award Agreement evidencing the Stock Appreciation Right at the time it is granted.
6.4.Method of Exercise. Stock Appreciation Rights shall be exercised by a Participant only by giving notice in the form and to the Person designated by the Company, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised.

6.5.Form of Payment. Payment of the SAR Payment Amount may be made in the discretion of the Committee solely in whole Shares having an aggregate Fair Market Value equal to the SAR Payment Amount, solely in cash or in a combination of cash and Shares. If the Committee decides to make full payment in Shares and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash.
6.6.Effect of Change in Control. Any specific terms applicable to a Stock Appreciation Right in the event of a Change in Control and not otherwise provided in the Plan shall be set forth in the applicable Award Agreement.

7.	Dividend Equivalent Rights.
The Committee may grant Dividend Equivalent Rights, either in tandem with an Award or as a separate Award, to Eligible Individuals in accordance with the Plan. The terms and conditions applicable to each Dividend Equivalent Right shall be specified in the Award Agreement evidencing the Award. Amounts payable in respect of Dividend Equivalent Rights may be payable currently or, may be, deferred until the lapsing of restrictions on such Dividend Equivalent Rights or until the vesting, exercise, payment, settlement or other lapse of restrictions on the Award to which the Dividend Equivalent Rights relate; provided, however, that a Dividend Equivalent Right granted in tandem with another Award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Awards with respect to which such dividends are payable. In the event that the amount payable in respect of Dividend Equivalent Rights is to be deferred, the Committee shall determine whether such amount is to be held in cash or reinvested in Shares or deemed (notionally) to be reinvested in Shares. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or multiple installments, as determined by the Committee.

8.	Restricted Stock; Restricted Stock Units.
8.1.Restricted Stock. The Committee may grant Awards of Restricted Stock to Eligible Individuals in accordance with the Plan, the terms and conditions of which shall be set forth in an Award Agreement. Each Award Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine and (without limiting the generality of the foregoing) such Award Agreements may require that an appropriate legend be placed on Share certificates. With respect to Shares in a book entry account in a Participant’s name, the Committee may cause appropriate stop transfer instructions to be delivered to the account custodian, administrator or the Company’s corporate secretary as determined by the Committee in its sole discretion. Awards of Restricted Stock shall be subject to the following terms and provisions:
(a)Rights of Participant. Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Participant as soon as reasonably practicable after the Award is granted provided that the Participant has executed an Award Agreement evidencing the Award (which, in the case of an electronically distributed Award Agreement, shall be deemed to have been executed by an acknowledgement of receipt or in such other manner as the Committee may prescribe) and any other documents which the Committee may require as a condition to the issuance of such Shares. At the discretion of the Committee, Shares issued in connection with an Award of Restricted Stock may be held in escrow by an agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise and as set forth in the Award Agreement, upon the issuance of the Shares, the Participant shall have all of the rights of a shareholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.
(b)Terms and Conditions. Each Award Agreement shall specify the number of Shares of Restricted Stock to which it relates, the conditions which must be satisfied in order for the Restricted Stock to vest and the circumstances under which the Award will be forfeited.
(c)Delivery of Shares. Upon the lapse of the restrictions on Shares of Restricted Stock, the Committee shall cause a stock certificate or evidence of book entry Shares to be delivered to the Participant with respect to such Shares of Restricted Stock, free of all restrictions hereunder.
(d)Treatment of Dividends. At the time an Award of Restricted Stock is granted, the Committee may, in its discretion, determine that the payment to the Participant of dividends, or a specified portion thereof, declared or paid on such Shares by the Company shall be (i) deferred until the lapsing of the restrictions imposed upon such Shares and (ii) held by the Company for the account of the Participant until such time; provided, however, that a dividend payable in respect of Restricted Stock that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock with respect to which such dividends are payable. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Shares of Restricted Stock) or held in cash. Payment of deferred dividends in respect of Shares of Restricted Stock (whether held in cash or as additional Shares of Restricted Stock), shall be made upon the lapsing of restrictions imposed on the Shares in respect of which the deferred dividends were paid, and any dividends deferred in respect of any Shares of Restricted Stock shall be forfeited upon the forfeiture of such Shares.
(e)Effect of Change in Control. Any specific terms applicable to Restricted Stock in the event of a Change in Control and not otherwise provided in the Plan shall be set forth in the applicable Award Agreement.
8.2.Restricted Stock Unit Awards. The Committee may grant Awards of Restricted Stock Units to Eligible Individuals in accordance with the Plan, the terms and conditions of which shall be set forth in an Award Agreement. Each such Award Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine. Awards of Restricted Stock Units shall be subject to the following terms and provisions:
(a)Payment of Awards. Each Restricted Stock Unit shall represent the right of the Participant to receive one Share upon vesting of the Restricted Stock Unit or on any later date specified by the Committee; provided, however, that the Committee may provide for the settlement of Restricted Stock Units in cash equal to the Fair Market Value of the Shares that would otherwise be delivered to the Participant (determined as of the date of the Shares would have been delivered), or a combination of cash and Shares. The Committee may, at the time a Restricted Stock Unit is granted, provide a limitation on the amount payable in respect of each Restricted Stock Unit.
(b)Effect of Change in Control. Any specific terms applicable to Restricted Stock Units in the event of a Change in Control and not otherwise provided in the Plan shall be set forth in the applicable Award Agreement.

9.	Performance Awards.
9.1.Performance Units and Performance Share Units. The Committee may grant Awards of Performance Units and/or Performance Share Units to Eligible Individuals in accordance with the Plan, the terms and conditions of which shall be set forth in an Award Agreement. Awards of Performance Units and Performance Share Units shall be subject to the following terms and provisions:
(a)Performance Units. Performance Units shall be denominated in a specified dollar amount and, contingent upon the attainment of specified Performance Objectives within the Performance Cycle and such other vesting conditions as may be determined by the Committee (including without limitation, a continued employment requirement following the end of the applicable Performance Cycle), represent the right to receive payment as provided in Sections 9.1(c) and (d) of the specified dollar amount or a percentage or multiple of the specified dollar amount depending on the level of Performance Objective attained. The Committee may at the time a Performance Unit is granted specify a maximum amount payable in respect of a vested Performance Unit.
(b)Performance Share Units. Performance Share Units shall be denominated in Shares and, contingent upon the attainment of specified Performance Objectives within the Performance Cycle and such other vesting conditions as may be determined by the Committee, (including without limitation, a continued employment requirement following the end of the applicable Performance Cycle), represent the right to receive payment as provided in Sections 9.1(c) and (d) of the Fair Market Value of a Share on the date the Performance Share Unit became vested or any other date specified by the Committee. The Committee may at the time a Performance Share Unit is granted specify a maximum amount payable in respect of a vested Performance Share Unit.
(c)Terms and Conditions; Vesting and Forfeiture. Each Award Agreement shall specify the number of Performance Units or Performance Share Units to which it relates, the Performance Objectives and other conditions which must be satisfied in order for the of Performance Units or Performance Share Units to vest and the Performance Cycle within which such Performance Objectives must be satisfied and the circumstances under which the Award will be forfeited; provided, however, that no Performance Cycle for Performance Units or Performance Share Units shall be less than one (1) year.
(d)Payment of Awards. Subject to Section 9.3(c), payment to Participants in respect of vested Performance Share Units and Performance Units shall be made as soon as practicable after the last day of the Performance Cycle to which such Award relates or at such other time or times as the Committee may determine that the Award has become vested. Such payments may be made entirely in Shares valued at their Fair Market Value, entirely in cash or in such combination of Shares and cash as the Committee in its discretion shall determine at any time prior to such payment.
9.2.Performance-Based Restricted Stock. The Committee, may grant Awards of Performance-Based Restricted Stock to Eligible Individuals in accordance with the Plan, the terms and conditions of which shall be set forth in an Award Agreement. Each Award Agreement may require that an appropriate legend be placed on Share certificates. With respect to Shares in a book entry account in a Participant’s name, the Committee may cause appropriate stop transfer instructions to be delivered to the account custodian, administrator or the Company’s corporate secretary as determined by the Committee in its sole discretion. Awards of Performance-Based Restricted Stock shall be subject to the following terms and provisions:
(a)Rights of Participant. Performance-Based Restricted Stock shall be issued in the name of the Participant as soon as reasonably practicable after the Award is granted or at such other time or times as the Committee may determine; provided, however, that no Performance-Based Restricted Stock shall be issued until the Participant has executed an Award Agreement evidencing the Award (which, in the case of an electronically distributed Award Agreement, shall be deemed to have been executed by an acknowledgement of receipt or in such other manner as the Committee may prescribe), and any other documents which the Committee may require as a condition to the issuance of such Performance-Based Restricted Stock. At the discretion of the Committee, Shares issued in connection with an Award of Performance-Based Restricted Stock may be held in escrow by an agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise and as set forth in the Award Agreement, upon issuance of the Shares, the Participant shall have all of the rights of a shareholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.
(b)Terms and Conditions. Each Award Agreement shall specify the number of Shares of Performance-Based Restricted Stock to which it relates, the Performance Objectives and other conditions which must be satisfied in order for the Performance-Based Restricted Stock to vest, the Performance Cycle within which such Performance Objectives must be satisfied and the circumstances under which the Award will be forfeited; provided, however, that no Performance Cycle for Performance-Based Restricted Stock shall be less than one (1) year.
(c)Treatment of Dividends. At the time the Award of Performance-Based Restricted Stock is granted, the Committee may, in its discretion, determine that the payment to the Participant of dividends, or a specified portion thereof, declared or paid on Shares represented by such Award which have been issued by the Company to the Participant shall be (i) deferred until the lapsing of the restrictions imposed upon such Performance-Based Restricted Stock and (ii) held by the Company for the account of the Participant until such time; provided, however, that a dividend payable in respect of Performance-Based Restricted Stock shall be subject to restrictions and risk of forfeiture to the same extent as the Performance-Based Restricted Stock with respect to which such dividends are payable. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Shares of Performance-Based Restricted Stock) or held in cash. Payment of deferred dividends in respect of Shares of Performance-Based Restricted Stock (whether held in cash or in additional Shares of Performance-Based Restricted Stock) shall be made upon the lapsing of restrictions imposed on the Performance-Based Restricted Stock in respect of which the deferred dividends were paid, and any dividends deferred in respect of any Performance-Based Restricted Stock shall be forfeited upon the forfeiture of such Performance-Based Restricted Stock.
(d)Delivery of Shares. Upon the lapse of the restrictions on Shares of Performance-Based Restricted Stock awarded hereunder, the Committee shall cause a stock certificate or evidence of book entry Shares to be delivered to the Participant with respect to such Shares, free of all restrictions hereunder.
9.3.Performance Objectives.
(a)Establishment. With respect to any Performance Awards intended to constitute Performance-Based Compensation, Performance Objectives for Performance Awards may be expressed in terms of (i) earnings per share; (ii) operating income; (iii) return on equity or assets; (iv) cash flow; (v) net cash flow; (vi) cash flow from operations; (vii) EBITDA; (viii) increased revenues; (ix) revenue ratios; (x) cost reductions; (xi) cost ratios; (xii) overall revenue or sales growth; (xiii) expense reduction or management; (xiv) market position; (xv) total shareholder return; (xvi) return on investment; (xvii) earnings before interest and taxes (EBIT); (xviii) net income; (xix) return on net assets; (xx) economic value added; (xxi) shareholder value added; (xxii) cash flow return on investment; (xxiii) net operating profit; (xxiv) net operating profit after tax; (xxv) return on capital; (xxvi) return on invested capital; (xxvii) entry into an agreement or arrangement with a third party for the development or commercialization of the Company’s product candidates; (xxviii) initiation or completion of a clinical trial; (xxiv) achievement of product development or commercialization milestone; (xxx) submission of regulatory filings or obtaining regulatory approval; or (xxxi) any combination of the foregoing. With respect to Performance Awards not intended to constitute Performance-Based Compensation, Performance Objectives may be based on any of the foregoing or any other performance criteria as may be established by the Committee. Performance Objectives may be in respect of the performance of the Company, any of its Subsidiaries, any of its Divisions or any combination thereof. Performance Objectives may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. In the case of a Performance Award which is intended to constitute Performance-Based Compensation, the Performance Objectives with respect to a Performance Cycle shall be established in writing by the Committee by the earlier of (i) the date on which a quarter of the Performance Cycle has elapsed and (ii) the date which is ninety (90) days after the commencement of the Performance Cycle and in any event while the performance relating to the Performance Objectives remains substantially uncertain.

(b)Effect of Certain Events. The Committee may, at the time the Performance Objectives in respect of a Performance Award are established, provide for the manner in which performance will be measured against the Performance Objectives to reflect the impact of specified events, including any one or more of the following with respect to the Performance Period (i) the gain, loss, income or expense resulting from changes in accounting principles or tax laws that become effective during the Performance Period; (ii) the gain, loss, income or expense reported publicly by the Company with respect to the Performance Period that are extraordinary or unusual in nature or infrequent in occurrence; (iii) the gains or losses resulting from and the direct expenses incurred in connection with, the disposition of a business, or the sale of investments or non-core assets; (iv) the gain or loss from all or certain claims and/or litigation and all or certain insurance recoveries relating to claims or litigation; or (v) the impact of investments or acquisitions made during the year or, to the extent provided by the Committee, any prior year. The events may relate to the Company as a whole or to any part of the Company’s business or operations, as determined by the Committee at the time the Performance Objectives are established. Any adjustments based on the effect of certain events are to be determined in accordance with generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Committee and, in respect of Performance Awards intended to constitute Performance-Based Compensation, such adjustments shall be permitted only to the extent permitted under Section 162(m) without adversely affecting the treatment of any Performance Award as Performance-Based Compensation.
(c)Determination of Performance. Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any Performance Award, the Committee shall certify in writing that the applicable Performance Objectives have been satisfied to the extent necessary for such Award to qualify as Performance-Based Compensation. In respect of a Performance Award, the Committee may, in its sole discretion, reduce the amount of cash paid or number of Shares to be issued or that have been issued and that become vested or on which restrictions lapse. The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to any Performance Award intended to constitute Performance-Based Compensation if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Awards to fail to qualify as Performance-Based Compensation.
(d)Effect of Change in Control. Any specific terms applicable to a Performance Award in the event of a Change in Control and not otherwise provided in the Plan shall be set forth in the applicable Award Agreement.

10.	Share Awards.
The Committee may grant a Share Award to any Eligible Individual on such terms and conditions as the Committee may determine in its sole discretion. Share Awards may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Company. Any dividend payable in respect of a Share Award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Share Award with respect to which such dividends are payable.

11.	Effect of Termination of Employment; Transferability.

11.1.Termination.    The Award Agreement evidencing the grant of each Award shall set forth the terms and conditions applicable to such Award upon Termination, which shall be as the Committee may, in its discretion, determine at the time the Award is granted or at anytime thereafter.
11.2.Transferability of Awards and Shares.
(a)Non-Transferability of Awards. Except as set forth in Section 11.2(c) or (d) or as otherwise permitted by the Committee and as set forth in the applicable Award Agreement, either at the time of grant or at anytime thereafter, no Award shall be (i) sold, transferred or otherwise disposed of, (ii) pledged or otherwise hypothecated or (iii) subject to attachment, execution or levy of any kind; and any purported transfer, pledge, hypothecation, attachment, execution or levy in violation of this Section 11.2 shall be null and void.
(b)Restrictions on Shares. The Committee may impose such restrictions on any Shares acquired by a Participant under the Plan as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, restrictions under the requirements of any stock exchange or market upon which such Shares are then listed or traded and restrictions under any blue sky or state securities laws applicable to such Shares.

(c)Transfers By Will or by Laws of Descent or Distribution. Any Award may be transferred by will or by the laws of descent or distribution; provided, however, that (i) any transferred Award will be subject to all of the same terms and conditions as provided in the Plan and the applicable Award Agreement; and (ii) the Participant’s estate or beneficiary appointed in accordance with this Section 11.2(c) will remain liable for any withholding tax that may be imposed by any federal, state or local tax authority.
(d)Beneficiary Designation. To the extent permitted by applicable law, the Company may from time to time permit each Participant to name one or more individuals (each, a “Beneficiary”) to whom any benefit under the Plan is to be paid or who may exercise any rights of the Participant under any Award granted under the Plan in the event of the Participant’s death before he or she receives any or all of such benefit or exercises such Award. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation or if any such designation is not effective under applicable law as determined by the Committee, benefits under Awards remaining unpaid at the Participant’s death and rights to be exercised following the Participant’s death shall be paid to or exercised by the Participant’s estate.

12.	Adjustment upon Changes in Capitalization.
12.1.In the event that (a) the outstanding Shares are changed into or exchanged for a different number or kind of shares of stock or other securities or other equity interests of the Company or another corporation or entity, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, substitution or other similar corporate event or transaction or (b) there is an extraordinary dividend or distribution by the Company in respect of its Shares or other capital stock or securities convertible into capital stock in cash, securities or other property (any event described in (a) or (b), an “Adjustment Event”), the Committee shall determine the appropriate adjustments (if any) to (i) the maximum number and kind of shares of stock or other securities or other equity interests as to which Awards may be granted under the Plan (including the individual participant limits set forth in in Section 4.2)), (ii) the maximum number and class of Shares or other stock or securities that may be issued upon exercise of Incentive Stock Options, (iii) the number and kind of Shares or other securities covered by any or all outstanding Awards that have been granted under the Plan, (iv) the Option Price of outstanding Options and the Base Price of outstanding Stock Appreciation Rights, and (v) the Performance Objectives applicable to outstanding Performance Awards.
12.2.Any such adjustment in the Shares or other stock or securities (a) subject to outstanding Incentive Stock Options (including any adjustments in the exercise price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code, (b) subject to outstanding Awards that are intended to qualify as Performance-Based Compensation shall be made in such a manner as not to adversely affect the treatment of the Awards as Performance-Based Compensation and (c) with respect to any Award that is not subject to Section 409A, in a manner that would not subject the Award to Section 409A and, with respect to any Award that is subject to Section 409A, in a manner that complies with Section 409A and all regulations and other guidance issued thereunder.
12.3.If, by reason of an Adjustment Event, pursuant to an Award, a Participant shall be entitled to, or shall be entitled to exercise an Award with respect to, new, additional or different shares of stock or securities of the Company or any other corporation, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Award, prior to such Adjustment Event.

13.	Effect of Certain Transactions.
13.1.Except as otherwise provided in the applicable Award Agreement, in connection a Corporate Transaction, either:
(a)outstanding Awards shall, unless otherwise provided in connection with the Corporate Transaction, continue following the Corporate Transaction and shall be adjusted if and as provided for in the agreement or plan (in the case of a liquidation or dissolution) entered into or adopted in connection with the Corporate Transaction (the “Transaction Agreement”), which may include, in the sole discretion of the Committee or the parties to the Corporate Transaction, the assumption or continuation of such Awards by, or the substitution for such Awards of new awards of, the surviving, successor or resulting entity, or a parent or subsidiary thereof, with such adjustments as to the number and kind of shares or other securities or property subject to such new awards, exercise prices and other terms of such new awards as the Committee or the parties to the Corporate Transaction shall agree, or
(b)outstanding Awards shall terminate upon the consummation of the Corporate Transaction; provided, however, that vested Awards shall not be terminated without:

i.in the case of vested Options and Stock Appreciation Rights (including those Options and Stock Appreciation Rights that would become vested upon the consummation of the Corporate Transaction), (1) providing the holders of affected Options and Stock Appreciation Rights a period of at least fifteen (15) calendar days prior to the date of the consummation of the Corporate Transaction to exercise the Options and Stock Appreciation Rights, or (2) providing the holders of affected Options and Stock Appreciation Rights payment (in cash or other consideration upon or immediately following the consummation of the Corporate Transaction, or, to the extent permitted by Section 409A, on a deferred basis) in respect of each Share covered by the Option or Stock Appreciation Rights being cancelled an amount equal to the excess, if any, of the per Share price to be paid or distributed to stockholders in the Corporate Transaction (the value of any non-cash consideration to be determined by the Committee in good faith) over the Option Price of the Option or the Base Price of the Stock Appreciation Rights, or
ii.in the case vested Awards other than Options or Stock Appreciation Rights (including those Awards that would become vested upon the consummation of the Corporate Transaction), providing the holders of affected Awards payment (in cash or other consideration upon or immediately following the consummation of the Corporate Transaction, or, to the extent permitted by Section 409A, on a deferred basis) in respect of each Share covered by the Award being cancelled of the per Share price to be paid or distributed to stockholders in the Corporate Transaction, in each case with the value of any non-cash consideration to be determined by the Committee in good faith.
(c)For the avoidance of doubt, if the amount determined pursuant to clause (b)(i)(2) above is zero or less, the affected Option or Stock Appreciation Rights may be terminated without any payment therefor.
13.2.Without limiting the generality of the foregoing or being construed as requiring any such action, in connection with any such Corporate Transaction the Committee may, in its sole and absolute discretion, cause any of the following actions to be taken effective upon or at any time prior to any Corporate Transaction (and any such action may be made contingent upon the occurrence of the Corporate Transaction):
(a)cause any or all unvested Options and Stock Appreciation Rights to become fully vested and immediately exercisable (as applicable) and/or provide the holders of such Options and Stock Appreciation Rights a reasonable period of time prior to the date of the consummation of the Corporate Transaction to exercise the Options and Stock Appreciation Rights;
(b)with respect to unvested Options and Stock Appreciation Rights that are terminated in connection with the Corporate Transaction, provide to the holders thereof a payment (in cash and/or other consideration) in respect of each Share covered by the Option or Stock Appreciation Right being terminated in an amount equal to all or a portion of the excess, if any, of the per Share price to be paid or distributed to stockholders in the Corporate Transaction (the value of any non-cash consideration to be determined by the Committee in good faith) over the exercise price of the Option or the Base Price of the Stock Appreciation Right, which may be paid in accordance with the vesting schedule of the Award as set forth in the applicable Award Agreement, upon the consummation of the Corporate Transaction or, to the extent permitted by Section 409A, at such other time or times as the Committee may determine;
(c)with respect to unvested Awards (other than Options or Stock Appreciation Rights) that are terminated in connection with the Corporate Transaction, provide to the holders thereof a payment (in cash and/or other consideration) in respect of each Share covered by the Award being terminated in an amount equal to all or a portion of the per Share price to be paid or distributed to stockholders in the Corporate Transaction (the value of any non-cash consideration to be determined by the Committee in good faith), which may be paid in accordance with the vesting schedule of the Award as set forth in the applicable Award Agreement, upon the consummation of the Corporate Transaction or, to the extent permitted by Section 409A, at such other time or times as the Committee may determine.
(d)For the avoidance of doubt, if the amount determined pursuant to clause (b) above is zero or less, the affected Option or Stock Appreciation Rights may be terminated without any payment therefor.
13.3.Notwithstanding anything to the contrary in this Plan or any Agreement,
(a)the Committee may, in its sole discretion, provide in the Transaction Agreement or otherwise for different treatment for different Awards or Awards held by different Participants and, where alternative treatment is available for a Participant’s Awards, may allow the Participant to choose which treatment shall apply to such Participant's Awards;
(b)any action permitted under this Section 13 may be taken without the need for the consent of any Participant. To the extent a Corporate Transaction also constitutes an Adjustment Event and action is taken pursuant to this Section 13 with respect to an outstanding Award, such action shall conclusively determine the treatment of such

Award in connection with such Corporate Transaction notwithstanding any provision of the Plan to the contrary (including Section 12).
(c)to the extent the Committee chooses to make payments to affected Participants pursuant to Section 13.1(b)(i)(2) or (ii) or Section 13.2(b) or (c) above, any Participant who has not returned any letter of transmittal or similar acknowledgment that the Committee requires be signed in connection with such payment within the time period established by the Committee for returning any such letter or similar acknowledgement shall forfeit his or her right to any payment and his or her associated Awards may be cancelled without any payment therefor.

14.	Interpretation.
14.1.Section 16 Compliance. The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Award Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.
14.2.Compliance with Section 409A. All Awards granted under the Plan are intended either not to be subject to Section 409A or, if subject to Section 409A, to be administered, operated and construed in compliance with Section 409A and all regulations and other guidance issued thereunder. Notwithstanding this or any other provision of the Plan to the contrary, the Committee may amend the Plan or any Award granted hereunder in any manner or take any other action that it determines, in its sole discretion, is necessary, appropriate or advisable (including replacing any Award) to cause the Plan or any Award granted hereunder to comply with Section 409A and all regulations and other guidance issued thereunder or to not be subject to Section 409A. Any such action, once taken, shall be deemed to be effective from the earliest date necessary to avoid a violation of Section 409A and shall be final, binding and conclusive on all Eligible Individuals and other individuals having or claiming any right or interest under the Plan.
14.3.Section 162(m). Performance-Based Compensation Awards. Unless otherwise determined by the Committee at the time of grant, each Performance Award granted to an Eligible Individual who is also a Covered Employee, and each Option and Stock Appreciation Right (whether or not granted to a Covered Employee), is intended to constitute Performance-Based Compensation. If any provision of the Plan or any Award Agreement relating to an Award that is intended to constitute Performance-Based Compensation does not comply or is inconsistent with Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements and, in the case of any Performance Award, no provision of the Plan or any Award Agreement shall be deemed to confer upon the Committee any discretion to increase the amount of compensation otherwise payable in connection with any such Award upon the attainment of the Performance Objectives.

15.	Effective Date and Term.
The Plan was effective as of October 22, 2013 (the “Effective Date”), the date it was initially adopted by the Board. This second amended and restated Plan shall be effective as of February 8, 2018 (the “Restatement Effective Date”), subject to the approval of the Company’s stockholders within twelve (12) months after the Restatement Effective Date. The Plan shall terminate on the Plan Termination Date and no Award shall be granted after that date. The applicable terms of the Plan and any terms and conditions applicable to Awards granted prior to the Plan Termination Date shall survive the termination of the Plan and continue to apply to such Awards.

16.	Plan Termination and Amendment of the Plan; Modification of Awards.
16.1.Plan Amendment or Plan Termination. The Board may earlier terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:
(a)no such amendment, modification, suspension or termination shall materially impair or materially and adversely alter any Awards theretofore granted under the Plan, except with the consent of the Participant, nor shall any amendment, modification, suspension or termination deprive any Participant of any Shares which he or she may have acquired through or as a result of the Plan; and
(b)to the extent necessary under any applicable law, regulation or exchange requirement or as provided in Section 3.8, no other amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law, regulation or exchange requirement.
16.2.Modification of Awards. No modification of an Award shall adversely alter or impair any rights or obligations under the Award without the consent of the Participant.

17.	Non-Exclusivity of the Plan.
The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

18.	Limitation of Liability.
As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:
(a)give any person any right to be granted an Award other than at the sole discretion of the Committee;
(b)limit in any way the right of the Company or any of its Subsidiaries to terminate the employment of or the provision of services by any person at any time;
(c)be evidence of any agreement or understanding, express or implied, that the Company will pay any person at any particular rate of compensation or for any particular period of time; or
(d)be evidence of any agreement or understanding, express or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

19.	Regulations and Other Approvals; Governing Law.
19.1.Governing Law. Except as to matters of federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles thereof.
19.2.Compliance with Law.
(a)The obligation of the Company to sell or deliver Shares with respect to Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.
(b)The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain for Eligible Individuals granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.
(c)Each grant of an Award and the issuance of Shares or other settlement of the Award is subject to compliance with all applicable federal, state and foreign law. Further, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any federal, state or foreign law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Shares, no Awards shall be or shall be deemed to be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions that are not acceptable to the Committee. Any person exercising an Option or receiving Shares in connection with any other Award shall make such representations and agreements and furnish such information as the Board or Committee may request to assure compliance with the foregoing or any other applicable legal requirements.
19.3.Transfers of Plan Acquired Shares. Notwithstanding anything contained in the Plan or any Award Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations promulgated thereunder. The Committee may require any individual receiving Shares pursuant to an Award granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under the Securities Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately amended or have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid.

20.	Miscellaneous.
20.1.Award Agreements. Each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed on behalf of the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking Awards as the Committee may provide. If required by the Committee, an Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company.
20.2.Forfeiture Events; Clawback. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, clawback or recoupment upon the occurrence of certain specified events or as required by law, in addition to any otherwise applicable forfeiture provisions that apply to the Award.
20.3.Multiple Agreements. The terms of each Award may differ from other Awards granted under the Plan at the same time or at some other time. The Committee may also grant more than one Award to a given Eligible Individual during the term of the Plan, either in addition to or, subject to Section 3.8, in substitution for one or more Awards previously granted to that Eligible Individual.
20.4.Withholding of Taxes. The Company or any of its Subsidiaries may withhold from any payment of cash or Shares to a Participant or other Person under the Plan an amount sufficient to cover any withholding taxes which may become required with respect to such payment or take any other action it deems necessary to satisfy any income or other tax withholding requirements as a result of the grant, exercise, vesting or settlement of any Award under the Plan. The Company or any of its Subsidiaries shall have the right to require the payment of any such taxes or to withhold from wages or other amounts otherwise payable to a Participant or other Person, and require that the Participant or other Person furnish all information deemed necessary by the Company or any of its Subsidiaries to meet any tax reporting obligation as a condition to exercise or before making any payment or the issuance or release of any Shares pursuant to an Award. If the Participant or other Person shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or other Person or to take such other action as may be necessary to satisfy such withholding obligations. If specified in an Award Agreement at the time of grant or otherwise approved by the Committee, a Participant may, in satisfaction of his or her obligation to pay withholding taxes in connection with the exercise, vesting or other settlement of an Award, elect to (i) make a cash payment to the Company, (ii) have withheld a portion of the Shares then issuable to him or her or (iii) deliver Shares owned by the Participant prior to the exercise, vesting or other settlement of an Award, in each case having an aggregate Fair Market Value equal to the withholding taxes. To the extent that Shares are used to satisfy withholding obligations of a Participant pursuant to this Section 20.4 (whether previously-owned Shares or Shares withheld from an Award), they may only be used to satisfy the minimum tax withholding required by law (or such other amount as will not have any adverse accounting impact as determined by the Committee).
20.5.Disposition of ISO Shares. If a Participant makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Participant pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Participant pursuant to such exercise, the Participant shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office
20.6.Plan Unfunded. The Plan shall be unfunded. Except for reserving a sufficient number of authorized Shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure payment of any Award granted under the Plan.